                              AMENDED AND RESTATED
                           LOAN AND SECURITY AGREEMENT
                             DATED FEBRUARY 5, 2004
                                     BETWEEN

          PINNACLE TOWERS INC. AND ANY OTHER BORROWER OR BORROWERS THAT
                            MAY BECOME A PARTY HERETO
                                  AS BORROWERS

                                       AND

                                TOWERS FINCO LLC
                                    AS LENDER

                            ------------------------

================================================================================

                               TABLE OF CONTENTS

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                              AMENDED AND RESTATED
                           LOAN AND SECURITY AGREEMENT

                 This AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this
"LOAN AGREEMENT") is dated as of February 5, 2004, and entered into by and between PINNACLE TOWERS INC., a Delaware corporation ("PTI"), and the other
BORROWER OR BORROWERS that may become a party hereto (collectively, "BORROWERS", and individually, each a "BORROWER"), and TOWERS FINCO LLC, a Delaware limited liability company (together with its successors and assigns, "LENDER").

                                    RECITALS

                 WHEREAS, PTI entered into that certain Sixth Amended and
Restated Credit Agreement with Bank of America, N.A., as Administrative Agent, and the lenders set forth therein (collectively, the "EXISTING LENDERS"), dated as of October 31, 2002 (as amended through the date hereof, the "EXISTING CREDIT
AGREEMENT") pursuant to the terms of which the Existing Lenders advanced certain funds (the "EXISTING INDEBTEDNESS") to PTI, or Affiliates of PTI;

                 WHEREAS, Lender has (i) succeeded to the rights and obligations of the Existing Lenders under the Existing Credit Agreement, and (ii) has become the Administrative Agent thereunder, all pursuant to the terms of the Existing
Credit Agreement;

                 WHEREAS, PTI and Lender have agreed to (i) combine and
consolidate the Existing Indebtedness, (ii) modify the terms and conditions of the Existing Indebtedness, and (iii), effective upon the admission of the additional Borrowers as contemplated pursuant to Section 2.3, provide for one additional advance in an amount (the "INCREASED INDEBTEDNESS") such that the
Principal Amount of the Loan as of the Closing Date will be $418,000,000 pursuant to the terms hereof;

                 WHEREAS, to secure the additional obligations under the
Increased Indebtedness, the Borrowers have agreed to deliver the certain additional collateral to Lender pursuant to the terms hereof;

                 WHEREAS, the Borrowers and Lender intend these recitals to be a material part of this Agreement;

                 WHEREAS, all things necessary to make this Agreement the valid and legally binding obligation of the Borrowers in accordance with its terms, for the uses and purposes herein set forth, have been done and performed.

                 NOW THEREFORE, to evidence and secure the payment of the
principal of, Yield Maintenance (if any) and interest on the indebtedness under the Existing Credit Agreement and the Increased Indebtedness and all other obligations, liabilities or sums due or to become due pursuant to the Loan
Documents, the Borrowers and Lender have executed and delivered this Agreement and the Borrowers and Lender by these presents and by the execution and delivery hereof do hereby irrevocably agree as follows:

                 The terms, covenants and provisions of the Existing Credit
Agreement as herein modified, amended and restated are hereby modified, ratified and confirmed in all respects by the Borrowers and the terms, covenants and provisions of the Existing Credit Agreement are hereby modified, amended and restated so that henceforth, the terms, covenants and provisions of this
Agreement shall supersede the terms, covenants and provisions of the Existing
Credit Agreement and the terms, covenants and provisions of the Existing Credit
Agreement shall read the same as the following text:

                 NOW, THEREFORE, in consideration of the premises and the
agreements, provisions and covenants herein contained, the Borrowers and Lender agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

SECTION 1.1 CERTAIN DEFINED TERMS. The terms defined below are used in this Loan
Agreement as so defined. Terms defined in the preamble and recitals to this Loan
Agreement are used in this Loan Agreement as so defined.

        "ACCEPTABLE MANAGER" means Global Signal Services LLC or, upon receipt of a Rating Confirmation, another reputable management company reasonably acceptable to Lender with experience managing properties similar to the
Properties.

        "ACCOUNT COLLATERAL" means all of the Borrowers' right, title and interest in and to the Accounts, the Reserves, all monies and amounts which may from time to time be on deposit therein, all monies, checks, notes, instruments, documents, deposits, and credits from time to time in the possession of Lender representing or evidencing such Accounts and Reserves and all earnings and investments held therein and proceeds thereof.

        "ACCOUNTS" means, collectively, the Deposit Account, the Lock Box
Account, the SubAccounts thereof and any other accounts pledged to Lender pursuant to this Loan Agreement or any other Loan Document.
         "ACCRUED INTEREST" has the meaning set forth in Section 2.4(A).

        "ADDITIONAL PLEDGED PROPERTIES" means, collectively, the properties
(including land and Improvements) described in EXHIBIT D, and all related facilities, owned by the Borrowers and pledged as additional Collateral for the
Loan; provided that, following an Additional Pledged Property Substitution,
"ADDITIONAL PLEDGED PROPERTIES" shall include the Replacement Additional Pledged
Property and shall exclude the Substituted Additional Pledged Property.

         "ADDITIONAL PLEDGED PROPERTY SUBSTITUTION" has the meaning set forth in
Section 11.6.

        "ADVANCE RENTS RESERVE DEPOSIT" has the meaning set forth in the Cash
Management Agreement.

        "ADVANCE RENTS RESERVE SUB-ACCOUNT" has the meaning set forth in Section
6.4.

                                       2

        "ANNUAL ADVANCE RENTS RESERVE DEPOSIT" has the meaning set forth in the
Cash Management Agreement.

        "AFFILIATE" means in relation to any Person, any other Person: (i)
directly or indirectly controlling, controlled by, or under common control with, the first Person; (ii) directly or indirectly owning or holding fifty percent
(50%) or more of the voting stock or other equity interest in the first Person;
or (iii) fifty percent (50%) or more of whose voting stock or other equity interest is directly or indirectly owned or held by the first Person. For purposes of this definition, "CONTROL" (including with correlative meanings, the terms "CONTROLLING", "CONTROLLED BY" and "UNDER COMMON CONTROL WITH") means the possession directly or indirectly of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Where expressions such as "[name of party] or any Affiliate" are used, the same shall refer to the named party and any Affiliate of the named party. Further, the Affiliates of any Person that is an entity shall include all natural persons who are officers, agents, directors, members, partners, or employees of the entity Person.

        "ALLOCATED LOAN AMOUNT" means the portion of the Loan allocated to each
Property as set forth on EXHIBIT A.

        "ANTICIPATED REPAYMENT DATE" means the Payment Date occurring in January
2009.

        "APPROVED ACCOUNTING FIRM" means any "Big Four" accounting firm, consisting of Ernst & Young, PricewaterhouseCoopers, Deloitte & Touche or KPMG
LLP or any successor entity.

        "ARD COMPONENT RATE" means, for any Component, the greater of (i) the rate per annum set forth below in the "rate" column corresponding to such
Component or (ii) a rate per annum equal to the sum of (x) the yield to maturity
(adjusted to a "mortgage equivalent basis" pursuant to the standards and practices of the Securities Industry Association) on the Anticipated Repayment
Date of the United States Treasury Security having a term closest to ten years plus (y) the "spread" set forth below in the appropriate column corresponding to such Component plus (z) five percent (5%):

          Component                  Rate                    Spread
          ---------                  ----                    ------

              A                     8.711%                   .550%
              B                     9.157%                   .850%
              C                     9.554%                   1.250%
              D                     10.098%                  1.800%
              E                     10.395%                  2.100%
              F                     13.080%                  4.831%
              G                     15.000%                  6.801%

        "ASSIGNMENT OF MANAGEMENT AGREEMENT" means the Collateral Assignment of
Management Agreement of even date herewith executed by each of the Borrowers and the

                                        3

Manager, constituting an Assignment of the Management Agreement as Collateral
for the Loan, as same may be amended or modified from time to time.

        "BANKRUPTCY CODE" means Title 11 of the United States Code, as amended from time to time, and all rules and regulations promulgated thereunder.

        "BORROWER" and "BORROWERS" have the meanings set forth in the preamble;
provided that, following a Release, "BORROWERS" shall mean each of the Borrowers remaining as a party to the Loan Documents, and whose Properties remain encumbered by the Loan Documents as Collateral for the Loan and "BORROWER" shall mean any of such remaining parties.

        "BORROWER PARTY" and "BORROWER PARTIES" means, individually or collectively, the Borrowers and Guarantor.

         "BORROWER PARTY SECRETARY" has the meaning set forth in Section 3.1.

        "BUSINESS DAY" means any day excluding (i) Saturday, (ii) Sunday, (iii)
any day which is a legal holiday in the State of New York, or the State of
Florida, the state where the primary servicing office of the Servicer is located, or the state in which the corporate trust office of the trustee in connection with any Securitization is located, and (iv) any day on which banking institutions located in such state are generally not open for the conduct of regular business.

        "CAPEX BUDGET" means the annual budget covering the planned Capital
Expenditures for the period covered by such budget, as same may be amended pursuant to Section 5.1(D) hereof. The CapEx Budget shall not include Capital
Expenditures consisting of discretionary expenditures made to acquire fee or easement interests with respect to any Ground Leased Property, or non-recurring expenditures made to enhance the Operating Revenues of a Property

        "CAPITAL EXPENDITURES" means expenditures for Capital Improvements.

        "CAPITAL IMPROVEMENTS" means capital improvements, repairs or alterations, fixtures, equipment and other capital items (whether paid in cash or property or accrued as liabilities) made by the Borrowers that, in conformity with GAAP, would not be included in the Borrowers' annual financial statements as an Operating Expense of the Properties.

        "CASH MANAGEMENT AGREEMENT" means the Cash Management Agreement of even date herewith among the Borrowers, Lender, Manager, and Lock Box Account Bank.

        "CASH TRAP DSCR" means 1.45:1.

        "CASH TRAP EVENT" has the meaning set forth in Section 6.8.

        "CASH TRAP RESERVE" has the meaning set forth in Section 6.8.

        "CLAIMS" has the meaning set forth in Section 5.3.

        "CLOSING" means the funding of the Loan and the consummation of the other transactions contemplated by this Loan Agreement.

                                        4

         "CLOSING DATE" means the date on which the Closing occurs.

        "COLLATERAL" means rights, interests, and property of every kind, real and personal, tangible and intangible, which is granted, pledged, liened, or encumbered as security for the Loan or any of the other Obligations under this
Loan Agreement, the Deeds of Trust, the Cash Management Agreement, the Guaranty,
the Pledge Agreement or other Loan Documents, including without limitation the
Properties and the Account Collateral.

        "COMPLIANCE CERTIFICATE" has the meaning set forth in Section 5.1.

        "COMPONENT" has the meaning set forth in Section 2.1(A).

        "COMPONENT A" has the meaning set forth in Section 2.1(A).

        "COMPONENT B" has the meaning set forth in Section 2.1(A).

        "COMPONENT C" has the meaning set forth in Section 2.1(A).

        "COMPONENT D" has the meaning set forth in Section 2.1(A).

        "COMPONENT E" has the meaning set forth in Section 2.1(A).

        "COMPONENT F" has the meaning set forth in Section 2.1(A).

        "COMPONENT G" has the meaning set forth in Section 2.1(A).

        "COMPONENT RATE" means, for any Component, the rate per annum set forth below in the appropriate column corresponding to such Component:

           Component                           Component Rate
           ---------                           --------------

               A                                  3.711%
               B                                  4.157%
               C                                  4.554%
               D                                  5.098%
               E                                  5.395%
               F                                  8.080%
               G                                 10.000%

        "CONDEMNATION PROCEEDS" means, collectively, the proceeds of any condemnation or taking pursuant to the exercise of the power of eminent domain or purchase in lieu thereof.

        "CONTINGENT OBLIGATION", as applied to any Person, means any direct or indirect liability, contingent or otherwise, of that Person: (A) with respect to any indebtedness, lease, dividend or other obligation of another if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected
(in whole or in part) against loss with

                                        5

respect thereto; (B) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings; (C) under any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement designed to protect against fluctuations in interest rates; or (D)
under any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect that Person against fluctuations in currency values. Contingent Obligations shall include (i) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co-making (other than the Loan), discounting with recourse or sale with recourse by such Person of the obligation of another, (ii) the obligation to make take-or-pay or similar payments if required regardless of nonperformance by any other party or parties to an agreement, and (iii) any liability of such Person for the obligations of another through any agreement to purchase, repurchase or otherwise acquire such obligation or any property constituting security therefor, to provide funds for the payment or discharge of such obligation or to maintain the solvency, financial condition or any balance sheet item or level of income of another. The amount of any Contingent
Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if not a fixed and determined amount, the maximum amount so guaranteed.

        "CONTRACTUAL OBLIGATION", as applied to any Person, means any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject, other than the Loan Documents.

        "CORE MORTGAGED PROPERTIES" and "CORE MORTGAGED PROPERTY" means, collectively or individually, the properties (including land and Improvements)
described in EXHIBIT C, and all related facilities, owned by the Borrowers and which shall be encumbered by and are more particularly described in the respective Deeds of Trust; provided that, (i) following a Release, "CORE
MORTGAGED PROPERTIES" shall mean each of the Core Mortgaged Properties that remain encumbered by the Deeds of Trust as Collateral for the Loan, and (ii)
following a Substitution, "CORE MORTGAGED PROPERTIES" shall include the
Replacement Property and shall exclude the Substituted Property.

        "DEBT SERVICE COVERAGE RATIO" or "DSCR" means, at any time of determination, Net Cash Flow for the immediately preceding 12 calendar month period divided by the amount of principal and interest that the Borrowers will be required to pay over the succeeding 12 months on the Principal Amount of the
Loan (but excluding (x) any amortization of the Loan to be made out of Excess
Cash Flow following the Anticipated Repayment Date and (y) interest on each
Component in excess of the related Component Rate).

        "DEBT SERVICE SUB-ACCOUNT" has the meaning set forth in Section 7.1.

        "DEEDS OF TRUST" means, collectively, (i) those certain Deeds of Trust,
Assignments, Security Agreements and Financing Statements, (ii) those certain
Mortgages, Assignments, Security Agreements and Financing Statements, and (iii)
those certain Deeds to Secure Debt, Assignments, Security Agreements and
Financing Statements from the Borrowers, constituting Liens on their respective
Mortgaged Properties as Collateral for the Loan as same have been, or may be, assigned, modified or amended from time to time.

                                        6

        "DEFAULT" means any breach or default under any of the Loan Documents, whether or not the same is an Event of Default, and also any condition or event that, after notice or lapse of time or both, would constitute an Event of
Default if that condition or event were not cured or removed within any applicable grace or cure period.

        "DEFAULT RATE" has the meaning set forth in Section 2.2.

        "DEFEASED NOTE" has the meaning set forth in Section 11.3.

        "DEPOSIT ACCOUNT" has the meaning set forth in Section 7.1.

        "DEPOSIT ACCOUNT AGREEMENT" has the meaning set forth in Section 7.1.

        "DEPOSIT BANK" has the meaning set forth in Section 7.1.

        "DISTRIBUTION DATE" shall mean the fifteenth (15th) day of each calendar month or, if any such fifteenth (15th) day is not a Business Day, the next succeeding Business Day, beginning in March 2004.

        "DOLLARS" and the sign "$" mean the lawful money of the United States of
America.

        "EASEMENT" means, individually and collectively, the easement interests granted to the Borrowers by the owner of the applicable fee interest in the
Properties described on SCHEDULE 4.26 attached hereto, which such easement interests have been, or may be in the future, subjected to a Deed of Trust as
Collateral for the Loan; provided that, (i) following termination of an Easement pursuant to Section 5.24, "EASEMENT" shall mean each of the Properties that remain subject to an Easement, and (ii) following a Substitution with respect to a Property that will be subject to an Easement, "EASEMENT" shall include the
Replacement Property and shall exclude the Substituted Property.

        "EASEMENT DEFAULT" has the meaning set forth in Section 4.26.

        "ELIGIBLE ACCOUNT" means a separate and identifiable account from all other funds held by the holding institution, which account is either (i) an account maintained with an Eligible Bank or (ii) a segregated trust account maintained by a corporate trust department of a federal depository institution or a state chartered depository institution subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the Code of Federal
Regulations ss. 9.10(b), which, in either case, has corporate trust powers and is acting in its fiduciary capacity or is otherwise acceptable to the Rating
Agencies.

        "ELIGIBLE BANK" means a bank that satisfies the Rating Criteria.

        "EMPLOYEE BENEFIT PLAN" means any employee benefit plan within the meaning of Section 3(3) of ERISA (including any Multiemployer Plan) (i) which is maintained for employees of any of the Borrowers or any ERISA Affiliate, (ii)
which has at any time within the preceding six (6) years been maintained for the employees of any of the Borrowers or any current or former ERISA Affiliate or
(iii) for which any of the Borrowers or any ERISA Affiliate has any liability, including contingent liability.

                                        7

        "ENVIRONMENTAL INDEMNITY" means the Environmental Indemnity of even date herewith from the Borrowers to Lender, as same may be amended or modified from time to time.

        "ENVIRONMENTAL LAWS" means all present and future local, state, federal or other governmental authority, statutes, ordinances, codes, orders, decrees, laws, rules or regulations pertaining to or imposing liability or standards of conduct concerning environmental regulation (including, without limitation, regulations concerning health and safety), contamination or cleanup or the handling, generation, release or storage of Hazardous Material affecting the
Properties including, without limitation, the Comprehensive Environmental
Response, Compensation and Liability Act of 1980, as amended, the Resource
Conservation and Recovery Act, as amended, the Emergency Planning and Community
Right-to-Know Act of 1986, as amended, the Hazardous Substances Transportation
Act, as amended, the Solid Waste Disposal Act, as amended, the Clean Water Act, as amended, the Clean Air Act, as amended, the Toxic Substances Control Act, as amended, the Safe Drinking Water Act, as amended, the Occupational Safety and
Health Act, as amended, any state superlien and environmental clean-up statutes and all regulations adopted in respect of the foregoing laws whether now or hereafter in effect.

        "ERISA" means the Employee Retirement Income Security Act of 1974, and
all rules and regulations promulgated thereunder.

        "ERISA AFFILIATE" means, in relation to any Person, any other Person under common control with the first Person, within the meaning of Section
4001(a)(14) of ERISA.

        "ESTOPPEL" has the meaning set forth in Section 4.25(A). "EVENT OF
DEFAULT" has the meaning set forth in Section 8.1.

        "EXCESS CASH FLOW" means all funds remaining in the Lock Box Account after payment of Scheduled Principal Payments and interest (together with any late charges, servicing fees, trustee fees and other expenses then due and owing under the Loan Documents) due under the Note, and deposits for Reserves,
Operating Expenses, and Extraordinary Expenses approved by Lender.

        "EXCESS INTEREST" has the meaning set forth in Section 2.2.

        "EXCULPATED PARTIES" has the meaning set forth in Section 12.2.

        "EXISTING CREDIT AGREEMENT" has the meaning set forth in the Recitals.

        "EXISTING INDEBTEDNESS" has the meaning set forth in the Recitals.

        "EXISTING LENDERS" has the meaning set forth in the Recitals.

        "EXTRAORDINARY EXPENSES" means Capital Expenditures and Operating
Expenses not set forth in the annual CapEx Budget or the Operating Budget, respectively.

                                        8

        "FEDERAL OBLIGATIONS" means non-callable direct obligations of, or obligations fully guaranteed as to payment of principal and interest by, the
United States of America or any agency or instrumentality thereof provided that such obligations are backed by the full faith and credit of the United States of
America as chosen by the Borrowers, subject to the approval of Lender.

        "FINANCIAL STATEMENTS" means statements of operations and retained earnings, statements of cash flow and balance sheets.

        "FINANCING STATEMENTS" means the Uniform Commercial Code Financing
Statements naming the applicable Borrower Parties as debtor, and Lender as secured party, required under applicable state law to perfect the security interests created hereunder or under the other Loan Documents.

        "FIRST INTEREST ACCRUAL PERIOD" means the period commencing on the
Closing Date and ending on the last day of February 2004.

         "FITCH" means Fitch, Inc.

        "FORCE MAJEURE" means acts of god, governmental restrictions, stays, judgments, orders, decrees, enemy actions, civil commotion, fire, casualty, strikes or work stoppages which are industry-wide and not aimed at the Borrowers or their Affiliates, or other causes beyond the reasonable control of the
Borrowers and/or their Affiliates, but the Borrowers' lack of funds in and of itself shall not be deemed a cause beyond the control of the Borrowers.

        "GAAP" means generally accepted accounting principles as set forth in
Statement on Auditing Standards No. 69 entitled "The Meaning of Presenting
Fairly in Conformity with Generally Accepted Accounting Principles in the
Independent Auditor's Report" issued by the Auditing Standards Board of the
Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board to the extent such principles are applicable to the facts and circumstances as of the date of determination.

        "GOVERNMENTAL AUTHORITY" means, with respect to any Person, any federal or state government or other political subdivision thereof and any entity, including any regulatory or administrative authority or court, exercising executive, legislative, judicial, regulatory or administrative or quasi-administrative functions of or pertaining to government, and any arbitration board or tribunal in each case having jurisdiction over such applicable Person or such Person's property, and any stock exchange on which shares of capital stock of such Person are listed or admitted for trading.

        "GROUND LEASE DEFAULT" has the meaning set forth in Section 4.25

        "GROUND LEASED PROPERTIES" means the Properties subject to the Ground
Leases as described on SCHEDULE 4.25 attached hereto; provided that, (i)
following termination of a Ground Lease pursuant to Section 5.23, "GROUND LEASED
PROPERTIES" shall mean each of the Properties that remain subject to a Ground
Lease, and (ii) following a Substitution with respect to a Property that will be subject to a Ground Lease, "GROUND LEASED PROPERTIES" shall include the
Replacement Property and shall exclude the Substituted Property.

                                        9

        "GROUND LEASES" means the ground leases described on SCHEDULE 4.25 attached hereto together with any future ground leases with respect to
Replacement Properties.

        "GROUND LESSORS" means the landlords under the Ground Leases.

        "GSI" has the meaning set forth in Section 5.1.

        "GUARANTOR" means Global Signal Holdings II LLC, a Delaware limited liability company

        "GUARANTY" means collectively, the Environmental Indemnity and the
Payment Guaranty.

        "HAZARDOUS MATERIAL" means all or any of the following: (A) substances, materials, compounds, wastes, products, emissions and vapors that are defined or listed in, regulated by, or otherwise classified pursuant to, any applicable
Environmental Laws, including any so defined, listed, regulated or classified as
"hazardous substances", "hazardous materials", "hazardous wastes", "toxic substances", "pollutants", "contaminants", or any other formulation intended to regulate, define, list or classify substances by reason of deleterious, harmful or dangerous properties; (B) waste oil, oil, petroleum or petroleum derived substances, natural gas, natural gas liquids or synthetic gas and drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (C)
any flammable substances or explosives or any radioactive materials; (D)
asbestos in any form; (E) electrical or hydraulic equipment which contains any oil or dielectric fluid containing polychlorinated biphenyls; (F) radon; (G)
mold; or (H) urea formaldehyde, provided, however, such definition shall not include cleaning materials and other substances commonly used in the ordinary course of the Borrowers' business, which materials exist only in reasonable quantities and are stored, contained, transported, used, released, and disposed of in accordance with all applicable Environmental Laws.

        "IMPOSITIONS" means (i) all real estate and personal property taxes, and vault charges and all other taxes, levies, assessments and other similar charges, general and special, ordinary and extraordinary, foreseen and unforeseen, of every kind and nature whatsoever (including any payments in lieu of taxes), which at any time prior to, at or after the execution hereof may be assessed, levied or imposed by, in each case, a governmental authority upon any of the Properties or the rents relating thereto or upon the ownership, use, occupancy or enjoyment thereof, and any interest, cost or penalties imposed by such governmental authority with respect to any of the foregoing and (ii) all rent and other amounts payable by the Borrowers under each of the Ground Leases.
Impositions shall not include (x) any sales or use taxes payable by the
Borrowers, (y) taxes payable by tenants or guests occupying any portions of the
Properties, or (z) taxes or other charges payable by any Manager unless such taxes are being paid on behalf of the Borrowers.

        "IMPOSITIONS AND INSURANCE RESERVE" means the reserve established pursuant to Section 6.3.

                                       10

        "IMPROVEMENTS" means all buildings, structures, fixtures, additions, enlargements, extensions, modifications, repairs, replacements and improvements of every kind and nature now or hereafter located on the Properties and owned by any of the Borrowers.

        "INCREASED INDEBTEDNESS" has the meaning set forth in the Recitals.

        "INDEBTEDNESS" or "INDEBTEDNESS", means, for any Person, without duplication: (i) all indebtedness of such Person for borrowed money, for amounts drawn under a letter of credit, or for the deferred purchase price of property for which such Person or its assets is liable, (ii) all unfunded amounts under a loan agreement, letter of credit (unless secured in full by Dollars), or other credit facility for which such Person would be liable if such amounts were advanced thereunder, (iii) all amounts required to be paid by such Person as a guaranteed payment to partners or a preferred or special dividend, including any mandatory redemption of shares or interests but not any preferred return or special dividend paid solely from, and to the extent of, excess cash flow after the payment of all operating expenses, capital improvements and debt service on all Indebtedness, (iv) all obligations under leases that constitute capital leases for which such Person is liable, and (v) all obligations of such Person under interest rate swaps, caps, floors, collars and other interest hedge agreements, in each case whether such Person is liable contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which obligations such Person otherwise assures a creditor against loss.

        "INDEMNIFIED LIABILITIES" has the meaning set forth in Section 14.2.

        "INDEMNITEES" has the meaning set forth in Section 14.2.

        "INDEPENDENT DIRECTOR" means, with respect to any entity, an individual who shall not have been at the time of such individual's appointment or at any time while serving as a director of such entity, and shall not have been at any time during the preceding five years (i) a stockholder, director (other than as an independent director/member), officer, employee, partner, attorney or counsel of such entity or any of its Affiliates (except that such individual may be an independent director of any of its Affiliates) or a direct or indirect legal or beneficial owner in such entity or any of its Affiliates, (ii) a customer, creditor, manager, contractor, supplier or other Person who derives any of its purchases or revenues from its activities with such entity or any of its
Affiliates (other than a company that provides professional independent directors and which also may provide other ancillary corporate, partnership, company or trust services to such entity or any of its Affiliates in the ordinary course of their business), (iii) a Person or other entity controlling, directly or indirectly, or under common control with such entity or any of its
Affiliates or stockholder, creditor, manager, contractor, partner, customer, employee, officer, director, supplier or other such Person, or (iv) a member of the immediate family of such entity or any of its Affiliates or stockholder, director, officer, employee, partner, customer, creditor, manager, contractor, supplier or other such Person. As used in this definition, the term "control"
means the possession, directly or indirectly, of the power to direct or cause the direction of the management, policies or activities of a Person, whether through ownership of voting securities, by contract or otherwise.

        "INSURANCE POLICIES" has the meaning set forth in Section 5.4.

                                       11

        "INSURANCE PREMIUMS" means the annual insurance premiums for the insurance policies required to be maintained by the Borrowers with respect to the Properties under Section 5.4.

        "INSURANCE PROCEEDS" means all of the proceeds received under the
Insurance Policies.

        "INTEREST ACCRUAL PERIOD" means the First Interest Accrual Period and, thereafter, each one (1) month period which shall be a calendar month.

        "INVOLUNTARY BORROWER BANKRUPTCY" has the meaning set forth in Section
5.20.

        "IPO" has the meaning set forth in Section 11.2.

        "IRC" means the Internal Revenue Code of 1986, and any rule or regulation promulgated thereunder from time to time, in each case as amended from time to time.

        "IRS" means the Internal Revenue Service or any successor thereto.

        "KNOWLEDGE" whenever in this Loan Agreement or any of the Loan
Documents, or in any document or certificate executed on behalf of any Borrower
Party pursuant to this Loan Agreement or any of the Loan Documents, reference is made to the knowledge of the Borrowers or any other Borrower Party (whether by use of the words "knowledge" or "known", or other words of similar meaning, and whether or not the same are capitalized), such shall be deemed to refer to the knowledge (without independent investigation unless otherwise specified) (i) of the individuals who have significant responsibility for any policy making, major decisions or financial affairs of the applicable entity; and (ii) also to the knowledge of the person signing such document or certificate.

        "LEASE" means any lease, tenancy, license, assignment and/or other rental or occupancy agreement or other agreement or arrangement (including, without limitation, any and all guaranties of any of the foregoing) heretofore or hereafter entered into affecting the use, enjoyment or occupancy of, or the conduct of any activity upon or in, the Properties or any portion thereof, including any extensions, renewals, modifications or amendments thereof.

         "LENDER" has the meaning set forth in the preamble.

        "LIEN" means any lien, mortgage, pledge, security interest, charge or encumbrance of any kind, whether voluntary or involuntary, (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest).

        "LOAN" has the meaning set forth in Section 2.1.

        "LOAN AGREEMENT" means this Loan and Security Agreement, as same may be amended, modified or restated from time to time (including all schedules, exhibits, annexes and appendices hereto).

        "LOAN DOCUMENTS" means this Loan Agreement, the Note, the Deeds of
Trust, the Assignment of Management Agreement, the Guaranty, the Pledge
Agreement, the Environmental Indemnity, the Financing Statements, the Cash
Management Agreement, and any

                                       12

and all other documents and agreements from any of the Borrowers, Guarantor or
Manager and accepted by Lender for the purposes of evidencing and/or securing the Loan.

        "LOCK BOX ACCOUNT" and "LOCK BOX ACCOUNT BANK" has the meaning set forth in Section 7.1.

        "LOSS PROCEEDS" means, collectively, all Insurance Proceeds and all
Condemnation Proceeds.

        "LOSS PROCEEDS RESERVE SUB-ACCOUNT" has the meaning set forth in the
Cash Management Agreement.

        "MAINTENANCE CAPITAL EXPENDITURES" means Capital Expenditures made for the purpose of maintaining the Properties or complying with applicable laws, regulations, ordinances, statutes, codes, or rules applicable to the Properties, but shall exclude discretionary expenditures made to acquire fee or easement interests with respect to any Ground Leased Property and non-recurring expenditures made to enhance the Operating Revenues of a Property, but excluding
Capital Expenditures set forth in the CapEx Budget.

        "MANAGED PROPERTIES" means the Properties identified as "MANAGED
PROPERTIES" on EXHIBIT D; provided that, (i) following termination of a Site
Management Agreement pursuant to Section 5.9, "MANAGED PROPERTIES" shall mean each of the Properties that remain subject to a Site Management Agreement, and
(ii) following an Additional Pledged Property Substitution with respect to a
Property that will be subject to a Site Management Agreement, "MANAGED
PROPERTIES" shall include the Replacement Additional Pledged Property and shall exclude the Substituted Additional Pledged Property.

        "MANAGEMENT AGREEMENT" means the Management Agreement between each
Borrower and Manager described therein dated as of the date hereof, and any management agreement which may hereafter be entered into in accordance with the terms and conditions hereof, pursuant to which any subsequent Manager may hereafter manage one or more of the Properties.

        "MANAGEMENT FEE" means the fees earned by the Manager pursuant to the terms of the Management Agreement.

        "MANAGER" means the manager described in the Management Agreement or an
Acceptable Manager as may hereafter be charged with management of one or more of the Properties in accordance with the terms and conditions hereof.

        "MATERIAL ADVERSE EFFECT" means, as determined by Lender in its reasonable discretion, (A) a material adverse effect (which may include economic or political events) upon the business, operations, or condition (financial or otherwise) of the Borrowers and Guarantor (taken as a whole), or (B) the material impairment of the ability of any of the Borrowers and Guarantor (taken as a whole) to perform their obligations under the Loan Documents (taken as a whole), or (C) the material impairment of the ability of Lender to enforce or collect the Obligations as such Obligations become due, or (D) a material adverse effect on the use, value or operation of the Properties as Collateral for the Loan, provided, however that if five percent (5%) or more of the
Operating Revenues derived from the Properties taken as a whole are materially and adversely

                                       13

affected, then a Material Adverse Effect shall be deemed to exist. In determining whether any individual event would result in a Material Adverse
Effect, notwithstanding that such event does not of itself have such effect, a
Material Adverse Effect shall be deemed to have occurred if the cumulative effect of such event and all other then occurring events and existing conditions would result in a Material Adverse Effect.

        "MATERIAL AGREEMENT" means the Site Management Agreements and any contract or agreement, or series of related agreements, by any Borrower or
Borrowers relating to the ownership, management, development, use, operation, leasing, maintenance, repair or improvement of the Properties under which there is an obligation of the Borrowers, in the aggregate, to pay, or under which any of the Borrowers receives in compensation, more than $250,000 per annum, other than (i) the Management Agreement, and (ii) any agreement under which (x) there is an obligation of the Borrowers, in the aggregate, to pay, or under which any of the Borrowers (or all the Borrowers in the aggregate) receives in compensation, not more than $250,000 per annum and (y) which is terminable by the Borrowers on not more than sixty (60) days prior written notice without any fee or penalty.

        "MATERIAL LEASE" means any Lease, or series of related Leases, by any
Borrower or Borrowers of space at one or more of the Properties which (i)(a)
either (x) provides for annual rent or other payments in an amount equal to or greater than $250,000, or (y) (1) has a term (including all extensions and renewals which are unilaterally exercisable by the tenant thereunder) of more than ten (10) years, and (2) provides for annual rent or other payments in an amount equal to or greater than $25,000, and (b) may not be cancelled by the applicable Borrower on thirty (30) days' notice without payment of a termination fee, penalty or other cancellation fee, or (ii) obligates the Borrowers to make any improvements to the Properties either directly or through cash allowances
(including, without limitation, free rent, tenant improvement allowances, or landlord's construction work) to the applicable tenant in excess of $100,000.

        "MATURITY DATE" means the Payment Date occurring in January 2029, or such other date on which the final payment of principal of the Note becomes due and payable as herein provided, whether at such stated maturity date, by acceleration, or otherwise.

        "MAXIMUM RATE" has the meaning set forth in Section 2.2.

        "MEMBER" means, individually or collectively, those parties identified on SCHEDULE 4.1(C) as "Members", and any other entity which is now or hereafter becomes the managing member of any of the Borrowers under such Borrower's limited liability company operating agreement (other than the sole member of any single member limited liability company).

        "MINIMUM DSCR" means 1.20:1.

        "MOODY'S" means Moody's Investors Service, Inc.

        "MORTGAGED PROPERTIES" means, collectively, the Core Mortgaged
Properties and the Other Mortgaged Properties.

                                       14

        "MULTIEMPLOYER PLAN" means a "multiemployer plan" as defined in Section
3(37) or Section 4001(a)(3) of ERISA to which any of the Borrowers or any
Affiliate is making, or is accruing an obligation to make, contributions or has made, or been obligated to make, contributions within the preceding six (6)
years, or for which any of the Borrowers or any Affiliate has any liability, including contingent liability.

        "NET CASH FLOW" means Net Operating Income for any period less a management fee equal to 10.0% of Operating Revenues for such period; provided that Net Cash Flow for each of the eleven (11) calendar months immediately prior to the Closing Date, and for the month in which the Closing Date occurs, will be calculated on a proforma basis using an assumed management fee of 10.0% of
Operating Revenues.

        "NET OPERATING INCOME" or "NOI" means, for any period, the amount by which Operating Revenues exceed Operating Expenses (excluding Management Fees, interest, income taxes, depreciation, accretion and amortization).

        "NOTE" has the meaning set forth in Section 2.1.

        "OBLIGATIONS" means the Loan and all obligations, liabilities and indebtedness of every nature to be paid or performed by the Borrowers under the
Loan Documents, including the Principal Amount of the Loan, interest accrued thereon and all fees, costs and expenses, and other sums now or hereafter owing, due or payable and whether before or after the filing of a proceeding under the
Bankruptcy Code by or against any of the Borrowers, and the performance of all other terms, conditions and covenants under the Loan Documents.

        "OFFICER'S CERTIFICATE" means a certificate delivered to Lender by the
Borrowers which is signed on behalf of the Borrowers by an authorized officer of the Borrowers which states that the items set forth in such certificate are true, accurate and complete in all material respects.

        "OPERATING BUDGET" means, for any period, the Borrowers' budget setting forth the Borrowers' best estimate, after due consideration, of all Operating
Expenses and any other expenses for the Properties for such period, as same may be amended pursuant to Section 5.1(D) hereof.

        "OPERATING EXPENSES" means, for any period, without duplication, all direct costs and expenses of operating and maintaining the Properties determined in accordance with GAAP, including, without limitation, Impositions (due and payable during the applicable period of determination), Insurance Premiums, repair and maintenance costs (including Maintenance Capital Expenditures),
Management Fees and costs, utilities, accounting, legal and other professional fees, fees relating to environmental and financial audits, wages, salaries, payroll taxes and benefits, business franchise taxes, and other personnel expenses; but excluding principal and interest payments on the Loan, and fees and expenses due and payable to or for the benefit of Lender under this Loan
Agreement or any of the other Loan Documents (including, without limitation, all loan servicing fees and expenses), expenses which, in accordance with GAAP, should be capitalized, any expense paid by a tenant that would otherwise be an
Operating Expense, capital expenditures, tenant improvement allowances and leasing commissions, if any, asset management fees, any payment or expense for which each Borrower was or is to be

                                       15

reimbursed from proceeds of the Loan or insurance or by any third party, any fees or expenses paid to any partner or member of the Borrowers for services provided to any of the Borrowers and any non-cash charges such as depreciation and amortization, the cost of portfolio support personnel provided by Manager to perform site visits, the impact on rent expense of accounting for ground and other site leases with fixed escalators on a straight-line basis as required under SFAS 13, federal, state or local income taxes or legal and other professional fees unrelated to the operation of the Properties, discretionary expenditures made to acquire fee or easement interests with respect to any
Ground Leased Property, or non-recurring expenditures made to enhance the
Operating Revenues of a Property.

        "OPERATING REVENUES" means, without duplication, all revenues and receipts of the Borrowers from operation of the Properties or otherwise arising in respect of the Properties which are properly allocable to the Properties for the applicable period in accordance with GAAP, including, without limitation, all receipts and revenues collected from the leasing, subleasing, licensing, concessions or other grant of the right of the possession, use or occupancy of all or any portion of the Properties or personalty located thereon, or rendering of service by any of the Borrowers, proceeds from rental or business interruption insurance relating to business interruption or loss of income for the period in question and any other items of revenue which would be included in operating revenues under GAAP; but excluding the impact on revenues of accounting for leases with fixed escalators as required by SFAS No. 13, proceeds from abatements, reductions or refunds of real estate or personal property taxes relating to the Properties, dividends on insurance policies relating to the
Properties, condemnation proceeds arising from a temporary taking of all or a part of any Properties, security and other deposits until they are forfeited by the depositor, advance rentals until they are earned, proceeds from a sale, financing or other disposition of the Properties or any part thereof or interest therein and other non-recurring revenues as determined by Lender, insurance proceeds (other than proceeds from rental or business interruption insurance), other condemnation proceeds, capital contributions or loans to any of the
Borrowers and disbursements to any of the Borrowers from the Reserves.

        "OTHER COMPANY COLLATERAL" has the meaning set forth in Section 10.1.

        "OTHER MORTGAGED PROPERTIES" and "OTHER MORTGAGED PROPERTY" means, collectively or individually, the properties (including land and Improvements)
described in EXHIBIT E, and all related facilities, owned by the Borrowers and which are encumbered by Deeds of Trust which have been assigned to Lender, or for which the Lender has succeeded as "secured party" thereunder; provided that, following a Release, "OTHER MORTGAGED PROPERTIES" shall mean each of the Other
Mortgaged Properties that remain encumbered by the Deeds of Trust as Collateral for the Loan.

        "OWNERSHIP INTERESTS" has the meaning set forth in Section 9.1.

        "PAYMENT DATE" means each day that is four (4) Business Days prior to any Distribution Date.

        "PAYMENT GUARANTY" means the Payment Guaranty of even date herewith, from Guarantor to Lender, as same may amended or modified from time to time.

                                       16

        "PERMITTED ENCUMBRANCES" means, collectively, (i) the Deeds of Trust and the other Liens of the Loan Documents in favor of Lender, (ii) the items shown in SCHEDULE B to the Title Policies as of Closing, (iii) Liens for Impositions
not yet due and payable or Liens arising after the date hereof which are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted in accordance with Section 5.3(B) hereof; (iv) in the case of Liens arising after the date hereof, statutory Liens of carriers, warehousemen, mechanics, materialmen and other similar Liens arising by operation of law, which are incurred in the ordinary course of business and discharged by the Borrowers by payment, bonding or otherwise within forty-five
(45) days after the filing thereof or which are being contested in good faith in accordance with Section 5.3(B) hereof; (v) Liens arising from reasonable and customary purchase money financing of personal property and equipment leasing to the extent the same are created in the ordinary course of business in accordance with Section 5.15(B) hereof; and (vi) all easements, rights-of-way, restrictions and other similar charges or non-monetary encumbrances against real property which do not have a Material Adverse Effect.

         "PERMITTED INDEBTEDNESS" has the meaning set forth in Section 5.15.

        "PERMITTED INVESTMENTS" has the meaning set forth in the Cash Management
Agreement.

         "PERMITTED OWNERSHIP INTEREST TRANSFERS" has the meaning set forth in
Section 11.2.

        "PERSON" means and includes natural persons, corporations, limited liability companies, limited partnerships, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof and their respective permitted successors and assigns (or in the case of a governmental Person, the successor functional equivalent of such Person).

        "PLEDGE AGREEMENT" means, collectively, that certain Pledge and Security
Agreement delivered by Guarantor for the benefit of Lender, and that certain
Pledge and Security Agreement delivered by Pinnacle Towers Inc., Pinnacle Towers
III Inc., and Pinnacle Towers V Inc. for the benefit of Lender, each dated as of the date hereof.

        "PRE-EXISTING CONDITION" has the meaning set forth in Section 5.5.

        "PRINCIPAL AMOUNT" means, with respect to the Loan, the principal amount of all Components of the Loan, and with respect to any Component, the principal amount of such Component, in each case as such amount may be reduced from time to time pursuant to the terms of this Loan Agreement, the Note or the other Loan
Documents.

        "PROPERTIES" means, collectively, the Core Mortgaged Properties, the
Other Mortgaged Properties and the Additional Pledged Properties.

        "PROPERTY RELEASE" has the meaning set forth in Section 11.4.

        "PTI" has the meaning set forth in the Recitals.

                                       17

        "QUARTERLY ADVANCE RENTS RESERVE DEPOSIT" has the meaning set forth in the Cash Management Agreement.

        "RATING AGENCY" means S&P and Fitch.

        "RATING CONFIRMATION" with respect to the transaction or matter in question, means each applicable Rating Agency shall have confirmed in writing that such transaction or matter shall not result in a downgrade, qualification, or withdrawal of any rating then in effect for any certificate or other securities issued in connection with such Securitization (or the placing of such certificate or other security on negative credit watch or ratings outlook in contemplation of any such action with respect thereto).

        "RATING CRITERIA" with respect to any Person, means that (i) the short-term unsecured debt obligations of such Person are rated at least "A-1" by
S&P, "P-1" by Moody's and "F-1" by Fitch, if deposits are held by such Person for a period of less than one month, or (ii) the longterm unsecured debt obligations of such Person are rated at least "AA-" by S&P (or "A" if the short-term unsecured debt obligations of such Person are rated at least "A-1"),
"Aa2" by Moody's and "A" by Fitch, if deposits are held by such Person for a period of one month or more.

        "RECEIPTS" means all revenues, receipts and other payments to the
Borrowers of every kind arising from ownership, operation or management of the
Properties, including without limitation, all warrants, stock options, or equity interests in any tenant, licensee or other Person occupying space at, or providing services related to or for the benefit of, the Properties received by the Borrowers or any Related Person of the Borrowers in lieu of rent or other payment, but excluding, (i) any amounts received by the Borrowers and required to be paid to any Person that is not a Related Person as management fees, brokerage fees, fees payable to the owner of a Managed Property or similar fees or reimbursements, (ii) any other amounts received by the Borrowers or any
Related Person that constitute the property of a Person other than a Borrower
(including, without limitation, all revenues, receipts and other payments arising from the ownership, operation or management of properties by Affiliates of the Borrower), and (iii) security deposits received under a Lease, unless and until such security deposits are applied to the payment of amounts due under such Lease.

        "RELATED PERSON" means any Person in which any of the Borrowers or the
Guarantor holds greater than a ten percent (10%) equity interest.

        "RELEASE" has the meaning set forth in Section 11.4.

        "RELEASED PROPERTY" has the meaning set forth in Section 11.4.

        "RELEASE PRICE" means an amount equal to the greater of (x) one hundred twenty-five percent (125%) of the Allocated Loan Amount of the applicable
Property and (y) such amount as shall be required to be paid such that the Debt
Service Coverage Ratio following the proposed Release is equal to or greater than the Debt Service Coverage Ratio as in effect immediately prior to the
Release.

        "RENT ROLL" has the meaning set forth in Section 3.1. 18

         "RENTS" has the meaning set forth in the Deeds of Trust.

        "REPLACEMENT ADDITIONAL PLEDGED PROPERTY" and "REPLACEMENT ADDITIONAL
PLEDGED PROPERTIES" have the meanings set forth in Section 11.6.

        "REPLACEMENT PROPERTY" and "REPLACEMENT PROPERTIES" have the meanings set forth in Section 11.5.

        "RESERVE SUB-ACCOUNTS" has the meaning set forth in Section 7.1.

        "RESERVES" means the reserves held by or on behalf of Lender pursuant to this Loan Agreement or the other Loan Documents, including without limitation, the reserves established pursuant to Article VI.

        "RESTORATION" has the meaning set forth in Section 5.5.

        "S&P" means Standard & Poor's Ratings Services, a division of The
McGraw-Hill Companies, Inc.

        "SCHEDULED DEFEASANCE PAYMENTS" means:

        (a) with respect to a defeasance of the Loan in whole, payments on or prior to, but as close as possible to (i) each scheduled Payment Date, after the date of defeasance and through and including the first Payment Date that is three (3) months prior to the Anticipated Repayment Date, in amounts equal to the scheduled payments due on such dates under the Loan Documents and (ii) the first Payment Date that is three (3) months prior to the Anticipated Repayment
Date, in an amount equal to the Principal Amount of the Loan and accrued interest thereon; or

        (b) with respect to any defeasance of the Loan in part in connection with a Release, payments on or prior to, but as close as possible to, (i) each
Payment Date after the date of defeasance through and including the first
Payment Date that is three (3) months prior to the Anticipated Repayment Date, in amounts equal to a proportionate share (based on the percentage of the outstanding Principal Amount of the Loan prior to the defeasance represented by the Release Price) of the monthly installments of principal and interest due on such dates under the Loan Documents and (ii) the first Payment Date that is three (3) months prior to the Anticipated Repayment Date, in an amount equal to the remaining portion of the Release Price and any accrued interest thereon.

        "SCHEDULED PRINCIPAL PAYMENT" means, prior to the Anticipated Repayment
Date, the amounts set forth on EXHIBIT B, which such amount is based upon a
25-year amortization schedule.

        "SECURITIES" (whether or not capitalized) means any stock, shares, voting trust certificates, bonds, debentures, options, warrants, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

                                       19

        "SECURITIZATION" means a rated offering of securities representing direct or indirect interests in the Loan or the right to receive income therefrom.

        "SECURITY AGREEMENT" has the meaning set forth in Section 11.3.

        "SERVICER" means a servicer selected by Lender from time to time in its sole discretion to service the Loan.

        "SERVICING FEES" has the meaning set forth in Section 2.10.

        "SFAS" means Statement of Financial Accounting Standards 13 published by the Financial Accounting Standards Board.

        "SITE MANAGEMENT AGREEMENTS" means those certain leases, management agreements, or similar agreements pursuant to which the Borrowers are authorized to sublease or otherwise broker space at the Managed Properties.

        "SUB-ACCOUNTS" has the meaning set forth in Section 7.1.

        "SUBSTITUTED ADDITIONAL PLEDGED PROPERTY" has the meaning set forth in
        Section 11.6.

        "SUBSTITUTED PROPERTY" has the meaning set forth in Section 11.5.

        "SUBSTITUTION" has the meaning set forth in Section 11.5.

        "SUCCESSOR BORROWERS" has the meaning set forth in Section 11.3.

        "SUPPLEMENTAL FINANCIAL INFORMATION" means (i) commencing with the 2005 calendar year, a comparison of budgeted expenses and the actual expenses for the prior calendar year or corresponding calendar quarter for such prior year, (ii)
such other financial reports as the subject entity shall routinely and regularly prepare as requested by Lender, and (iii) with respect to GSI, a statement of all unsecured Indebtedness.

        "TAX LIABILITIES" has the meaning set forth in Section 2.8.

        "TITLE COMPANY" means Chicago Title Insurance Company, a Missouri corporation, and such other national title insurance company as may be acceptable to Lender.

        "TITLE POLICIES" means, collectively, (i) the ALTA mortgagee policies of title insurance pertaining to the Deeds of Trust on the Core Mortgaged
Properties issued by the Title Company to Lender in connection with the Closing and (ii) the mortgagee policies of title insurance pertaining to the Deeds of
Trust on the Other Mortgaged Properties.

        "TRANSFER" has the meaning set forth in Section 11.2.

        "TRUSTEE" means the trustee of the trust established to hold the Loan in connection with the Securitization.

                                       20

        "UCC" means the Uniform Commercial Code in effect in each State in which any of the Collateral or Other Company Collateral may be located from time to time.

        "UNDEFEASED NOTE" has the meaning set forth in Section 11.3.

        "WAIVING PARTY" has the meaning set forth in Section 13.1.

        "YIELD MAINTENANCE" has the meaning set forth in Section 2.6(B).

SECTION 1.2 ACCOUNTING TERMS.

        For purposes of this Loan Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to such terms in conformity with
GAAP.

SECTION 1.3 OTHER DEFINITIONAL PROVISIONS.

        References to "ARTICLES", "SECTIONS", "SUBSECTIONS", "EXHIBITS" and
"SCHEDULES" shall be to Articles, Sections, Subsections, Exhibits and Schedules,
respectively, of this Loan Agreement unless otherwise specifically provided. Any of the terms defined in Section 1.1 may, unless the context otherwise requires, be used in the singular or the plural depending on the reference. In this Loan
Agreement, "HEREOF", "HEREIN", "HERETO", "HEREUNDER" and the like mean and refer to this Loan Agreement as a whole and not merely to the specific article, section, subsection, paragraph or clause in which the respective word appears;
words importing any gender include the other genders; references to "WRITING"
include printing, typing, lithography and other means of reproducing words in a tangible visible form; the words "INCLUDING", "INCLUDES" and "INCLUDE" shall be deemed to be followed by the words "without limitation"; and any reference to any statute or regulation may include any amendments of same and any successor statutes and regulations. Further, (i) any reference to any agreement or other document may include subsequent amendments, assignments, and other modifications thereto, and (ii) any reference to any Person may include such Person's respective permitted successors and assigns or, in the case of governmental
Persons, Persons succeeding to the relevant functions of such Persons.

                                   ARTICLE II
                                TERMS OF THE LOAN

SECTION 2.1 LOAN.

        (A) AMENDMENT AND RESTATEMENT; LOAN. The Existing Credit Agreement is
hereby amended and restated in its entirety in accordance with the terms of this
Loan Agreement. Subject to the terms and conditions of this Loan Agreement and in reliance upon the representations and warranties of the Borrowers contained herein, Lender and the Borrowers agree to combine the Existing Indebtedness and the Increased Indebtedness so that together they shall constitute one loan in the principal amount of $418,000,000 (such loan and the obligation of the
Borrowers to repay the same together with all interest and other amounts from time to time owing hereunder may be referred to as the "LOAN") which Loan shall be comprised of the following seven (7) components (each, a "COMPONENT"): (i) a
Component in an original principal amount equal to $220,000,000 ("COMPONENT A");
(ii) a Component in an original

                                       21

principal amount equal to $23,000,000 ("COMPONENT B"); (iv) a Component in an original principal amount equal to $29,000,000 ("COMPONENT C"); (vi) a Component in an original principal amount equal to $52,000,000 ("COMPONENT D"); (viii) a
Component in an original principal amount equal to $21,000,000 ("COMPONENT E");
(x) a Component in an original principal amount equal to $38,000,000 ("COMPONENT
F"); (xii) a Component in an original principal amount equal to $35,000,000
("COMPONENT G").

        (B) NOTE. On the Closing Date, the Borrowers shall execute and deliver to Lender a Amended and Restated Promissory Note, dated of even date herewith
(as amended, modified or restated, and any replacement or substitute notes therefor, by means of multiple notes or otherwise, collectively, the "NOTE"), made by the Borrowers to the order of Lender, in the principal amount of
$418,000,000.

        (C) USE OF PROCEEDS. The proceeds of the Loan funded at Closing shall be used to (i) refinance existing indebtedness; (ii) pay all recording fees and taxes, title insurance premiums, the reasonable out-of-pocket costs and expenses incurred by Lender, including reasonable legal fees and expenses of counsel to
Lender, and other costs and expenses approved by Lender (which approval will not be unreasonably withheld) related to the Loan; (iii) establish the Reserves required hereunder; and (iv) provide for general corporate purposes, including, without limitation, payment of transaction costs and expenses incurred by the
Borrowers. The remaining proceeds of the Loan, if any, shall be disbursed to or as otherwise directed by the Borrowers.

SECTION 2.2 INTEREST.

        (A) RATE OF INTEREST. The outstanding principal balance of each
Component of the Loan shall bear interest at a rate per annum equal to the lesser of (i) the Component Rate, or following the Anticipated Repayment Date, the ARD Component Rate, as applicable, for such Component and (ii) the Maximum
Rate.

        (B) DEFAULT RATE. Notwithstanding the foregoing, upon the occurrence and during the continuance of an Event of Default and in any event from and after the Maturity Date of the Loan and until the Loan and all other Obligations are satisfied in full, the outstanding principal balance of each Component of the
Loan and all other Obligations shall bear interest until paid in full at a rate per annum that is five percent (5.0%) in excess of the then applicable Component
Rate, or the then applicable ARD Component Rate, for each Component otherwise applicable under this Loan Agreement and the Note (the "DEFAULT RATE").

        (C) COMPUTATION OF INTEREST. Interest on the Loan and all other
Obligations owing to Lender shall be computed on the basis of a 360-day year consisting of twelve (12) thirty (30) day months, and shall be charged for the actual number of days elapsed during any partial month. Interest shall be payable in arrears (except with respect to the number of days from the Payment
Date in any Interest Accrual Period to the last day of such Interest Accrual
Period as to which interest shall be payable in advance, if any).

        (D) INTEREST LAWS. Notwithstanding any provision to the contrary contained in this Loan Agreement or the other Loan Documents, the Borrowers shall not be required to pay, and

                                       22

Lender shall not be permitted to collect, any amount of interest in excess of the maximum amount of interest permitted by law ("EXCESS INTEREST"). If any
Excess Interest is provided for or determined by a court of competent jurisdiction to have been provided for in this Loan Agreement or in any of the other Loan Documents, then in such event: (1) the provisions of this subsection shall govern and control; (2) the Borrowers shall not be obligated to pay any
Excess Interest; (3) any Excess Interest that Lender may have received hereunder shall be, at Lender's option, (a) applied as a credit against either or both of the outstanding principal balance of the Loan or accrued and unpaid interest thereunder (not to exceed the maximum amount permitted by law), (b) refunded to the payor thereof, or (c) any combination of the foregoing; (4) the interest rate(s) provided for herein shall be automatically reduced to the maximum lawful rate allowed from time to time under applicable law (the "MAXIMUM RATE"), and this Loan Agreement and the other Loan Documents shall be deemed to have been and shall be, reformed and modified to reflect such reduction; and (5) the
Borrowers shall not have any action against Lender for any damages arising out of the payment or collection of any Excess Interest. Notwithstanding the foregoing, if for any period of time interest on any Obligation is calculated at the Maximum Rate rather than the applicable rate under this Loan Agreement, and thereafter such applicable rate becomes less than the Maximum Rate, the rate of interest payable on such Obligations shall, to the extent permitted by law, remain at the Maximum Rate until Lender shall have received or accrued the amount of interest which Lender would have received or accrued during such period on Obligations had the rate of interest not been limited to the Maximum
Rate during such period. If the Default Rate shall be finally determined to be unlawful, then the Component Rate, or the ARD Component Rate, as applicable, with respect to each Component shall be applicable during any time when the
Default Rate would have been applicable hereunder, provided however that if the
Maximum Rate is greater or lesser than the Component Rate, or the ARD Component
Rate, as applicable, with respect to any Component, then the foregoing provisions of this paragraph shall apply.

        (E) LATE CHARGES. If an Event of Default regarding non-payment of principal, interest or other sums due hereunder or under any of the other Loan
Documents shall occur, then the Borrowers shall pay to Lender, in addition to all sums otherwise due and payable, a late fee in an amount equal to five percent (5.0%) of such principal, interest or other sums due hereunder or under any other Loan Document, such late charge to be immediately due and payable without demand by Lender.

                                       23

SECTION 2.3 ADDITIONAL BORROWERS. With Lender's approval (in its sole discretion), on or before February 5, 2004, PTI may elect to cause one or more of its Affiliates to assume and become jointly and severally obligated under the
Note and the Loan Documents for repayment of the Loan, including subjecting one or more properties owned by such Affiliate to be added as Collateral for repayment of the Loan. Upon such election, (i) Schedule I shall be amended to add such additional Affiliates as are designated to become "Borrowers"
hereunder; (ii) all references to the Borrowers hereunder shall include all of the Borrowers identified on such amended Schedule I; and (iii) each additional designated Affiliate shall execute an assumption and joinder agreement in the form of EXHIBIT E.

SECTION 2.4 PAYMENTS.

        (A) PAYMENTS OF INTEREST AND PRINCIPAL. The Borrowers shall make payments of interest and principal on the Note as follows:

                 (i) On each Payment Date commencing with the Payment Date in
March 2004, and on each Payment Date thereafter through and including the
Anticipated Repayment Date, the Borrowers shall make a payment of interest at the applicable Component Rate on each Component for the Interest Accrual Period immediately preceding each such Payment Date (together with any late charges,
Servicing Fees and other expenses then due and owing under the Loan Documents), and in addition shall make a payment of principal on the Loan in an amount equal to the Scheduled Principal Payment which shall be applied first to pay late charges, the charges and expenses of Lender, and any Servicing Fees as provided hereunder, second to currently accruing interest at the applicable Component
Rate on each Component, and third, to the Principal Amount of Component A until the Principal Amount of Component A has been reduced to zero, and then sequentially to each Component with an earlier alphabetical designation (i.e., B through G, in that order until the Principal Amount of each Component is repaid in full; and

                 (ii) On each Payment Date, commencing with the first Payment
Date following the Anticipated Repayment Date, and on each Payment Date thereafter through the Maturity Date, interest shall accrue on each Component at the applicable ARD Component Rate. Commencing on the first Payment Date after the Anticipated Repayment Date, and on each Payment Date thereafter through the
Maturity Date, 100% of Excess Cash Flow for the calendar month preceding the calendar month in which such Payment Date occurs shall be due and shall be applied, first to pay late charges, the charges and expenses of Lender, and
Servicing Fees as provided hereunder, second to currently accruing interest at the applicable Component Rate on each Component, third, to the Principal Amount of Component A until the Principal Amount of Component A has been reduced to zero, and then sequentially to each Component with an earlier alphabetical designation (i.e., B through G, in that order) until the Principal Amount of each Component is repaid in full, and fourth, to the Accrued Interest on
Component A until the Accrued Interest with respect to Component A has been reduced to zero, and then sequentially to each Component with an earlier alphabetical designation (i.e., B through G, in that order until the Accrued
Interest with respect to each such Component is paid in full. Until paid, the excess of (x) the applicable ARD Component Rate for each Component over (y) the applicable Component Rate for each Component, shall be deferred and, on each
Payment Date, shall be added to any

                                       24

interest previously deferred pursuant to this sentence and remaining unpaid (the
"ACCRUED INTEREST"). Accrued Interest shall not bear interest.

        (B) DATE AND TIME OF PAYMENT. Two (2) Business Days prior to the applicable Payment Date, Lender shall provide a statement of principal and interest required to be paid on such Payment Date. The Borrowers shall receive credit for payments on the Loan which are transferred to the account of Lender as provided below (i) on the day that such funds are received by Lender if such receipt occurs by 2:00 p.m. (New York time) on such day, or (ii) on the next succeeding Business Day after such funds are received by Lender if such receipt occurs after 2:00 p.m. (New York time). Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, the payment may be made on the next succeeding Business Day.

        (C) MANNER OF PAYMENT; APPLICATION OF PAYMENTS. The Borrowers promise to pay all of the Obligations relating to the Loan as such amounts become due or are declared due pursuant to the terms of this Loan Agreement. All payments by the Borrowers on the Loan shall be made without deduction, defense, set off or counterclaim and in immediately available funds delivered to Lender by wire transfer to such accounts at such banks as Lender may from time to time designate. Prior to an Event of Default, each payment shall be applied in accordance with Section 2.4(A) hereof and, to the extent sufficient funds are contained in the Lock Box Account, or an Account or Sub-Account thereof, to make the required monthly payments to the applicable Reserves and Sub-Accounts on such Payment Date, the Borrowers shall be deemed to have satisfied its obligation to make such payments. Upon the occurrence and during the continuance of an Event of Default, payments shall be applied to the Obligations in such order as Lender shall determine in its sole and absolute discretion.

SECTION 2.5 MATURITY.

        (A) MATURITY DATE. To the extent not sooner due and payable in accordance with the Loan Documents, the then outstanding principal balance of the Loan, all accrued and unpaid interest thereon (and including interest through the end of the Interest Accrual Period then in effect), and all other sums then owing to Lender hereunder and under the Note, the Deeds of Trust and the other Loan Documents, shall be due and payable on the Maturity Date.

SECTION 2.6 PREPAYMENT.

        (A) LIMITATION ON PREPAYMENT. The Borrowers shall have no right to prepay the Loan in whole or in part, except as expressly set forth in this Loan
Agreement. (i) From and after the second (2nd) anniversary of the Closing Date, the Borrowers may prepay the Loan in whole, or in part, at any time, and (ii) if a partial prepayment is required to be made to cure a Default under Sections
8.1(E), 8.1(P) or 8.1(Q), the Borrower may prepay the Loan in part, at any time, provided that (x) the Borrowers shall provide to Lender not less than fifteen
(15) days' prior written notice of such prepayment, (y) together with such prepayment the Borrowers also shall pay all accrued and unpaid interest and all other Obligations then due and owing, and (z) if such prepayment occurs on any day other than a Payment Date, then together therewith the Borrowers also shall pay to Lender the amount of interest that would have accrued on the amount being prepaid from and including the date of such prepayment to the end of such
Interest Accrual

                                       25

Period. Subject to the provisions of Section 2.4(C), all prepayments made under this Loan Agreement shall be applied in accordance with Section 2.4(A).

        (B) YIELD MAINTENANCE DUE. If any prepayment of all or any portion of the Loan shall occur (including on account of acceleration of the Loan (whether or not due to an Event of Default) or otherwise), then except only as expressly provided in this Loan Agreement or the other Loan Documents to the contrary, the
Borrowers shall pay the Yield Maintenance on the amount prepaid to Lender together with such prepayment, as liquidated damages and compensation for costs incurred, and in addition to all other amounts due and owing to Lender.
Notwithstanding the foregoing, no Yield Maintenance will be due as to a prepayment of the Loan on any Payment Date that occurs during or after the three
(3) month period immediately preceding the Anticipated Repayment Date (provided the amount of interest that would have accrued on the amount being prepaid from and including the date of such prepayment through the following Payment Date shall be payable with such prepayment). The foregoing designation of any amount of Yield Maintenance in this Agreement shall not create a right to prepay at any time or in any circumstances where this Loan Agreement does not expressly state that such a right exists. "YIELD MAINTENANCE" means the excess, if any, of (x)
the present value on the date of prepayment (by acceleration or otherwise) of all future installments of principal and interest which the Borrowers would otherwise be required to pay on that portion of the applicable Component prepaid from the date of such prepayment to and including the Payment Date that is three
(3) months prior to the Anticipated Repayment Date absent such prepayment, assuming the entire unpaid Principal Amount of such Component is required to be paid on such Payment Date, with such present value being determined by the use of a discount rate equal to the sum of (a) the yield to maturity (adjusted to a
"mortgage equivalent basis" pursuant to the standards and practices of the
Securities Industry Association), on the date of such prepayment of the United
States Treasury Security having the term to maturity closest to the Payment Date that is three (3) months prior to the Anticipated Repayment Date, and (b) .50%, over (y) that portion of the applicable Component prepaid on the date of such prepayment.

SECTION 2.7 OUTSTANDING BALANCE. The balance on Lender's books and records shall be presumptive evidence (absent manifest error) of the amounts owing to Lender by the Borrowers; provided that any failure to record any transaction affecting such balance or any error in so recording shall not limit or otherwise affect the Borrowers' obligation to pay the Obligations.

SECTION 2.8 TAXES. Any and all payments or reimbursements made hereunder or under the Note shall be made free and clear of and without deduction for any and all taxes, withholding taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto arising out of or in connection with the transactions contemplated by the Loan Documents (all such taxes, levies, imposts, deductions, charges or withholdings and all liabilities with respect thereto (excluding taxes imposed on net income in accordance with the following sentence) herein "TAX LIABILITIES"). Notwithstanding the foregoing, the Borrowers shall not be liable for taxes imposed on the net income of Lender by the jurisdiction under the laws of which Lender is organized or doing business or any political subdivision thereof and taxes imposed on its net income by the jurisdiction of Lender's applicable lending office or any political subdivision thereof. If the Borrowers shall be required by law to deduct any such Tax Liabilities (or amounts in estimation or reimbursement for the same) from or in respect of any sum payable hereunder to Lender, then the sum payable hereunder shall be increased as may be necessary so that, after

                                       26

making all required deductions, Lender receives an amount equal to the sum it would have received had no such deductions been made.

SECTION 2.9 REASONABLENESS OF CHARGES. The Borrower Parties agree that (i) the actual costs and damages that Lender would suffer by reason of an Event of
Default (exclusive of the attorneys' fees and other costs incurred in connection with enforcement of Lender's rights under the Loan Documents) or a prepayment would be difficult and needlessly expensive to calculate and establish, and (ii)
the amounts of the Default Rate, the late charges, and the Yield Maintenance are reasonable, taking into consideration the circumstances known to the parties at this time, and (iii) such Default Rate and late charges and Lender's reasonable attorneys' fees and other costs and expenses incurred in connection with enforcement of Lender's rights under the Loan Documents shall be due and payable as provided herein, and (iv) such interest at the Default Rate, late charges,
Yield Maintenance, and the obligation to pay Lender's reasonable attorneys' fees and other enforcement costs do not, individually or collectively, constitute a penalty.

SECTION 2.10 SERVICING/SPECIAL SERVICING. Lender may change the Servicer from time to time without the consent of the Borrowers, on prior written notice to the Borrowers. The Borrowers expressly acknowledge and agree that the Servicer's fees, and if the Loan becomes a specially serviced loan, any additional fees of the Servicer payable in connection therewith, and such additional trust fund expenses and fees, including any Rating Agency fees, as shall be incurred in connection with the Securitization (collectively, the "SERVICING FEE") shall be payable by the Borrowers and shall constitute a portion of the Obligations;
provided, however, that at no time shall the Borrowers be liable for Servicing
Fees in excess of those fees charged to Lender. Lender shall provide a reasonably detailed statement of Servicing Fees for which the Borrowers are liable two (2) Business Days prior to the date when due; provided that failure to timely provide such statement shall not relieve the Borrowers from the obligation to pay all such Servicing Fees.

                                   ARTICLE III
                               CONDITIONS TO LOAN

SECTION 3.1 CONDITIONS TO FUNDING OF THE LOAN ON THE CLOSING DATE. The
obligations of Lender to fund the Loan are subject to the prior or concurrent satisfaction or waiver of the conditions set forth below, and to satisfaction of any other conditions specified herein or elsewhere in the Loan Documents. Where in this Section any documents, instruments or information are to be delivered to
Lender, then the condition shall not be satisfied unless (i) the same shall be in form and substance satisfactory to Lender, and (ii) if so required by Lender, the Borrowers shall deliver to Lender a certificate duly executed by the
Borrowers stating that the applicable document, instrument or information is true and complete and does not omit to state any information without which the same might reasonably be deemed materially misleading.

        (A) LOAN DOCUMENTS. On or before the Closing Date, the Borrowers shall execute and deliver and cause to be executed and delivered to Lender all of the
Loan Documents together with such other documents as may be reasonably required by Lender, each, unless otherwise noted, of even date herewith, duly executed, in form and substance satisfactory to Lender and in

                                       27

quantities designated by Lender (except for the Note, of which only one shall be signed), which Loan Documents shall become effective upon the Closing.

        (B) DEPOSITS. The deposits required herein, including without limitation, the initial deposits into the Reserves and Accounts, shall have been made (and at the Borrowers' option, the same may be made from the proceeds of the Loan).

        (C) PERFORMANCE OF AGREEMENTS, TRUTH OF REPRESENTATIONS AND WARRANTIES.
Each Borrower Party and all other Persons executing any agreement on behalf of any Borrower Party shall have performed in all material respects all agreements which this Loan Agreement provides shall be performed on or before the Closing
Date. The representations and warranties contained herein and in the other Loan
Documents shall be true, correct and complete in all material respects on and as of the Closing Date.

        (D) CLOSING CERTIFICATE. On or before the Closing Date, Lender shall have received certificates of even date herewith executed on behalf of each
Borrower by the chief financial officer (or similar officer of the Borrowers)
stating that: (i) on such date, to the Borrowers' Knowledge no Default exists;
(ii) no material adverse change in the financial condition or operations of the business of the Borrowers or the projected cash flow of the Borrowers or the
Properties has occurred since the delivery to Lender of any financial statements, budgets, proformas, or similar materials (or if there has been any change, specifying such change in detail), and that, to the Borrowers' Knowledge after due inquiry, such financial materials fairly present the financial condition and results of operations of the Borrowers, and all other materials delivered to Lender are complete and accurate in all material respects; (iii)
the representations and warranties set forth in this Loan Agreement are true and correct in all material respects on and as of such date with the same effect as though made on and as of such date (or if any such representations or warranties require qualification, specifying such qualification in detail); and (iv) to the
Borrowers' Knowledge, there are no material facts or conditions concerning the
Properties or any Borrower Party that have not been disclosed to Lender which could have a Material Adverse Effect.

        (E) OPINIONS OF COUNSEL. On or before the Closing Date, Lender shall have received from legal counsel for the Borrowers reasonably satisfactory to
Lender, written legal opinions, each in form and substance acceptable to Lender, as to such matters as Lender shall request, including opinions to the effect that (i) each of the Borrower Parties is validly existing and in good standing in its state of organization, (ii) this Loan Agreement and the Loan Documents have been duly authorized, executed and delivered and are enforceable in accordance with their terms subject to customary qualifications for bankruptcy, general equitable principles, and other customary assumptions and qualifications; (iii) the Deposit Account Agreement and Cash Management
Agreement have been duly authorized, executed and delivered by Borrower and
Manager and are enforceable in accordance with their terms and the security interests in favor of Lender in the Account Collateral have been validly created and perfected; and (iv) none of the Borrowers, the Manager or the Guarantor would be consolidated in any bankruptcy proceeding affecting GSI. Also on or before the Closing Date, Lender shall have received the following legal opinions, each in form and substance acceptable to Lender: (a) an opinion of the
Borrowers' local counsel in Alabama, California, Florida, Georgia, Louisiana,
Tennessee and Texas as to the enforceability of, and the creation and perfection of Liens under, the Deeds of

                                       28

Trust in such states and such other matters as Lender may reasonably request;
(b) opinions of Richards, Layton & Finger or other Delaware legal counsel, acceptable to Lender, for each of the Guarantor and Manager that, among other matters, (1) under Delaware law (x) the prior unanimous written consent of its board of directors (including the Independent Directors) would be required for a voluntary bankruptcy filing by the Guarantor or Manager, (x) such unanimous consent requirements are enforceable against Guarantor and Manager in accordance with their terms; (2) under Delaware law the bankruptcy or dissolution of its member would not cause the dissolution of the Guarantor or Manager; (3) under
Delaware law, creditors of its member shall have no legal or equitable remedies with respect to the assets of the Guarantor or Manager; and (4) a federal bankruptcy court would hold that Delaware law governs the determination of what
Persons have authority to file a voluntary bankruptcy petition on behalf of the
Guarantor and Manager; and (c) such other legal opinions as Lender may reasonably request.

        (F) TITLE POLICIES. On or before the Closing Date, Lender shall have received and approved the Title Policies being issued with respect to the Core
Mortgaged Properties, and copies of the existing Title Policies with respect to the Other Mortgaged Properties. The Title Policies shall be in form and substance reasonably satisfactory to Lender, shall be in full force and effect, shall be freely assignable to and will inure to the benefit of the Trustee
(subject to recordation of assignments of the Deeds of Trust) without the consent or any notification to the Title Company, shall have the premium therefore paid in full as of the Closing Date, the Title Company shall be licensed in the state in which the related Property is located, shall have no claims made under such Title Policy, and shall affirmatively insure (unless the related Property is in a jurisdiction where such affirmative insurance is not available) that the area shown on the survey reviewed or prepared in connection with the origination of the Loan is the same as the Property legally described in the related Deed of Trust.

        (G) CERTIFICATES OF FORMATION AND GOOD STANDING. On or before the
Closing Date, Lender shall have received copies of the organizational documents and filings of each Borrower Party, together with good standing certificates (or similar documentation) (including verification of tax status) from the state of its formation and from all states in which the laws thereof require such Person to be qualified and/or licensed to do business (including without limitation, each state in which the Properties are located for the applicable Borrower(s)
and, to the extent required by law, Member). Each such certificate shall be dated not more than 30 days prior to the Closing Date, as applicable, and certified by the applicable Secretary of State or other authorized governmental entity. In addition, on or before the Closing Date the secretary or corresponding officer of each Borrower Party, or the secretary or corresponding officer of the partner, trustee, or other Person as required by such Borrower
Party's organizational documents (as the case may be, the "BORROWER PARTY
SECRETARY") shall have delivered to Lender a certificate stating that the copies of the organizational documents as delivered to Lender are true and correct and are in full force and effect, and that the same have not been amended except by such amendments as have been so delivered to Lender.

        (H) CERTIFICATES OF INCUMBENCY AND RESOLUTIONS. On or before the Closing
Date, Lender shall have received certificates of incumbency and resolutions of each Borrower Party and its constituents as requested by Lender, approving and authorizing the Loan and the execution, delivery and performance of the Loan
Documents, certified as of the Closing Date by

                                       29

the Borrower Party Secretary as being in full force and effect without modification or amendment.

        (I) AGREEMENTS. On or before the Closing Date, Lender shall have received a list of all Material Agreements and, to the extent requested by
Lender, copies thereof.

        (J) RENT ROLL. Prior to the Closing, Lender shall have received from the
Borrowers a rent roll for each of the Properties (collectively, the "RENT
ROLL"), certified by the Borrowers, and in form and substance satisfactory to
Lender.

        (K) LEASES. Prior to the Closing, Lender shall have received true, correct and complete copies of the Leases, as amended.

        (L) INSURANCE POLICIES AND ENDORSEMENTS. On or before the Closing Date,
Lender shall have received copies of certificates of insurance (dated not more than 20 days prior to the Closing Date) regarding insurance required to be maintained under this Loan Agreement and the other Loan Documents, together with endorsements satisfactory to Lender naming Lender as an additional insured and loss payee, as required by this Loan Agreement, under such policies. In addition, as to any insurance matters arising under Environmental Laws or pertaining to any environmental insurance that any of the Borrowers has with respect to any Property, the same shall be endorsed to Lender as required by this Loan Agreement and shall name Lender as an insured, additional insured and/or loss payee, as applicable.

        (M) DOCUMENTATION REGARDING APPLICATION OF PROCEEDS. At least two (2)
days prior to the Closing Date, Lender shall have received payoff demand letters and wiring instructions from each lender or other obligee of any existing indebtedness which is required to be repaid pursuant to this Loan Agreement.

        (N) LEGAL FEES; CLOSING EXPENSES. The Borrowers shall have paid any and all reasonable legal fees and expenses of counsel to Lender, together with all recording fees and taxes, title insurance premiums, and other reasonable costs and expenses related to the Closing.

        (O) GROUND LEASES. On or before the Closing Date, Lender shall have received true and complete copies of each of the Ground Leases, certified by the
Borrowers.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

        In order to induce Lender to enter into this Loan Agreement and to make the Loan, each Borrower represents and warrants to Lender that the statements set forth in this Article IV, after giving effect to the Closing, will be, true, correct and complete in all material respects as of the Closing Date.

SECTION 4.1 ORGANIZATION, POWERS, CAPITALIZATION, GOOD STANDING, BUSINESS.

        (A) ORGANIZATION AND POWERS. Each Borrower Party is duly organized, validly existing and in good standing under the laws of the state of its formation. Each Borrower Party has all requisite power and authority to own and operate its properties, to carry on its business as

                                       30

now conducted and proposed to be conducted, and to enter into each Loan Document to which it is a party and to perform the terms thereof.

        (B) QUALIFICATION. Each Borrower Party is duly qualified and in good standing in the state of its formation. In addition, each Borrower Party is duly qualified and in good standing in each state where necessary to carry on its present business and operations, except in jurisdictions in which the failure to be qualified and in good standing could not reasonably be expected to have a
Material Adverse Effect.

        (C) ORGANIZATION. The organizational chart set forth as SCHEDULE 4.1(C)
accurately sets forth the direct and indirect ownership structure of the
Borrowers.

SECTION 4.2 AUTHORIZATION OF BORROWING, ETC.

        (A) AUTHORIZATION OF BORROWING. The Borrowers have the power and authority to incur the Indebtedness evidenced by the Note. The execution, delivery and performance by each Borrower Party of each of the Loan Documents to which it is a party and the consummation of the transactions contemplated thereby have been duly authorized by all necessary limited liability company, partnership, trustee, corporate or other action, as the case may be.

        (B) NO CONFLICT. The execution, delivery and performance by each
Borrower Party of the Loan Documents to which it is a party and the consummation of the transactions contemplated thereby do not and will not: (1) violate (x)
any provision of law applicable to any Borrower Party; (y) the partnership agreement, certificate of limited partnership, certificate of formation, certificate of incorporation, bylaws, declaration of trust, limited liability company agreement, operating agreement or other organizational documents, as the case may be, of each Borrower Party; or (z) any order, judgment or decree of any
Governmental Authority binding on any Borrower Party or any of its Affiliates;
(2) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of any Borrower
Party or any of its Affiliates (except where such breach will not cause a
Material Adverse Effect); (3) result in or require the creation or imposition of any material Lien (other than the Lien of the Loan Documents) upon the
Properties or assets of any Borrower Party; or (4) require any approval or consent of any Person under any Contractual Obligation of any Borrower Party, which approvals or consents have not been obtained on or before the dates required under such Contractual Obligation, but in no event later than the
Closing Date (except where the failure to obtain such approval or consent will not have a Material Adverse Effect).

        (C) GOVERNMENTAL CONSENTS. The execution and delivery by each Borrower
Party of the Loan Documents to which it is a party, and the consummation of the transactions contemplated thereby do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any
Governmental Authority.

        (D) BINDING OBLIGATIONS. This Loan Agreement is, and the Loan Documents,
including the Note, when executed and delivered will be, the legally valid and binding obligations of each Borrower Party that is a party thereto, enforceable against each of the Borrower Parties, as applicable, in accordance with their respective terms, subject to bankruptcy, insolvency, moratorium, reorganization and other similar laws affecting creditor's rights. No

                                       31

Borrower Party has any defense or offset to any of its obligations under the
Loan Documents to which it is a party. No Borrower Party has any claim against
Lender or any Affiliate of Lender.

SECTION 4.3 FINANCIAL STATEMENTS. All financial statements concerning any of the
Borrowers and their Affiliates which have been furnished by or on behalf of the
Borrowers to Lender pursuant to this Loan Agreement present fairly in all material respects the financial condition of the Persons covered thereby.

SECTION 4.4 INDEBTEDNESS AND CONTINGENT OBLIGATIONS. As of the Closing, the
Borrowers shall have no outstanding Indebtedness or Contingent Obligations other than the Obligations or any other Permitted Indebtedness.

SECTION 4.5 TITLE TO THE PROPERTIES. The Borrowers have good and marketable fee simple title (or, in the case of the Ground Leased Properties, leasehold title)
to the Properties, other than the Managed Properties, free and clear of all
Liens except for the Permitted Encumbrances. The Borrowers own and will own at all times all personal property on the Properties (other than the Managed
Properties and personal property which is either owned by tenants of such
Property, not used or necessary for the operation of the applicable Property, or leased by the Borrowers as permitted hereunder), subject only to the Permitted
Encumbrances. The Deeds of Trust will create (i) a valid, perfected first lien on the applicable Properties, subject only to the Permitted Encumbrances, and
(ii) perfected first priority security interests in and to, and perfected collateral assignments of, all personalty in connection therewith (including the
Rents and the Leases), all in accordance with the terms thereof, in each case subject only to any applicable Permitted Encumbrances. Except as set forth on
SCHEDULE 4.5, there are no proceedings in condemnation or eminent domain affecting any of the Properties, and to the actual Knowledge of the Borrowers, none is threatened. No Person has any option or other right to purchase all or any portion of any of the Properties owned by the Borrowers or any interest therein. There are no mechanic's, materialman's or other similar liens or claims which have been filed for work, labor or materials affecting the Properties which are or will be liens prior to, or equal or coordinate with, the lien of the applicable Deed of Trust the effect of which is reasonably likely to have a
Material Adverse Effect. The Permitted Encumbrances, in the aggregate, do not materially interfere with the benefits of the security intended to be provided by the Deeds of Trust and this Loan Agreement, materially and adversely affect the value of any of the Mortgaged Properties taken as a whole, impair the use or operations of the Mortgaged Properties or impair the Borrowers' ability to pay their respective obligations in a timely manner.

SECTION 4.6 ZONING; COMPLIANCE WITH LAWS. The Properties and the use thereof comply with all applicable zoning, subdivision and land use laws, regulations and ordinances, all applicable health, fire, building codes, parking laws and all other laws, statutes, codes, ordinances, rules and regulations applicable to the Properties, or any of them, including without limitation the Americans with
Disabilities Act, except to the extent failure to so comply would not, in the aggregate, be reasonably likely to have a Material Adverse Effect. All permits, licenses and certificates for the lawful use, occupancy and operation of each component of each of the Properties given as Collateral hereunder in the manner in which it is currently being used, occupied and operated have been obtained and are current and in full force and effect, except to the extent failure to obtain any such permits, licenses or certificates would not, in the aggregate, be reasonably likely to have a Material Adverse Effect. To the Borrowers'
Knowledge,

                                       32

(i) except as set forth on SCHEDULE 4.6, no legal proceedings are pending or threatened with respect to the zoning of any Property and (ii) except as set forth in the Title Policies, neither the zoning nor any other right to construct, use or operate any Property is in any way dependent upon or related to any real estate other than such Property.

SECTION 4.7 LEASES; AGREEMENTS.

        (A) LEASES; AGREEMENTS. The Borrowers have delivered to Lender true and complete copies (in all material respects) of all (i) Leases and (ii) Material
Agreements affecting the operation and management of the Properties, and such
Leases and Material Agreements have not been modified or amended except pursuant to amendments or modifications delivered to Lender. Except for the rights of the
Manager pursuant to the existing Management Agreement, and the fee owners of
Managed Properties, no Person has any right or obligation to manage any of the
Properties or to receive compensation in connection with such management. Except for the parties to any leasing brokerage agreement that has been delivered to
Lender, no Person has any right or obligation to lease or solicit tenants for the Properties, or (except for cooperating outside brokers) to receive compensation in connection with such leasing.

        (B) RENT ROLL, DISCLOSURE. A true and correct copy of the Rent Roll has been delivered to Lender. Except only as specified in the Rent Roll, or as otherwise disclosed to Lender in the estoppel certificates delivered to Lender at Closing, to the Borrowers' Knowledge, (i) the Leases are in full force and effect; (ii) the Borrowers have not given any notice of default to any tenant under any Lease which remains uncured; (iii) no tenant has any set off, claim or defense to the enforcement of any Lease; (iv) no tenant is in arrears in the payment of rent, additional rent or any other charges whatsoever due under any
Lease, or is materially in default in the performance of any other obligations under such Lease; and (v) there are no rent concessions (whether in form of cash contributions, work agreements, assumption of an existing tenant's other obligations, or otherwise) or extensions of time whatsoever not reflected in such Rent Roll, except to the extent that the failure of the representations set forth in items (i) through (iv) to be true with respect to Leases (other than
Material Leases) is not reasonably likely to have a Material Adverse Effect. To the Borrowers' Knowledge, each of the Leases is valid and binding on the parties thereto in accordance with its terms.

        (C) MANAGEMENT AGREEMENT. The Borrowers have delivered to Lender a true and complete copy of the Management Agreement to which they are a party that will be in effect on the Closing Date, and such Management Agreement has not been modified or amended except pursuant to amendments or modifications delivered to Lender. The Management Agreement is in full force and effect and no default by any of the Borrowers or Manager exists thereunder.

SECTION 4.8 CONDITION OF THE PROPERTIES. Except as set forth on SCHEDULE 4.8, all Improvements are in good repair and condition. Any damage to the
Improvements identified on SCHEDULE 4.8 are fully covered by insurance (subject to the applicable deductible) and the required repairs identified thereon are capable of being completed within six (6) months of the Closing Date. The
Borrowers are not aware of any latent or patent structural or other material defect or deficiency in the Properties and all necessary utilities are fully connected to the Improvements and are fully operational, are sufficient to meet the reasonable needs of each of the Properties as now used or presently contemplated to be used, and no other utility facilities or

                                       33

repairs are necessary to meet the reasonable needs of each of the Properties as now used or presently contemplated. To the Borrowers' Knowledge, none of the
Improvements create encroachments over, across or upon the Properties' boundary lines, rights of way or easements, and no building or other improvements on adjoining land create such an encroachment, which could reasonably be expected to have a Material Adverse Effect. Access has been insured by the Title Company for all Core Mortgaged Properties that are also Ground Leased Properties and the
Borrowers have access to each of the Core Mortgaged Properties that are not
Ground Leased Properties except to the extent that failure to have such access would not be reasonably likely to have a Material Adverse Effect.

SECTION 4.9 LITIGATION; ADVERSE FACTS. Except as set forth on SCHEDULE 4.9, there are no judgments outstanding against any Borrower Party, or affecting any of the Properties or any property of any Borrower, nor to the Borrower's
Knowledge after due inquiry is there any action, charge, claim, demand, suit, proceeding, petition, governmental investigation or arbitration now pending or threatened against any Borrower Party or any of the Properties that could reasonably be expected to result in a Material Adverse Effect.

SECTION 4.10 PAYMENT OF TAXES. All federal, state and local tax returns and reports of each Borrower required to be filed have been timely filed (or each
Borrower has timely filed for an extension and the applicable extension has not expired), and all taxes, assessments, fees and other governmental charges
(including any payments in lieu of taxes) upon such Person and upon its properties, assets, income and franchises which are due and payable have been paid except to the extent same are being contested in accordance with Section
5.3(B).

SECTION 4.11 ADVERSE CONTRACTS. Except for the Loan Documents, the Borrowers are
not parties to or bound by, nor is any property of such Person subject to or bound by, any contract or other agreement which restricts such Person's ability to conduct its business in the ordinary course as currently conducted that, either individually or in the aggregate, has a Material Adverse Effect or could reasonably be expected to have a Material Adverse Effect.

SECTION 4.12 PERFORMANCE OF AGREEMENTS. To the Borrowers' Knowledge, no Borrower
is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Contractual Obligation of any such Borrower which could reasonably be expected to have a Material Adverse
Effect, and no condition exists that, with the giving of notice or the lapse of time or both, would constitute such a default which could reasonably be expected to have a Material Adverse Effect.

SECTION 4.13 GOVERNMENTAL REGULATION. No Borrower Party is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act or
the Investment Company Act of 1940 or to any federal or state statute or regulation limiting its ability to incur indebtedness for borrowed money.

SECTION 4.14 EMPLOYEE BENEFIT PLANS. Except as set forth on SCHEDULE 4.14, no
Borrower Party maintains or contributes to, or has any obligation (including a contingent obligation) under, any Employee Benefit Plans.

                                       34

SECTION 4.15 BROKER'S FEES. No broker's or finder's fee, commission or similar compensation will be payable by or pursuant to any contract or other obligation of the Borrowers with respect to the making of the Loan or any of the other transactions contemplated hereby or by any of the Loan Documents. The Borrowers shall indemnify, defend, protect, pay and hold Lender harmless from any and all broker's or finder's fees claimed to be due in connection with the making of the
Loan arising from any Borrower Parties' actions.

SECTION 4.16 SOLVENCY. The Borrowers (a) have not entered into the transaction or any Loan Document with the actual intent to hinder, delay, or defraud any creditor and (b) received reasonably equivalent value in exchange for its obligations under the Loan Documents. Giving effect to the Loan, the fair saleable value of each Borrower's assets exceed and will, immediately following the making of the Loan, exceed such Borrower's total liabilities, including, without limitation, subordinated, unliquidated, disputed and Contingent
Obligations. The fair saleable value of each Borrower's assets is and will, immediately following the making of the Loan, be greater than the Borrower's probable liabilities, including the maximum amount of its Contingent Obligations on its debts as such debts become absolute and matured. Each Borrower's assets do not and, immediately following the making of the Loan will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. The Borrowers do not intend to, and do not believe that they will, incur Indebtedness and liabilities (including Contingent Obligations and other commitments) beyond its ability to pay such Indebtedness and liabilities as they mature (taking into account the timing and amounts of cash to be received by the Borrowers and the amounts to be payable on or in respect of obligations of the Borrowers).

SECTION 4.17 DISCLOSURE. No financial statements or other information furnished to Lender by or on behalf of any of the Borrowers contains any untrue representation, warranty or statement of a material fact, or omits to state a material fact necessary in order to make the statements contained therein not misleading. No Loan Document or any other document, certificate or written statement for use in connection with the Loan and prepared by the Borrowers, or any information provided by any Borrower and contained in, or used in preparation of, any document or certificate for use in connection with the Loan, contains any untrue representation, warranty or statement of a material fact, or omits to state a material fact necessary in order to make the statements contained therein not misleading. There is no fact known to the Borrowers that has had or will have a Material Adverse Effect and that has not been disclosed in writing to Lender by the Borrowers.

SECTION 4.18 USE OF PROCEEDS AND MARGIN SECURITY. The Borrowers shall use the proceeds of the Loan only for the purposes set forth herein and consistent with all applicable laws, statutes, rules and regulations. No portion of the proceeds of the Loan shall be used by the Borrowers or any Person in any manner that might cause the borrowing or the application of such proceeds to violate
Regulation T, Regulation U or Regulation X or any other regulation of the Board of Governors of the Federal Reserve System.

SECTION 4.19 INSURANCE. Set forth on SCHEDULE 4.19 is a complete and accurate description of all policies of insurance for each Borrower that are in effect as of the Closing Date. Such insurance policies conform to the requirements of
Section 5.4. No notice of cancellation has

                                       35

been received with respect to such policies, and, to each Borrower's Knowledge, the Borrowers are in compliance with all conditions contained in such policies.

SECTION 4.20 INVESTMENTS. The Borrowers have no (i) direct or indirect interest in, including without limitation stock, partnership interest or other securities of, any other Person (other than the other Borrowers), or (ii) direct or indirect loan, advance or capital contribution to any other Person, including all indebtedness and accounts receivable from that other Person (other than the other Borrowers).

SECTION 4.21 NO PLAN ASSETS. No Borrower Party is or will be (i) an employee benefit plan as defined in Section 3(3) of ERISA which is subject to ERISA, (ii)
a plan as defined in Section 4975(e)(1) of the IRC which is subject to Section
4975 of the IRC, or (iii) an entity whose underlying assets constitute "plan assets" of any such employee benefit plan or plan for purposes of Title I of
ERISA of Section 4975 of the IRC; provided that, in making such representation, the Borrowers have assumed that (i) no portion of the Loan shall be funded with plan assets of any employee benefit plan that is subject to Title I of ERISA or any plan that is covered by Section 4975 of the Code unless the Lender is eligible to apply one or more exemptions such that the Loan will not constitute a nonexempt prohibited transaction under Section 406 of ERISA or that could subject a Borrower Party or its Affiliates to an excise tax under Section 4975 of the IRC; and (ii) such assumption in the preceding clause is true and correct with respect to any party to which Lender transfers or assigns any portion of the Loan.

SECTION 4.22 GOVERNMENTAL PLAN. No Borrower Party is or will be a "governmental plan" within the meaning of Section 3(32) of ERISA and transactions by or with the Borrowers are not and will not be subject to state statutes applicable to the Borrowers' regulating investments of and fiduciary obligations with obligations with respect to governmental plans.

SECTION 4.23 NOT FOREIGN PERSON. No Borrower Party is a "foreign person" within the meaning of Section 1445(f)(3) of the IRC.

SECTION 4.24 NO COLLECTIVE BARGAINING AGREEMENTS. Except as set forth on
SCHEDULE 4.24, no Borrower Party is a party to any collective bargaining agreement.

SECTION 4.25 GROUND LEASES.

        (A) With respect to each Ground Lease encumbered by a Deed of Trust:

                (i) The Ground Lease contains the entire agreement of the Ground
Lessor and the applicable Borrower pertaining to the Ground Leased Property covered thereby. The Borrowers have no estate, right, title or interest in or to the Ground Leased Property except under and pursuant to the Ground Lease. The
Borrowers have delivered a true and correct copy of the Ground Lease to Lender and the Ground Lease has not been modified, amended or assigned except as set forth therein.

                 (ii) The Ground Lessor is the exclusive fee simple owner of its
Ground Leased Property.

                                       36

                 (iii) There are no rights to terminate the Ground Lease other than the Ground Lessor's right to terminate by reason of default, casualty, condemnation or other reasons, in each case as expressly set forth in the applicable Ground Lease.

                 (iv) The Ground Lease is in full force and effect, and no
breach or default or event that with the giving of notice or passage of time would constitute a breach or default under the Ground Lease (a "GROUND LEASE
DEFAULT") exists on the part of the Borrowers or, to the Borrowers' Knowledge, on the part of the Ground Lessor under the Ground Lease. The Borrowers have not received any written notice that a Ground Lease Default exists, or that the
Ground Lessor or any third party alleges the same to exist.

                 (v) The applicable Borrower is the exclusive owner of the
lessee's interest under and pursuant to the applicable Ground Lease and has not assigned, transferred, or encumbered its interest in, to, or under the Ground
Lease (other than assignments that will terminate on or prior to Closing), except in favor of Lender pursuant to this Loan Agreement and the other Loan
Documents.

                 (vi) Except with respect to Ground Leased Properties located in the State of Maryland, the Ground Lease or a memorandum thereof has been recorded and the Ground Lease (or a separate agreement with respect thereto (the
"ESTOPPEL")) permits the interest of the lessee to be encumbered by the related
Deed of Trust and, with respect to Ground Leased Properties located in the State of Maryland, the Ground Lease or a Memorandum thereof has been recorded to the extent necessary to record the applicable Deed of Trust and to the extent the failure to have such Ground Lease or Memorandum thereof recorded is reasonably likely, in the aggregate, to have a Material Adverse Effect.

                 (vii) Except for the Permitted Encumbrances and as set forth on
Schedule 4.25(A)(vii), the interests in the Ground Lease is not subject to any liens or encumbrances superior to, or of equal priority with, the related Deed of Trust.

                 (viii) Except as set forth on Schedule 4.25(A)(viii), the
Ground Lease (or the applicable Estoppel) requires the Ground Lessor to give notice of any default by the Borrowers to the Lender which such notice must be delivered before the Ground Lessor may terminate the Ground Lease, or the Ground
Lease or the Estoppel provides that notice of termination given under the Ground
Lease is not effective against the Lender unless a copy of the notice has been delivered to the Lender in the manner described in the Ground Lease.

                 (ix) The Lender is permitted to cure any default under the
Ground Lease that is curable after the receipt of notice of any default.

                 (x) Except as set forth on Schedule 4.25(A)(x), the Ground
Lease has a term that extends not less than 10 years beyond the Anticipated
Repayment Date.

                 (xi) The Ground Lease does not impose restrictions on
subletting that would be viewed as commercially unreasonable by a prudent commercial mortgage lender.

                 (xii) The Borrower's interest in the Ground Lease is assignable to the Trustee upon notice to, but without the consent of, the Ground Lessor
(or, if any such consent is required,

                                       37

it has been obtained prior to the Closing Date) or, except to the extent same is not reasonably likely to have a Material Adverse Effect, in the event that it is so assigned, it is further assignable by the Trustee and its successors and assigns upon notice to, but without a need to obtain the consent of, the Ground
Lessor.

                 (xiii) The Ground Lease requires the Ground Lessor to enter into a new lease with the Lender upon termination of the Ground Lease following rejection of the Ground Lease in a bankruptcy proceeding under the Bankruptcy
Code, provided that the Lender cures any defaults that are susceptible to being cured by Lender, except to the extent that in any bankruptcy proceeding of any
Borrower the failure to have any such new lease provision would not result in the rejection of Ground Leases that would have a Material Adverse Effect.

         (B) With respect to the Ground Leases constituting an Additional
Pledged Property:

                 (i) The Ground Lease contains the entire agreement of the
Ground Lessor and the applicable Borrower pertaining to the Ground Leased
Property covered thereby. The Borrowers have no estate, right, title or interest in or to the Ground Leased Property except under and pursuant to the Ground
Leases. The Borrowers have delivered a true and correct copy of the Ground Lease to Lender and the Ground Lease has not been modified, amended or assigned except as set forth therein.

                 (ii) To the Knowledge of the Borrowers, the Ground Lessor is
the exclusive fee simple owner of its Ground Leased Property.

                 (iii) There are no rights to terminate the Ground Lease other than the Ground Lessor's right to terminate by reason of default, casualty, condemnation or other reasons, in each case as expressly set forth in the Ground
Lease.

                 (iv) The Ground Lease is in full force and effect, no breach or default or event that with the giving of notice or passage of time would constitute a breach or default under the Ground Lease (a "GROUND LEASE DEFAULT")
exists on the part of the Borrowers or, to the Borrowers' Knowledge, on the part of the Ground Lessor under the Ground Lease. The Borrowers have not received any written notice that a Ground Lease Default exists, or that the Ground Lessor or any third party alleges the same to exist.

                 (v) The applicable Borrower is the exclusive owner of the
lessee's interest under and pursuant to the Ground Lease and has not assigned, transferred, or encumbered its interest in, to, or under the Ground Lease (other than assignments that will terminate on or prior to Closing), except in favor of
Lender pursuant to this Loan Agreement and the other Loan Documents.

                 (vi) The Ground Lease does not impose restrictions on
subletting that would be viewed as commercially unreasonable by a prudent commercial mortgage lender.

SECTION 4.26 EASEMENTS.

        (A) Each Easement contains the entire agreement pertaining to the applicable Property covered thereby. The Borrowers have no estate, right, title or interest in or to such Properties

                                       38

except under and pursuant to the Easements. The Borrowers have delivered true and correct copies of each of the Easements to Lender and the Easements have not been modified, amended or assigned except as set forth therein.

        (B) Each fee owner of the Properties subject to the Easements is the exclusive fee simple owner of the fee estate with respect to such Property.

        (C) There are no rights to terminate any Easement other than as expressly set forth in the applicable Easement.

        (D) Each Easement is in full force and effect and to the Borrowers'
knowledge, no breach or default or event that with the giving of notice or passage of time would constitute a breach or default under any Easement (an
"EASEMENT DEFAULT") exists on the part of the Borrowers. The Borrowers have not received any written notice that a Easement Default exists, or that any third party alleges the same to exist.

        (E) The applicable Borrower is the exclusive owner of the easement interest under and pursuant to the applicable Easement and has not assigned, transferred, or encumbered its interest in, to, or under any Easement (other than assignments that will terminate on or prior to Closing), except in favor of
Lender pursuant to this Loan Agreement and the other Loan Documents.

SECTION 4.27 PRINCIPAL PLACE OF BUSINESS. The Borrowers' principal place of business is located in the State of Florida.

SECTION 4.28 ENVIRONMENTAL COMPLIANCE. The Properties are in compliance with all applicable Environmental Laws (except to the extent failure to so comply would not have a Material Adverse Effect), and no notice of violation of such
Environmental Laws has been issued by any Governmental Authority; no action has been taken that would cause the Properties to not be in compliance with all
Environmental Laws pertaining to Hazardous Materials; and no Hazardous Materials
are present at the Properties.

SECTION 4.29 SEPARATE TAX LOT. Each of the Properties that the Borrowers own in fee constitute one or more separate tax parcels.

                                    ARTICLE V
                          COVENANTS OF BORROWER PARTIES

        The Borrowers covenant and agree that until payment in full of the Loan, all accrued and unpaid interest and all other Obligations, the Borrowers shall perform and comply with all covenants in this Article V applicable to such
Person.

SECTION 5.1 FINANCIAL STATEMENTS AND OTHER REPORTS.

        (A) FINANCIAL STATEMENTS.

                 (i) ANNUAL REPORTING. Within one hundred twenty (120) days after the end of each calendar year, commencing with the end of the 2004 calendar year, the Borrowers (on a

                                       39

consolidated basis) shall, and shall cause Global Signal Inc. ("GSI") to, provide true and complete copies of their Financial Statements for such year to
Lender. All such Financial Statements shall be audited by an Approved Accounting
Firm or by other independent certified public accountants reasonably acceptable to Lender, and shall bear the unqualified certification of such accountants that such Financial Statements present fairly in all material respects the financial position of the subject company. The annual Financial Statements shall be accompanied by Supplemental Financial Information for such calendar year. The annual Financial Statements for the Borrowers (on a consolidated basis) shall also be accompanied by a certification executed by the entity's chief executive officer or chief financial officer (or other officer with similar duties), satisfying the criteria set forth in Section 5.1(A)(vii) below, and a Compliance
Certificate (as defined below).

                 (ii) QUARTERLY REPORTING. Within forty-five (45) days after the end of each calendar quarter, the Borrowers on a consolidated basis and GSI on a consolidated basis shall provide copies of their Financial Statements for such quarter to Lender, together with a certification executed on behalf of each of the Borrowers by their respective chief executive officers or chief financial officers (or other officer with similar duties) in accordance with the criteria set forth in Section 5.1(A)(vii) below. Such quarterly Financial Statements shall be accompanied by Supplemental Financial Information and a Compliance
Certificate for such calendar quarter. Together with the quarterly Financial
Statements delivered hereunder, the Borrowers shall, or shall cause Manager to, deliver copies of all Leases executed during such calendar quarter.

                 (iii) LEASING REPORTS. Within forty-five (45) days after each calendar quarter, each Borrower shall provide to Lender a certified Rent Roll and a schedule of security deposits held under Material Leases, each in form and substance reasonably acceptable to Lender. Within forty-five (45) days after each calendar quarter, each Borrower shall also provide to Lender a schedule of any Material Leases that expired during such calendar quarter and a schedule of
Material Leases scheduled to expire within the next twelve (12) months.

                 (iv) MONTHLY REPORTING. Within thirty (30) days after the end of each calendar month, each Borrower shall provide, or cause Manager to provide, to Lender the following items determined on an accrual basis: (a)
monthly and year to date operating statements prepared for such calendar month
(which, commencing with the 2005 calendar year, shall include budgeted and last year results for the same year-to-date period), containing such information as is necessary and sufficient under GAAP to fairly represent the results of operation of the Properties during such calendar month (except that full financial statement footnotes are only required annually), all in form reasonably satisfactory to Lender; and (b) monthly and year to date detailed reports (substantially in the form of SCHEDULE 5.1(A)(IV)) of Operating
Expenses, including supporting documentation satisfactory to Lender in its sole discretion for each item of Extraordinary Expense (as such term is defined in the Cash Management Agreement) for which Lender has approved a disbursement from the Cash Trap Reserve pursuant to the terms of Section 3.3(a) of the Cash
Management Agreement. Along with such operating statements, each Borrower shall deliver to Lender a Compliance Certificate of such Borrower's chief executive officer or chief financial officer (or other officer with similar duties)
satisfying the criteria set forth in Section 5.1(A)(vii) below.

                                       40

                 (v) ADDITIONAL REPORTING. In addition to the foregoing, the
Borrowers shall, and shall cause Guarantor and Manager to, promptly provide to
Lender such further documents and information concerning its operations, properties, ownership, and finances as Lender shall from time to time reasonably request upon prior written notice to the Borrowers.

                 (vi) GAAP. The Borrowers will, and will cause Guarantor and
Manager to, maintain systems of accounting established and administered in accordance with sound business practices and sufficient in all respects to permit preparation of Financial Statements in conformity with GAAP. All annual
Financial Statements shall be prepared in accordance with GAAP.

                 (vii) CERTIFICATIONS OF FINANCIAL STATEMENTS AND OTHER
DOCUMENTS, Compliance Certificate. Together with the Financial Statements and other documents and information provided to Lender by or on behalf of the
Borrowers and GSI under this Section, the Borrowers also shall deliver, and shall cause GSI to deliver, to Lender a certification to Lender, executed on behalf of the Borrowers and GSI by their respective chief executive officer or chief financial officer (or other officer with similar duties), stating that to their Knowledge after due inquiry such quarterly and annual Financial Statements and information fairly present the financial condition and results of operations of the Borrowers and GSI for the period(s) covered thereby, and do not omit to state any material information without which the same might reasonably be misleading, and all other non-financial documents submitted to Lender (whether monthly, quarterly or annually) are true, correct, accurate and complete in all material respects. In addition, where this Loan Agreement requires a "COMPLIANCE
CERTIFICATE", the Person required to submit the same shall deliver a certificate duly executed on behalf of such Person by its chief executive officer or chief financial officer (or other officer with similar duties) stating that, to their
Knowledge after due inquiry, there does not exist any Default or Event of
Default under the Loan Documents (or if any exists, specifying the same in detail).

                 (viii) FISCAL YEAR. Each Borrower represents that its fiscal year and that of the Guarantor ends on December 31, and agrees that no change shall be made to each such fiscal year.

        (B) ACCOUNTANTS' REPORTS. Promptly upon receipt thereof, each Borrower will deliver copies of all material reports submitted by independent public accountants in connection with each annual, interim or special audit of the
Financial Statements or other business operations of such Borrower made by such accountants, including the comment letter submitted by such accountants to management in connection with the annual audit.

        (C) TAX RETURNS. Within thirty (30) days after filing the same, each
Borrower shall deliver to Lender a copy of its Federal income tax returns (or the return of the applicable Person into which such Borrower's Federal income tax return is consolidated) certified on its behalf by its chief financial officer (or similar position) to be true and correct in all material respects.

        (D) ANNUAL OPERATING BUDGET AND CAPEX BUDGETS. Prior to February 15,
beginning in 2005, of each calendar year, the Borrowers shall deliver to Lender the Operating Budget and CapEx Budget (in each case presented on a monthly and annual basis) for such calendar year for informational purposes only. The
Borrowers may make changes to the

                                       41

Operating Budget and the CapEx Budget from time to time as deemed reasonably necessary by the Borrowers. Notice of any modifications to the Operating Budget and the CapEx Budget shall be delivered to Lender at the time of delivery of the next financial reporting required pursuant to Section 5.1(A)(iv). The Operating
Budget shall identify and set forth each Borrower's reasonable estimate, after due consideration, of all Operating Expenses on a line-item basis consistent with the form of Operating Budget delivered to Lender prior to Closing.
Notwithstanding anything in this Section 5.1(D) to the contrary, from and after the Anticipated Repayment Date all Operating Budgets and CapEx Budgets and
amendments thereto shall be subject to Lender's reasonable approval. If any of said budgets, or amendments thereto, requiring Lender's approval is not in form and substance reasonably satisfactory to Lender, Lender may disapprove the same and specify the reasons therefor in writing, and the Borrowers shall promptly amend and resubmit for approval revised budgets (or amendment thereto) making such changes as are necessary to comply with the reasonable requirements of
Lender. If any such budget (or amendment thereto) requiring Lender's approval is not approved or deemed approved prior to the period covered thereby, the applicable budget in effect shall remain in effect until the budget (or amendment thereto) is approved or deemed approved. Lender's consent to any budget or amendments thereto shall be deemed given, if the first correspondence from the Borrowers to Lender requesting such approval is in an envelope marked
"PRIORITY" and contains a bold-faced, conspicuous legend at the top of the first page thereof stating that "IF YOU FAIL TO RESPOND TO OR TO EXPRESSLY DENY THIS
REQUEST FOR APPROVAL IN WRITING WITHIN TEN (10) DAYS, YOUR APPROVAL MAY BE
DEEMED GIVEN", and is accompanied by the information and documents required above and any other information reasonably requested by Lender in writing prior to the expiration of such ten (10) day period in order to adequately review the same has been delivered and, if Lender fails to respond or to expressly deny such request for approval in writing within the ten (10) day period, a second notice is delivered to Lender from the Borrowers in an envelope marked
"PRIORITY" requesting approval containing a bold-faced, conspicuous legend at the top of the first page thereof stating that "IF YOU FAIL TO RESPOND TO OR
EXPRESSLY DENY THIS REQUEST FOR APPROVAL IN WRITING WITHIN TEN (10) DAYS, YOUR
APPROVAL SHALL BE DEEMED GIVEN" and Lender fails to respond or to expressly deny each request for approval within the ten (10) day period.

        (E) MATERIAL NOTICES.

                 (i) The Borrowers shall promptly deliver, or cause to be
delivered, copies of all notices given or received with respect to a default under any term or condition related to any Permitted Indebtedness of any
Borrower, and shall notify Lender within five (5) Business Days of any potential or actual event of default with respect to any such Permitted Indebtedness.

                 (ii) The Borrowers shall promptly deliver to Lender copies of any and all material notices (including without limitation any notice alleging any default or breach which is reasonably expected to result in a termination)
received with respect to any Material Agreement or any Material Lease.

        (F) EVENTS OF DEFAULT, ETC. Promptly upon any of the Borrowers obtaining knowledge of any of the following events or conditions, such Borrower shall deliver a certificate executed on its behalf by its chief financial officer or similar officer specifying the nature and

                                       42

period of existence of such condition or event and what action such Borrower or any Affiliate thereof has taken, is taking and proposes to take with respect thereto: (i) any condition or event that constitutes an Event of Default; (ii)
any Material Adverse Effect; or (iii) any actual or alleged breach or default or assertion of (or written threat to assert) remedies under the Management
Agreement, any Ground Lease or any Easement.

        (G) LITIGATION. Promptly upon any of the Borrowers obtaining knowledge of (1) the institution of any action, suit, proceeding, governmental investigation or arbitration against the Borrowers or any of the Properties not previously disclosed in writing by the Borrowers to Lender which would be reasonably likely to have a Material Adverse Effect or is not covered by insurance or (2) any material development in any action, suit, proceeding, governmental investigation or arbitration at any time pending against or affecting the Borrowers or the Properties which, in each case, if adversely determined could reasonably be expected to have a Material Adverse Effect, the
Borrowers will give notice thereof to Lender and, upon request from Lender, provide such other information as may be reasonably available to them to enable
Lender and its counsel to evaluate such matter.

        (H) INSURANCE. Prior to the end of each insurance policy period of the
Borrowers, the Borrowers will deliver certificates, reports, and/or other information (all in form and substance reasonably satisfactory to Lender), (i)
outlining all material insurance coverage maintained as of the date thereof by the Borrowers and all material insurance coverage planned to be maintained by the Borrowers in the subsequent insurance policy period and (ii) evidencing payment in full of the premiums for such insurance policies.

        (I) OTHER INFORMATION. With reasonable promptness, Borrowers will deliver such other information and data with respect to such Person and its
Affiliates or the Properties as from time to time may be reasonably requested by
Lender.

SECTION 5.2 EXISTENCE; QUALIFICATION. The Borrowers will at all times preserve and keep in full force and effect their existence as a limited partnership, limited liability company, or corporation, as the case may be, and all rights and franchises material to its business, including their qualification to do business in each state where it is required by law to so qualify. Without limitation of the foregoing, each Borrower shall at all times be qualified to do business in each of the states where its Properties are located.

SECTION 5.3 PAYMENT OF IMPOSITIONS AND CLAIMS.

        (A) Except for those matters being contested pursuant to clause (B)
below, the Borrowers will pay (i) all Impositions; (ii) all claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets (hereinafter referred to as the "CLAIMS"); and (iii) all federal, state and local income taxes, sales taxes, excise taxes and all other taxes and assessments of the Borrowers on their business, income or assets; in each instance before any penalty or fine is incurred with respect thereto.

        (B) The Borrowers shall not be required to pay, discharge or remove any
Imposition or Claim relating to a Property so long as the Borrowers contest in good faith such Imposition,

                                       43

Claim or the validity, applicability or amount thereof by an appropriate legal proceeding which operates to prevent the collection of such amounts and the sale of the applicable Property or any portion thereof, so long as: (i) no Event of
Default shall have occurred and be continuing, (ii) prior to the date on which such Imposition or Claim would otherwise have become delinquent, the Borrowers shall have given Lender prior written notice of their intent to contest said
Imposition or Claim and shall have deposited with Lender (or with a court of competent jurisdiction or other appropriate body reasonably approved by Lender)
such additional amounts as are necessary to keep on deposit at all times, an amount by way of cash (or other form reasonably satisfactory to Lender), equal to at least one hundred twenty-five percent (125%) of the total of (x) the balance of such Imposition or Claim then remaining unpaid, and (y) all interest, penalties, costs and charges accrued or accumulated thereon; (iii) no risk of sale, forfeiture or loss of any interest in the applicable Property or any part thereof arises, in Lender's reasonable judgment, during the pendency of such contest; (iv) such contest does not, in Lender's reasonable determination, have a Material Adverse Effect; and (v) such contest is based on bona fide, material, and reasonable claims or defenses. Any such contest shall be prosecuted with due diligence, and the Borrowers shall promptly pay the amount of such Imposition or
Claim as finally determined, together with all interest and penalties payable in connection therewith. Lender shall have full power and authority, but no obligation, to apply any amount deposited with Lender to the payment of any unpaid Imposition or Claim to prevent the sale or forfeiture of the applicable
Property for non-payment thereof, if Lender reasonably believes that such sale or forfeiture is threatened.

SECTION 5.4 MAINTENANCE OF INSURANCE.

         The Borrowers will continuously maintain the following described policies of insurance without cost to Lender (the "INSURANCE POLICIES"):

                  (i) Property insurance against loss and damage by all risks of physical loss or damage and other risks covered by the so-called extended coverage endorsement covering the Improvements and personal property on each of the Properties owned by any of the Borrowers, in amounts not less than the full insurable replacement value of all Improvements (less building foundations and footings) and personal property from time to time on the Properties and without sublimits, and bearing a replacement cost agreed-amount endorsement;

                  (ii) Commercial general liability insurance, including death, bodily injury and broad form property damage coverage with a combined single limit in an amount not less than One Million Dollars ($1,000,000) per occurrence and Two Million Dollars ($2,000,000) in the aggregate for any policy year;

                  (iii) If any of the Properties (other than the Managed
Properties) are in an area prone to geological phenomena, including, but not limited to, sinkholes, mine subsidence or earthquakes, insurance covering such risks in an amount equal to 100% of the replacement value with a maximum permissible deductible of $10,000;

                  (iv) For each Property (other than the Managed Properties)
located in whole or in part in a federally designated "special flood hazard area", flood insurance in an amount equal

                                       44

to the lesser of (x) the maximum available amount and (y) the replacement cost of the Improvements and the Borrowers' personal property located on the applicable Property;

                 (v) An umbrella excess liability policy with a limit of not less than Forty Million Dollars ($40,000,000) over primary insurance, which policy shall include coverage for water damage, so-called assumed and contractual liability coverage, premises medical payment and automobile liability coverage, and coverage for safeguarding of personalty and shall also include such additional coverages and insured risks which are acceptable to
Lender;

                 (vi) Business interruption and/or rent loss insurance with an aggregate limit equal to six (6) months of gross income from the Properties plus continuing fixed costs for the Properties for a period of not less than six (6)
months;

                 (vii) Worker's Compensation Insurance in statutory amounts, if any, at all times;

                 (viii) During any period of construction, repair or
restoration, builders "all risk" insurance in an amount equal to not less than the full insurable value of the Properties applicable construction project;

                 (ix) If the Properties (other than the Managed Properties), or any of them, are or become a "non-conforming use" under applicable zoning and building ordinances, or other requirements of the applicable Governmental
Authority, law or ordinance coverage to compensate for the cost of demolition and the increased cost of construction, if available;

                 (x) Such other insurance as may from time to time be reasonably required by Lender and which is then customarily required by institutional lenders for securitized loans secured by similar properties similarly situated, against other insurable hazards, including, but not limited to, malicious mischief, vandalism, windstorm and or earthquake, due regard to be given to the size and type of the Properties, Improvements, fixtures and equipment and their location, construction and use. Additionally, the Borrowers shall carry such insurance coverage as Lender may from time to time require if the failure to carry such insurance would result in a downgrade, qualification or withdrawal of any class of securities issued in connection with a Securitization (or the placing of such certificate or other security on negative credit watch or ratings outlook in contemplation of any such action with respect thereto).
Notwithstanding the provision of this subsection (x):

        All Insurance Policies shall be in content (including, without limitation, endorsements or exclusions, if any), form, and amounts, and issued by companies, satisfactory to Lender from time to time and shall name Lender and its successors and assignees as their interests may appear as an "additional insured" for each of the liability policies under this Section 5.4 hereof and shall (except for Worker's Compensation Insurance) contain a waiver of subrogation clause reasonably acceptable to Lender. All Insurance Policies under
Sections 5.4 (i), (iv), (vi), and (vii) hereof with respect to the Mortgaged
Properties shall contain a Non-Contributory Standard mortgagee clause and a mortgagee's Loss Payable Endorsement (Form 438 BFU NS), or their equivalents
(such endorsements shall entitle Lender to collect any and all proceeds payable under all such insurance, with the insurance company waiving any claim or defense against Lender for

                                       45

premium payment, deductible, self-insured retention or claims reporting provisions). All Insurance Policies shall provide that the coverage shall not be modified without (30) days' advance written notice to Lender and shall provide that no claims shall be paid thereunder to a Person other than Lender without ten (10) days' advance written notice to Lender. The Borrowers may obtain any insurance required by this Section through blanket policies; provided, however, that such blanket policies shall separately set forth the amount of insurance in force (together with applicable deductibles, and per occurrence limits) with respect to the Properties (which shall not be reduced by reason of events occurring on property other than the Properties) and shall afford all the protections to Lender as are required under this Section. Except as may be expressly provided above, all policies of insurance required hereunder shall contain no annual aggregate limit of liability, other than with respect to liability insurance. If a blanket policy is issued, a certified copy of said policy shall be furnished, together with a certificate indicating that Lender is an additional insured (and, if applicable, loss payee) under such policy in the designated amount. The Borrowers will deliver duplicate originals of all
Insurance Policies, premium prepaid for a period of one (1) year, to Lender and, in case of Insurance Policies about to expire, the Borrowers will deliver duplicate originals of replacement policies satisfying the requirements hereof to Lender prior to the date of expiration; provided, however, if such replacement policy is not yet available, the Borrowers shall provide Lender with an insurance certificate executed by the insurer or its authorized agent evidencing that the insurance required hereunder is being maintained under such policy, which certificate shall be acceptable to Lender on an interim basis until the duplicate original of the policy is available. An insurance company shall not be satisfactory unless such insurance company (a) is licensed or authorized to issue insurance in the State where the applicable Property is located and (b) has a claims paying ability rating by the Rating Agencies of "A"
(or its equivalent). Notwithstanding the foregoing, a carrier which does not meet the foregoing ratings requirement shall nevertheless be deemed acceptable hereunder provided that such carrier is reasonably acceptable to Lender and the
Borrowers shall obtain and deliver to Lender a Rating Confirmation with respect to such carrier from each of the Rating Agencies, provided, however, if any insurance coverage required under this Section 5.4 is maintained by a syndicate of insurers, the preceding ratings requirements shall be deemed satisfied
(without any required Rating Confirmation) as long as at least seventy-five percent (75%) of the coverage (if there are four or fewer members of the syndicate) or at least sixty percent (60%) of the coverage (if there are five or more members of the syndicate) is maintained with carriers meeting the claims-paying ability ratings requirements by S&P and Moody's (if applicable)
set forth above and all carriers in such syndicate have a claims-paying ability rating by S&P of not less than "BBB" and by Moody's of not less than "Baa2" (to the extent rated by Moody's). The Borrowers shall furnish Lender receipts for the payment of premiums on such insurance policies or other evidence of such payment reasonably satisfactory to Lender in the event that such premiums have not been paid by Lender pursuant to the Loan Agreement. The requirements of this
Section 5.4 shall apply to any separate policies of insurance taken out by the
Borrowers concurrent in form or contributing in the event of loss with the
Insurance Policies. Losses shall be payable to Lender notwithstanding (1) any act, failure to act or negligence of the Borrowers or their agents or employees,
Lender or any other insured party which might, absent such agreement, result in a forfeiture or all or part of such insurance payment, other than the willful misconduct of Lender knowingly in violation of the conditions of such policy,
(2) the occupation or use of the Properties or any part thereof for purposes more hazardous than permitted by the terms of such policy, (3) any foreclosure or other action or

                                       46

proceeding taken pursuant to this Loan Agreement or (4) any change in title to or ownership of the Properties or any part thereof. The property insurance described in this Section 5.4 hereof shall include "underground hazards"
coverage; "time element" coverage by which Lender shall be assured payment of all amounts due under the Note, this Loan Agreement and the other Loan
Documents; "extra expense" (i.e., soft costs), clean-up, transit and ordinary payroll coverage; and "expediting expense" coverage to facilitate rapid repair or restoration of the Properties. The Insurance Policies shall not contain any deductible in excess of $250,000.

SECTION 5.5 OPERATION AND MAINTENANCE OF THE PROPERTIES; CASUALTY; CONDEMNATION.

        (A) The Borrowers shall maintain or cause to be maintained in good repair, working order and condition all material property used in the business of each Borrower, including the applicable Property, and will make or cause to be made all appropriate repairs, renewals and replacements thereof. All work required or permitted under this Loan Agreement shall be performed in a workmanlike manner and in compliance with all applicable laws.

        (B) (i) In the event of casualty or loss at any of the Properties, the
Borrowers shall give immediate written notice of the same to the insurance carrier and to Lender and shall promptly commence and diligently prosecute to completion, in accordance with the terms hereof, the repair and restoration of the Property as nearly as possible to the Pre-Existing Condition (a
"RESTORATION"). The Borrowers hereby authorize and empower Lender as attorney-in-fact for the Borrowers (jointly with the Borrowers unless an Event of Default has occurred and is continuing), or any of them, with respect to
Insurance Proceeds in excess of $1,000,000 to make proof of loss, to adjust and compromise any claim under insurance policies, to appear in and prosecute any action arising from such insurance policies, to collect and receive insurance proceeds (to be held in the Loss Proceeds Reserve Sub-Account pending the
Borrowers' determination with respect to restoration of the affected Property as set forth in Subsection 5.5(C)), and to deduct therefrom Lender's expenses incurred in the collection of such proceeds; provided however, that nothing contained in this Section shall require Lender to incur any expense or take any action hereunder. The Borrowers further authorize Lender, at Lender's option, with respect to proceeds in excess of $1,000,000 (a) to hold the balance of such proceeds to be used to reimburse the Borrowers for the cost of Restoration of any of the Properties or (b) subject to Subsection 5.5(C), to apply such
Insurance Proceeds to payment of the Obligations whether or not then due, in any order.

                 (ii) The Borrowers shall promptly give Lender written notice of any known actual or threatened commencement of any condemnation or eminent domain proceeding affecting the Properties or any portion thereof and shall deliver to Lender copies of any and all papers served in connection with such proceedings. Lender is hereby irrevocably appointed as the Borrowers'
attorney-in-fact, coupled with an interest, with exclusive power to collect, receive and retain any Condemnation Proceeds (to be held in the Loss Proceeds
Reserve Sub-Account pending the Borrowers' determination with respect to restoration of the affected Property as set forth in Subsection 5.5(C)) and to make any compromise or settlement in connection with such proceeding. In accordance with the terms hereof, the Borrowers shall cause the Condemnation
Proceeds in excess of $1,000,000 which are payable to the Borrowers, to be paid directly to Lender. If the applicable Property is sold following an Event of
Default, through foreclosure or otherwise, prior to the receipt by Lender of
Condemnation Proceeds, Lender shall have the right,

                                       47

whether or not a deficiency judgment on the Note shall have been sought, recovered or denied, to receive said Condemnation Proceeds, or a portion thereof sufficient to pay the Obligations. Notwithstanding the foregoing, the Borrowers may prosecute any condemnation proceeding and settle or compromise and collect
Condemnation Proceeds of not more than $1,000,000 provided that: (a) no Event of
Default shall have occurred and be continuing, (b) in Lender's reasonable good faith judgment, such condemnation or taking does not and will not materially restrict access to the Properties or otherwise have a Material Adverse Effect and the Property remaining after such condemnation or taking is capable of being restored to an economically viable whole of substantially the same type which existed prior to the condemnation or taking or in substantial compliance with all applicable laws, (c) the Borrowers applies the Condemnation Proceeds to any reconstruction or repair of the Property necessary as a result of such condemnation or taking, and (d) the Borrowers promptly commence and diligently prosecute such reconstruction or repair to completion in accordance with all applicable laws. Subject to the terms hereof, the Borrowers authorize Lender to apply such Condemnation Proceeds, after the deduction of Lender's reasonable expenses incurred in the collection of such Condemnation Proceeds, at Lender's option, to restoration or repair of the Properties or to payment of the sums secured by this Mortgage, whether or not then due, in the order determined by
Lender, with the balance, if any, to the Borrowers. Application of any
Condemnation Proceeds to payment of the Obligations pursuant to the foregoing sentence shall be made with the required Yield Maintenance. Lender shall not exercise Lender's option to apply such Condemnation Proceeds to payment of the
Obligations provided that each of the conditions (as applicable) to the release of Loss Proceeds for restoration or repair of the Properties under Section
5.5(C) below have been satisfied with respect to such condemnation awards or damages.

        (C) Lender shall not exercise Lender's option to apply Loss Proceeds to payment of the Obligations if all of the following conditions are met: (i) no
Event of Default then exists; (ii) Lender reasonably determines that there will be sufficient funds to complete the Restoration of the Property to at least substantially to the condition it was in immediately prior to such casualty and in compliance with applicable laws (the "PRE-EXISTING CONDITION") and to timely make all payments due under the Loan Documents during the Restoration of the affected Property; (iii) Lender reasonably determines that the Net Operating
Income of the Properties (including rental income or business interruption insurance) will be sufficient to pay principal and interest on the Loan and
Operating Revenues of the Properties, after the Restoration thereof to the
Pre-Existing Condition, will be sufficient to meet all Operating Expenses, and payments for Reserves; and (iv) Lender determines that the Restoration of the affected Property to the PreExisting Condition will be completed not later than six (6) months prior to the Maturity Date. If Lender elects to apply Loss
Proceeds to payment of the Obligations, such application shall be made on the
Payment Date immediately following such election in accordance with the terms of the Cash Management Agreement. Notwithstanding the foregoing to the contrary, the Borrowers may, in their reasonable discretion, and within thirty (30) days of receipt of such Loss Proceeds, elect not to restore or replace a Property, in which event all Loss Proceeds held in the Loss Proceeds Reserve Sub-Account shall be applied to payment of the Obligations on the Payment Date immediately following such election with the required Yield Maintenance.

        (D) Lender shall not be obligated to disburse Loss Proceeds more frequently than once every calendar month. If Loss Proceeds are applied to the payment of the Obligations, such application of Loss Proceeds to principal shall be with the applicable Yield Maintenance and

                                       48

shall not extend or postpone the due dates of the monthly payments due under the
Note or otherwise under the Loan Documents, or change the amounts of such payments. If Lender elects to apply all of such insurance or condemnation proceeds toward the repayment of the Obligations, the Borrowers shall (subject to compliance with SECTION 11.4) be entitled to obtain from Lender a Property
Release (without representation or warranty) of the applicable Property from the
Lien of the Deed of Trust relating to such Property (in which event the
Borrowers shall not be obligated to restore the applicable Property pursuant to
Section 5.5(B) above) provided that the Borrowers pay to Lender (with the required Yield Maintenance) the amount, if any, by which the Release Price for such Property exceeds the Loss Proceeds received by Lender and applied to repayment of the Obligations. Any amount of Loss Proceeds remaining in Lender's possession after full and final payment and discharge of all Obligations shall be refunded to, or as directed by, the Borrowers or otherwise paid in accordance with applicable law. If the Property is sold at foreclosure or if Lender acquires title to the Property, Lender shall have all of the right, title and interest of the applicable Borrower in and to any Loss Proceeds and unearned premiums on Insurance Policies.

        (E) In no event shall Lender be obligated to make disbursements of Loss
Proceeds in excess of an amount equal to the costs actually incurred from time to time for work in place as part of the Restoration, as certified by the
Borrowers, less a retainage equal to the greater of (x) the actual retainage required pursuant to the permitted contract, or (y) ten percent (10%) of such costs incurred until the Restoration has been completed. The retainage shall in no event be less than the amount actually held back by the Borrowers from contractors, subcontractors and materialmen engaged in the Restoration. The retainage shall not be released until Lender is reasonably satisfied that the
Restoration has been completed in accordance with the provisions of this Section
5.5 and that all approvals necessary for the re-occupancy and use of the
Property have been obtained from all appropriate governmental authorities, and
Lender receives final lien waivers and such other evidence reasonably satisfactory to Lender that the costs of the Restoration have been paid in full or will be paid in full out of the retainage.

SECTION 5.6 INSPECTION. Each Borrower shall permit any authorized representatives designated by Lender to visit and inspect during normal business hours its Properties and its business, including its financial and accounting records, and to make copies and take extracts therefrom and to discuss its affairs, finances and business with its officers and independent public accountants (with such Borrower's representative(s) present), at such reasonable times during normal business hours and as often as may be reasonably requested.
Unless an Event of Default has occurred and is continuing, Lender shall provide advance written notice of at least three (3) Business Days prior to visiting or inspecting any Property or such Borrower's offices.

SECTION 5.7 COMPLIANCE WITH LAWS AND CONTRACTUAL OBLIGATIONS. The Borrowers will
(A) comply with the requirements of all present and future applicable laws, rules, regulations and orders of any governmental authority in all jurisdictions in which it is now doing business or may hereafter be doing business, other than those laws, rules, regulations and orders the noncompliance with which collectively could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, (B) maintain all licenses and permits now held or hereafter acquired by any Borrower, the loss, suspension, or revocation of which, or failure to renew, in the aggregate could have a Material
Adverse Effect and (C) perform,

                                       49

observe, comply and fulfill all of its material obligations, covenants and conditions contained in any Contractual Obligation.

SECTION 5.8 FURTHER ASSURANCES. The Borrowers shall, from time to time, execute and/or deliver such documents, instruments, agreements, financing statements, and perform such acts as Lender at any time may reasonably request to evidence, preserve and/or protect the Collateral at any time securing or intended to secure the Obligations and/or to better and more effectively carry out the purposes of this Loan Agreement and the other Loan Documents.

SECTION 5.9 PERFORMANCE OF AGREEMENTS AND LEASES. Each Borrower Party shall duly and punctually perform, observe and comply in all material respects with all of the terms, provisions, conditions, covenants and agreements on its part to be performed, observed and complied with (i) hereunder and under the other Loan
Documents to which it is a party, (ii) under all Material Agreements and Leases and (iii) all other agreements entered into or assumed by such Person in connection with the Properties, and will not suffer or permit any material default or event of default (giving effect to any applicable notice requirements and cure periods) to exist under any of the foregoing except where the failure to perform, observe or comply with any agreement referred to in this clause
(iii) would not reasonably be expected to have a Material Adverse Effect.
Notwithstanding the foregoing to the contrary, the Borrowers shall be permitted to terminate any Site Management Agreement which the Borrowers reasonably deem necessary in accordance with prudent business practices, provided that (i) the
Borrowers provide written notice to Lender of such determination not later than thirty (30) days prior to such termination, (ii) together with such notice the
Borrowers provide supporting information reasonably acceptable to Lender that following such termination the DSCR will be equal to or greater than the DSCR immediately prior to such termination, (iii) if the aggregate Allocated Loan
Amount with respect to (x) each such Property for which termination has occurred under this Section 5.9, Section 5.23(A), and Section 5.24(A) and (y) the
Property for which a termination is proposed, is greater than five percent (5%)
of the Principal Amount of the Loan at Closing, the Borrowers have delivered a
Rating Confirmation, and (iv) following such termination, such Property will be owned and managed by a Person other than the Borrowers or any of their
Affiliates.

SECTION 5.10 LEASES. Except for security deposits, no Leases shall provide for payment of rent more than one month in advance, and the Borrowers shall not under any circumstances collect any such rent more than one month in advance, unless in either such instance such Rents which constitute Advance Rents Reserve
Deposits are deposited into the Advance Rents Reserve SubAccount to be applied in accordance with the Cash Management Agreement. The Borrowers, at Lender's
request, shall furnish Lender with executed copies of all Leases hereafter made.
Each new Lease (which shall not include the addition of new sites pursuant to existing master Leases) shall specifically provide that such Lease (i) is subordinate to the Deeds of Trust; (ii) that the tenant attorns to Lender, such attornment to be effective upon Lender's acquisition of title to the Property;
(iii) that the tenant agrees to execute such further evidences of attornment as
Lender may from time to time request; (iv) that the attornment of the tenant shall not be terminated by foreclosure; (v) that in no event shall Lender, as holder of the Deeds of Trust or as successor landlord, be liable to the tenant for any act or omission of any prior landlord or for any liability or obligation of any prior landlord occurring prior to the date that Lender or any subsequent owner acquire title to the Property; and (vi) that Lender may, at Lender's option, accept or reject such attornment.

                                       50

SECTION 5.11 MANAGEMENT AGREEMENT.

        (A) The Borrowers shall cause Manager to manage the Properties in accordance with the Management Agreement. The Borrowers shall (i) perform and observe all of the material terms, covenants and conditions of the Management
Agreement on the part of each Borrower to be performed and observed, (ii)
promptly notify Lender of any notice to any of the Borrowers of any material default under the Management Agreement of which it is aware, and (iii) prior to termination of the Manager in accordance with Section 5.11(C) hereof, Borrower shall renew the Management Agreement prior to each expiration date thereunder in accordance with its terms. If any of the Borrowers shall default in the performance or observance of any material term, covenant or condition of the
Management Agreement on the part of the Borrowers to be performed or observed, then, without limiting Lender's other rights or remedies under this Agreement or the other Loan Documents, and without waiving or releasing the Borrowers from any of their obligations hereunder or under the Management Agreement, Lender shall have the right, upon prior written notice to the Borrowers, but shall be under no obligation, to pay any sums and to perform any act as may be reasonably appropriate to cause such material conditions of the Management Agreement on the part of the Borrowers to be performed or observed.

        (B) The Borrowers shall not surrender, terminate, cancel, or modify
(other than nonmaterial changes), the Management Agreement, or enter into any other Management Agreement with any new Manager (other than an Acceptable
Manager), or consent to the assignment by the Manager of its interest under the
Management Agreement, in each case without delivery of Rating Confirmations from each of the Rating Agencies and written consent of the Lender. If at any time
Lender consents to the appointment of a new Manager, or if an Acceptable Manager shall become the Manager, such new Manager, or the Acceptable Manager, as the case may be, and the Borrowers shall, as a condition of Lender's consent, or with respect to an Acceptable Manager, prior to commencement of its duties as
Manager, execute a subordination of management agreement in substantially the form delivered in connection with the closing of the Loan.

        (C) Lender shall have the right to require that the Manager be replaced with a Person chosen by the Borrowers (or, if an Event of Default has occurred and is then continuing, Lender) and reasonably acceptable to Lender, upon the earliest to occur of any one or more of the following events: (i) an Event of
Default has occurred and is then continuing, (ii) thirty (30) days after notice from Lender to the Borrowers if Manager has engaged in fraud, gross negligence or willful misconduct arising from or in connection with its performance under the Management Agreement, (iii) thirty (30) days after notice from Lender to the
Borrowers (a) following the Anticipated Repayment Date, or (b) if the DSCR is
less than 1.1:1 and Lender reasonably determines that such decline in the DSCR is primarily attributable to acts or omissions of the Manager rather than factors affecting the Borrowers' industry generally or (iv) Manager defaults under the Management Agreement and such default is reasonably likely to have a
Material Adverse Effect.

SECTION 5.12 RESERVED.

SECTION 5.13 DEPOSITS; APPLICATION OF RECEIPTS. The Borrowers will deposit all
Receipts into, and otherwise comply with, the Accounts established from time to time hereunder. Subject to

                                       51

Article VII hereof and the Cash Management Agreement, each Borrower shall promptly apply all Receipts to the payment of all current and past due Operating
Expenses, and to the repayment of all sums currently due or past due under the
Loan Documents, including all payments into the Reserves.

SECTION 5.14 ESTOPPEL CERTIFICATES.

        (A) Within ten (10) Business Days following a request by Lender, the
Borrowers shall provide to Lender a duly acknowledged written statement confirming (i) the amount of the outstanding principal balance of the Loan, (ii)
the terms of payment and maturity date of the Note, (iii) the date to which interest has been paid, (iv) whether any offsets or defenses exist against the
Obligations, and if any such offsets or defenses are alleged to exist, the nature thereof shall be set forth in detail and (v) that this Loan Agreement, the Note, the Deeds of Trust and the other Loan Documents are legal, valid and binding obligations of the Borrowers and have not been modified or amended, or if modified or amended, describing such modification or amendments.

        (B) Within ten (10) Business Days following a written request by the
Borrowers, Lender shall provide to the Borrowers a duly acknowledged written statement setting forth the amount of the outstanding principal balance of the
Loan, the date to which interest has been paid, and whether Lender has provided the Borrowers with written notice of any Event of Default. Compliance by Lender with the requirements of this Section shall be for informational purposes only and shall not be deemed to be a waiver of any rights or remedies of Lender hereunder or under any other Loan Document.

SECTION 5.15 INDEBTEDNESS. The Borrowers will not directly or indirectly create, incur, assume, guaranty, or otherwise become or remain directly or indirectly liable with respect to any Indebtedness except for the following (collectively,
"PERMITTED INDEBTEDNESS"):

        (A) The Obligations;

        (B) (i) Unsecured trade payables not evidenced by a note and arising out of purchases of goods or services in the ordinary course of business and (ii)
Indebtedness incurred in the financing of equipment or other personal property used at any Property in the ordinary course of business, provided that (a) each such trade payable is payable not later than ninety (90) days after the original invoice date and is not overdue by more than thirty (30) days, and (b) the aggregate amount of such trade payables and Indebtedness relating to financing of equipment and personal property or otherwise referred to in clauses (i) and
(ii) above outstanding does not, at any time, exceed $22,500,000.

In no event shall any Indebtedness other than the Loan be secured, in whole or in part, by the Properties or any portion thereof or interest therein,

SECTION 5.16 NO LIENS. The obligations of each Borrower under this Section are in addition to and not in limitation of its obligations under Article XI herein.
The Borrower shall not create, incur, assume or permit to exist any Lien on or with respect to the Properties, any other Collateral or any such direct or indirect ownership interest in the Borrowers, except the Permitted Encumbrances.

                                       52

SECTION 5.17 CONTINGENT OBLIGATIONS. Other than Permitted Indebtedness, no
Borrower Party shall directly or indirectly create or become or be liable with respect to any Contingent Obligation.

SECTION 5.18 RESTRICTION ON FUNDAMENTAL CHANGES. Except as otherwise expressly permitted in this Loan Agreement, no Borrower Party shall, or shall permit any other Person to, (i) amend, modify or waive any term or provision of such
Borrower Party's partnership agreement, certificate of limited partnership, articles of incorporation, by-laws, articles of organization, operating agreement or other organizational documents so as to violate or permit the violation of the single-purpose entity provisions set forth in Article IX, unless required by law; or (ii) liquidate, wind-up or dissolve such Borrower
Party or Manager.

SECTION 5.19 TRANSACTIONS WITH RELATED PERSONS. The Borrowers shall not directly or indirectly enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Related Person of any of the Borrowers or with any director, officer or employee of any Borrower Party, except transactions in the ordinary course of and pursuant to the reasonable requirements of the business of the
Borrowers and upon fair and reasonable terms and are no less favorable to any of the Borrowers than would be obtained in a comparable arm's length transaction with a Person that is not a Related Person of any Borrower. The Borrowers shall not make any payment or permit any payment to be made to any Related Person of any of the Borrowers when or as to any time when any Event of Default shall exist except as may be permitted by Lender pursuant to the terms of the Cash
Management Agreement.

SECTION 5.20 BANKRUPTCY, RECEIVERS, SIMILAR MATTERS.

        (A) VOLUNTARY CASES. The Borrower Parties shall not commence any voluntary case under the Bankruptcy Code or under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect.

        (B) INVOLUNTARY CASES, RECEIVERS, ETC. The Borrower Parties shall not apply for, consent to, or aid, solicit, support, or otherwise act, cooperate or collude to cause the appointment of or taking possession by, a receiver, trustee or other custodian for all or a substantial part of the assets of any Borrower.
As used in this Loan Agreement, an "INVOLUNTARY BORROWER BANKRUPTCY" shall mean any involuntary case under the Bankruptcy Code or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, in which any of the
Borrowers is a debtor or any portion of the Properties is property of the estate therein. The Borrowers shall not file a petition for, consent to the filing of a petition for, or aid, solicit, support, or otherwise act, cooperate or collude to cause the filing of a petition for an Involuntary Borrower Bankruptcy. In any
Involuntary Borrower Bankruptcy, no Borrower Party shall, without the prior written consent of Lender, consent to the entry of any order, file any motion, or support any motion (irrespective of the subject of the motion), and the
Borrowers shall not file or support any plan of reorganization. The Borrowers having any interest in any Involuntary Borrower Bankruptcy shall do all things reasonably requested by Lender to assist Lender in obtaining such relief as
Lender shall seek, and shall in all events vote as directed by Lender. Without limitation of the foregoing, each such Borrower shall do all things reasonably requested

                                       53

by Lender to support any motion for relief from stay or plan of reorganization proposed or supported by Lender.

SECTION 5.21 ERISA.

        (A) NO ERISA PLANS. None of the Borrower Parties will establish any
Employee Benefit Plan or Multiemployer Plan, or will commence making contributions to (or become obligated to make contributions to) any Employee
Benefit Plan or Multiemployer Plan.

        (B) COMPLIANCE WITH ERISA. The Borrowers shall not: (i) engage in any nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the IRC; or (ii) except as may be necessary to comply with applicable laws, establish or amend any Employee Benefit Plan which establishment or amendment could result in liability to the Borrowers or any ERISA Affiliate or increase the obligation of the Borrowers, provided that the Borrower shall not be in default of this covenant if, in either case, any portion of the Loan has been, or will be, funded with plan assets of any employee benefit plan that either (x)
is subject to Title I of ERISA or any plan that is covered by Section 4975 of the Code (unless the Lender is eligible to apply for one or more exemptions such that the Loan will not constitute a nonexempt prohibited transaction under
Section 406 of ERISA) or (y) could subject a Borrower Party or its Affiliates to an excise tax under Section 4975 of the IRC.

        (C) NO PLAN ASSETS. The Borrowers shall not at any time during the term of this Loan Agreement become (1) an employee benefit plan defined in Section
3(3) of ERISA which is subject to ERISA, (2) a plan as defined in Section
4975(e)(1) of the IRC which is subject to Section 4975 of the IRC, (3) a
"governmental plan" within the meaning of Section 3(32) of ERISA or (4) an entity any of whose underlying assets constitute "plan assets" of any such employee benefit plan, plan or governmental plan for purposes of Title I of
ERISA, Section 4975 of the IRC or any state statutes applicable to the Borrowers regulating investments of governmental plans.

SECTION 5.22 PRESS RELEASE. The Borrowers shall not, and shall not permit any other Person within its control to, disclose the name of Lender or terms of this
Loan Agreement or the Loan Documents in any press release without the prior written consent of Lender, which shall not be unreasonably withheld.
Notwithstanding the foregoing to the contrary, the Borrowers shall be permitted to make such filings and disclosures with respect to the Loan as are required by law.
SECTION 5.23 GROUND LEASES.

        (A) NO MODIFICATION. The Borrowers shall not modify or amend any material substantive or economic terms of, or, subject to the terms of Section
11.5 hereof, terminate or surrender any Ground Lease, in each case without the prior written consent of Lender, which consent may be withheld by Lender in its sole and absolute discretion. Any attempted or purported material modification, amendment, or any surrender or termination of any Ground Lease without Lender's prior written consent shall be null and void and of no force or effect.
Notwithstanding the foregoing to the contrary, the Borrowers shall be permitted, without Lender's consent, to extend the terms of the Ground Lease, and the
Borrowers shall be permitted to terminate any Ground Lease which the Borrowers reasonably deem necessary in accordance

                                       54

with prudent business practices, provided that (i) the Borrowers provide written notice to Lender of such determination not later than thirty (30) days prior to such termination, (ii) together with such notice the Borrowers provide supporting information reasonably acceptable to Lender that following such termination the DSCR will be equal to or greater than the DSCR immediately prior to such termination, (iii) if the aggregate Allocated Loan Amount with respect to (x) each such Property for which a termination has occurred under this
Section 5.23(A), Section 5.9, and Section 5.24(A) and (y) the Property for which a termination is proposed is greater than five percent (5%) of the Principal
Amount of the Loan at Closing, the Borrowers have delivered a Rating
Confirmation, and (iv) following such termination such Property is not held by any Affiliate of the Borrowers.

        (B) PERFORMANCE OF GROUND LEASES. The Borrowers shall fully perform as and when due each and all of its obligations under each Ground Lease in accordance with the terms of such Ground Lease, and shall not cause or suffer to occur any material breach or default in any of such obligations. The Borrowers shall exercise any option to renew or extend any Ground Lease and if the
Borrowers elect not to renew a Ground Lease (which shall only be permitted if the Borrowers would be entitled to terminate such Ground Lease pursuant to clause (A) above) the Borrowers shall give Lender thirty (30) days prior written notice of the Borrowers' intention not to renew such Ground Lease. If the
Borrowers fail to renew a Ground Lease which is required to be renewed pursuant to this Section 5.23(B), Lender shall have the right to renew such Ground Lease on behalf of the Borrowers. Notwithstanding that certain of the obligations of the Borrowers under this Loan Agreement may be similar or identical to certain of the obligations of the Borrowers under the Ground Leases, all of the obligations of the Borrowers under this Loan Agreement are and shall be separate from and in addition to its obligations under the Ground Leases.

        (C) NOTICE OF DEFAULT. If any of the Borrowers shall have or receive any written notice that any Ground Lease Default has occurred, then the Borrowers immediately shall notify Lender in writing of the same and immediately deliver to Lender a true and complete copy of each such notice. Further, the Borrowers shall provide such documents and information as Lender shall reasonably request concerning the Ground Lease Default.

        (D) LENDER'S RIGHT TO CURE. If any Ground Lease Default shall occur and be continuing, or if any Ground Lessor asserts that a Ground Lease Default has occurred (whether or not the Borrowers question or deny such assertion), then, subject to (i) the terms and conditions of the applicable Ground Lease, and (ii)
the Borrowers' right to terminate Ground Leases in accordance with Section
5.23(A) hereof, Lender, upon five (5) Business Days' prior written notice to the
Borrowers, unless Lender reasonably determines that a shorter period (or no period) of notice is necessary to protect Lender's interest in the Ground Lease, may (but shall not be obligated to) take any action that Lender deems reasonably necessary, including, without limitation, (i) performance or attempted performance of the applicable Borrower's obligations under the applicable Ground
Lease, (ii) curing or attempting to cure any actual or purported Ground Lease
Default, (iii) mitigating or attempting to mitigate any damages or consequences of the same and (iv) entry upon the applicable Ground Leased Property for any or all of such purposes. Upon Lender's request, each Borrower shall submit satisfactory evidence of payment or performance of any of its obligations under each Ground Lease. Lender may pay and expend such sums of money as Lender in its sole discretion deems necessary or desirable for any such

                                       55

purpose, and the Borrowers shall pay to Lender within five (5) Business Days of the written demand of Lender all such sums so paid or expended by Lender, together with interest thereon from the date of expenditure at the Default Rate.

        (E) LEGAL ACTION. The Borrowers shall not commence any action or proceeding against any Ground Lessor or affecting or potentially affecting any
Ground Lease or the Borrowers' or Lender's interest therein, the effect of which could cause an event of default or termination of any such Ground Lease, without the prior written consent of Lender, which consent shall not be unreasonably withheld, conditioned or delayed. The Borrowers shall notify Lender immediately if any action or proceeding shall be commenced between any Ground Lessor and either Borrower, or affecting or potentially affecting any Ground Lease or either Borrower's or Lender's interest therein (including, without limitation, any case commenced by or against any Ground Lessor under the Bankruptcy Code).
Lender shall have the option, exercisable upon notice from Lender to the
Borrowers, to participate in any such action or proceeding with counsel of
Lender's choice. The Borrowers shall cooperate with Lender, comply with the reasonable instructions of Lender, execute any and all powers, authorizations, consents or other documents reasonably required by Lender in connection therewith, and shall not settle any such action or proceeding without the prior written consent of Lender, which consent shall not be unreasonably withheld, conditioned or delayed.

        (F) BANKRUPTCY.

            (i) If any Ground Lessor shall reject any Ground Lease under or pursuant to Section 365 of the Bankruptcy Code, the Borrowers shall not elect to treat the Ground Lease as terminated but shall elect to remain in possession of the applicable Ground Leased Property and the leasehold estate under such Ground
Lease. The lien of the Deed of Trust covering such Property does and shall encumber and attach to all of the Borrowers' rights and remedies at any time arising under or pursuant to Section 365 of the Bankruptcy Code, including without limitation, all of such Borrower's rights to remain in possession of such Property and the leasehold estate.

            (ii) The Borrowers acknowledge and agree that in any case commenced by or against the Borrowers under the Bankruptcy Code, Lender by reason of the liens and rights granted under the Deed of Trust covering such Property and the
Loan Documents shall have a substantial and material interest in the treatment and preservation of such Borrower's rights and obligations under such Ground
Lease, and that such Borrower shall, in any such bankruptcy case, provide to
Lender immediate and continuous reasonably adequate protection of such interests. Each Borrower and Lender agree that such adequate protection shall include but shall not necessarily be limited to the following:

            (a) Lender shall be deemed a party to the Ground Lease (but shall not have any obligations thereunder) for purposes of Section 365 of the
Bankruptcy Code, and shall, provided that, prior to an Event of Default, no such action by Lender would adversely and materially affect the Borrowers' ability to prosecute, or defend, any such claims asserted therein, have standing to appear and act as a party in interest in relation to any matter arising out of or related to the Ground Lease or such Property.

                                       56

            (b) The Borrowers shall serve Lender with copies of all notices, pleadings and other documents relating to or affecting the Ground Lease or the applicable Property. Any notice, pleading or document served by the Borrowers on any other party in the bankruptcy case shall be contemporaneously served by such
Borrower on Lender, and any notice, pleading or document served upon or received by such Borrower from any other party in the bankruptcy case shall be served by such Borrower on Lender promptly upon receipt by such Borrower.

            (c) Upon written request of Lender, the Borrowers shall assume the
Ground Lease, and shall take such steps as are necessary to preserve such
Borrower's right to assume the Ground Lease, including without limitation using commercially reasonable efforts to obtain extensions of time to assume or reject the Ground Lease under Subsection 365(d) of the Bankruptcy Code to the extent it is applicable.

        (G) If the Borrowers or the applicable Ground Lessor seeks to reject any
Ground Lease or have the Ground Lease deemed rejected, then prior to the hearing on such rejection Lender shall, subject to applicable law, be given no less than twenty (20) days' notice and opportunity to elect in lieu of rejection to have the Ground Lease assumed and assigned to a nominee of Lender. If Lender shall so elect to assume and assign the Ground Lease, then the Borrowers shall, subject to applicable law, continue any request to reject the Ground Lease until after the motion to assume and assign has been heard. If Lender shall not elect to assume and assign the Ground Lease, then Lender may, subject to applicable law, obtain in connection with the rejection of the Ground Lease a determination that the applicable Ground Lessor, at Lender's option, shall (1) agree to terminate the Ground Lease and enter into a new lease with Lender on the same terms and conditions as the Ground Lease, for the remaining term of the Ground Lease, or
(2) treat the Ground Lease as breached and provide Lender with the rights to cure defaults under the Ground Lease and to assume the rights and benefits of the Ground Lease.

            Each Borrower shall join with and support any request by Lender to grant and approve the foregoing as necessary for adequate protection of Lender's interests. Notwithstanding the foregoing, Lender may seek additional terms and conditions, including such economic and monetary protections as it deems reasonably appropriate to adequately protect its interests, and any request for such additional terms or conditions shall not delay or limit Lender's right to receive the specific elements of adequate protection set forth herein.

            Each Borrower hereby appoints Lender as its attorney in fact to act on behalf of Lender in connection with all matters relating to or arising out of the assumption or rejection of any Ground Lease, in which the other party to the lease is a debtor in a case under the Bankruptcy Code. This grant of power of attorney is present, unconditional, irrevocable, durable and coupled with an interest.

SECTION 5.24 EASEMENTS.

        (A) NO MODIFICATION. The Borrowers shall not modify or amend any material substantive or economic terms of, or, subject to the terms of Section
11.5 hereof, terminate or surrender any Easement, in each case without the prior written consent of Lender, which consent may be withheld by Lender in its sole and absolute discretion. Any attempted or purported material modification, amendment, or any surrender or termination of any Easement without

                                       57

Lender's prior written consent shall be null and void and of no force or effect.
Notwithstanding the foregoing to the contrary, the Borrowers shall be permitted, without Lender's consent, to extend the Terms of the Easement, and the Borrowers shall be permitted to terminate any Easement which the Borrowers reasonably deem necessary in accordance with prudent business practices, provided that (i) the
Borrowers provide written notice to Lender of such determination not later than thirty (30) days prior to such termination, (ii) together with such notice the
Borrowers provide supporting information reasonably acceptable to Lender that following such termination the DSCR will be equal to or greater than the DSCR immediately prior to such termination, (iii) if the aggregate Allocated Loan
Amount with respect to (x) each such Property for which a termination has occurred under this Section 5.24(A), Section 5.9 and Section 5.23(A) and (y) the
Property for which a termination is proposed is greater than five percent (5%)
of the Principal Amount of the Loan at Closing, the Borrowers have delivered a
Rating Confirmation, and (iv) following such termination such Property is not held by any Affiliate of the Borrowers.

        (B) PERFORMANCE OF EASEMENTS. The Borrowers shall fully perform as and when due each and all of its obligations under each Easement in accordance with the terms of such Easement, and shall not cause or suffer to occur any material breach or default in any of such obligations. Notwithstanding that certain of the obligations of the Borrowers under this Loan Agreement may be similar or identical to certain of the obligations of the Borrowers under the Easements, all of the obligations of the Borrowers under this Loan Agreement are and shall be separate from and in addition to its obligations under the Easements.

        (C) NOTICE OF DEFAULT. If any of the Borrowers shall have or receive any written notice that any Easement Default has occurred, then the Borrowers immediately shall notify Lender in writing of the same and immediately deliver to Lender a true and complete copy of each such notice. Further, the Borrowers shall provide such documents and information as Lender shall reasonably request concerning the Easement Default.

        (D) LENDER'S RIGHT TO CURE. If any Easement Default shall occur and be continuing, or if the fee owner asserts that an Easement Default has occurred
(whether or not the Borrowers question or deny such assertion), then, subject to the terms and conditions of the applicable Easement Lender, upon five (5)
Business Days' prior written notice to the Borrowers, unless Lender reasonably determines that a shorter period (or no period) of notice is necessary to protect Lender's interest in the Easement, may (but shall not be obligated to)
take any action that Lender deems reasonably necessary, including, without limitation, (i) performance or attempted performance of the applicable
Borrower's obligations under the applicable Easement, (ii) curing or attempting to cure any actual or purported Easement Default, (iii) mitigating or attempting to mitigate any damages or consequences of the same and (iv) entry upon the applicable Property for any or all of such purposes. Upon Lender's request, each
Borrower shall submit satisfactory evidence of payment or performance of any of its obligations under each Easement. Lender may pay and expend such sums of money as Lender in its sole discretion deems necessary or desirable for any such purpose, and the Borrowers shall pay to Lender within five (5) Business Days of the written demand of Lender all such sums so paid or expended by Lender, together with interest thereon from the date of expenditure at the Default Rate.

SECTION 5.25 INDEBTEDNESS OF GSI. Prior to the date that the aggregate tangible assets of the Borrowers is less than twenty-five percent (25%) of the tangible assets of GSI (all calculated in

                                       58

accordance with GAAP and determined based upon the Financial Statements delivered pursuant to Section 5.1), the Borrowers shall not permit GSI to incur any unsecured Indebtedness for borrowed money under a note, bond, loan agreement or similar document, without delivering a Rating Confirmation to Lender.

SECTION 5.26 LENDER'S EXPENSES. The Borrowers shall pay, on demand by Lender, all reasonable out-of-pocket expenses, charges, costs and fees (including reasonable attorneys' fees and expenses) in connection with the negotiation, documentation, closing, administration, servicing, enforcement interpretation, and collection of the Loan and the Loan Documents, and in the preservation and protection of Lender's rights hereunder and thereunder. Without limitation the
Borrowers shall pay all costs and expenses, including reasonable attorneys'
fees, incurred by Lender in any case or proceeding under the Bankruptcy Code (or any law succeeding or replacing any of the same).

                                   ARTICLE VI
                                    RESERVES

SECTION 6.1 SECURITY INTEREST IN RESERVES; OTHER MATTERS PERTAINING TO RESERVES.

        (A) The Borrowers hereby pledge, assign and grant to Lender a security interest in and to all of the Borrowers' right, title and interest in and to the
Account Collateral, including the Reserves, as security for payment and performance of all of the Obligations hereunder and under the Note and the other
Loan Documents. The Reserves constitute Account Collateral and are subject to the security interest in favor of Lender created herein and all provisions of this Loan Agreement and the other Loan Documents pertaining to Account
Collateral.

        (B) In addition to the rights and remedies provided in Article VII and elsewhere herein, upon the occurrence and during the continuance of any Event of
Default, Lender shall have all rights and remedies pertaining to the Reserves as are provided for in any of the Loan Documents or under any applicable law.
Without limiting the foregoing, upon and at all times after the occurrence and during the continuance of an Event of Default, Lender in its sole and absolute discretion, may use the Reserves (or any portion thereof) for any purpose, including but not limited to any combination of the following: (i) payment of any of the Obligations including the Yield Maintenance (if any) applicable upon such payment in such order as Lender may determine in its sole discretion;
provided, however, that such application of funds shall not cure or be deemed to cure any default; (ii) reimbursement of Lender for any actual losses or expenses
(including, without limitation, reasonable legal fees) suffered or incurred as a result of such Event of Default; (iii) payment for the work or obligation for which such Reserves were reserved or were required to be reserved; and (iv)
application of the Reserves in connection with the exercise of any and all rights and remedies available to Lender at law or in equity or under this Loan
Agreement or pursuant to any of the other Loan Documents. Nothing contained in this Loan Agreement shall obligate Lender to apply all or any portion of the funds contained in the Reserves during the continuance of an Event of Default to payment of the Loan or in any specific order of priority.

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SECTION 6.2 FUNDS DEPOSITED WITH LENDER.

        (A) INTEREST, OFFSETS. Except only as expressly provided otherwise herein, all funds of the Borrowers which are deposited with Lock Box Account
Bank as Reserves hereunder shall be held by Lock Box Account Bank in one or more
Permitted Investments, such Permitted Investments, prior to an Event of Default, to be as directed by the Borrowers. All interest which accrues on the Reserves shall be taxable to the Borrowers and shall be added to and disbursed in the same manner and under the same conditions as the principal sum on which said interest accrued. The amount of actual losses sustained on a liquidation of a
Permitted Investment shall be deposited by the Borrowers into the Lock Box
Account no later than three (3) Business Days following such liquidation.
Additional provisions pertaining to investments are set forth in Article VII.
After repayment of all of the Obligations, all funds held as Reserves will be promptly returned to, or as directed by, the Borrowers.

        (B) FUNDING AT CLOSING. The Borrowers shall deposit with Lender the amounts necessary to fund each of the Reserves as set forth below. Deposits into the Reserves at Closing may occur by deduction from the amount of the Loan that otherwise would be disbursed to the Borrowers, followed by deposit of the same into the applicable Sub-Account or Account of the Lock Box Account in accordance with the Cash Management Agreement on the Closing Date. Notwithstanding such deductions, the Loan shall be deemed for all purposes to be fully disbursed at
Closing.

SECTION 6.3 IMPOSITIONS AND INSURANCE RESERVE. On the Closing Date, the
Borrowers shall deposit with Lock Box Account Bank $3,539,455 and, pursuant to the Cash Management Agreement, the Borrowers shall deposit monthly, on each
Payment Date commencing on the Payment date in March 2004, 1/12th of the annual charges (as reasonably estimated by Lender) for all Impositions (excluding, however, personal property taxes) and all Insurance Premiums payable with respect to the Properties hereunder (said funds, together with any interest thereon and additions thereto, the "IMPOSITIONS AND INSURANCE RESERVE"). The initial amount of the monthly deposit to be made to the Impositions and
Insurance Reserve from and after the date hereof is $1,500,000.00. The Borrowers shall also deposit with Lock Box Account Bank within ten (10) Business Days of the written demand by Lender, to be added to and included within such reserve, a sum of money which Lender reasonably estimates, together with such monthly deposits, will be sufficient to make the payment of each such charge at least ten (10) Business Days prior to the date initially due. The Borrowers shall provide Lender with bills or a statement of amounts due for the next calendar month which shall be accompanied by an Officer's Certificate and such other documents as may be reasonably required to establish the amounts required to be paid in the following calendar month at least five (5) days prior to the date on which each payment shall first become subject to penalty or interest if not paid, or if paid, copies of paid bills. So long as (i) no Event of Default has occurred and is continuing, (ii) the Borrowers have provided Lender with the foregoing materials in a timely manner, and (iii) sufficient funds are held by
Lender for the payment of the Impositions and Insurance Premiums relating to the
Properties, as applicable, Lender shall at the Borrowers' election, (x) pay said items, (y) disburse to the Borrowers from such Reserve an amount sufficient to pay said items, or (z) reimburse the Borrowers for items previously paid by the
Borrowers. Interest shall accrue in favor of the Borrowers on funds in the
Impositions and Insurance Reserve.

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SECTION 6.4 ADVANCE RENTS RESERVE SUB-ACCOUNT. On the Closing Date, the
Borrowers shall deposit with Lock Box Bank $1,131,000 and, pursuant to the Cash
Management Agreement, the Borrowers shall deposit, or instruct Lock Box Bank to deposit, (i) the Annual Advance Rents Reserve Deposit not later than the third
(3rd) Business Day of February of each calendar year, and (ii) the Quarterly
Advance Rents Reserve Deposit not later than the third (3rd) Business Day of
February, May, August and November of each calendar year, such amounts to be deposited into a sub-account of the Lock Box Account (said sub-account, the
"Advance Rents Reserve Sub-Account") for deposit of such Advance Rents Reserve
Deposit and such Advance Rents Reserve Deposit shall be held, allocated and disbursed in accordance with the terms and conditions of the Cash Management
Agreement. The Advance Rents Reserve Sub-Account shall be under the sole dominion and control of Lender and/or its designee including any Servicer of the
Loan, and the Borrowers shall have no rights to control or direct the investment or payment of funds therein except as expressly provided herein.

SECTION 6.5 RESERVED.

SECTION 6.6 RESERVED.

SECTION 6.7 RESERVED.

SECTION 6.8 CASH TRAP RESERVE. (i) If, at any time prior to the Anticipated
Repayment Date, a Cash Trap Event shall occur, then, from and after the date that it is determined that a Cash Trap Event has occurred (which shall be based upon the financial reporting required to be delivered pursuant to Section
5.1(A)(iv)) and for so long as such Cash Trap Event continues to exist, all
Excess Cash Flow (except as otherwise expressly provided below) shall be deposited with Lender (or its Servicer or agent) and held in the Lock Box
Account in accordance with the terms of the Cash Management Agreement (said funds, together with any interest thereon, the "CASH TRAP RESERVE"). A "CASH
TRAP EVENT" shall occur as of the last day of any calendar quarter when the Debt
Service Coverage Ratio is equal to or less than the Cash Trap DSCR, and shall continue to exist until such time as the Debt Service Coverage Ratio exceeds the
Cash Trap DSCR for two (2) consecutive calendar quarters. If as of the last day of any calendar quarter the Debt Service Coverage Ratio is less than the Minimum
DSCR, Lender will apply any amounts in the Cash Trap Reserve to payment of the
Loan on the next Payment Date (including any required Yield Maintenance). Any funds on deposit in the Cash Trap Reserve shall continue to be held as additional Collateral in accordance with this Section 6.8. At any time prior to the Anticipated Repayment Date, provided that no Event of Default exists and the
Cash Trap DSCR test has been satisfied for two (2) consecutive calendar quarters
(as determined above), any funds remaining in the Cash Trap Reserve shall be released to the Borrowers. The existence of a Cash Trap Event shall be determined by Lender in its reasonable good faith determination. Notwithstanding any provision herein to the contrary, (x) during the continuance of an Event of
Default, and (y) following the Anticipated Repayment Date, all funds on deposit in the Cash Trap Reserve and any subsequent Excess Cash Flow may be applied by
Lender to payment of the Loan (including payment of Yield Maintenance, if any)
or other Obligations as Lender may elect.

                                       61

                                   ARTICLE VII
                                DEPOSIT ACCOUNT;
                        LOCK BOX ACCOUNT; CASH MANAGEMENT

SECTION 7.1 ESTABLISHMENT OF DEPOSIT ACCOUNT AND LOCK BOX ACCOUNT.

        (A) (i) DEPOSIT ACCOUNT. On or before the Closing Date, one or more deposit accounts, which shall be Eligible Accounts, shall be established at the
Borrowers' sole cost and expense in the name of Lender, as secured party hereunder (said accounts, and any accounts replacing same in accordance with this Loan Agreement and the Deposit Account Agreement, collectively, the
"DEPOSIT ACCOUNT") with one or more financial institutions reasonably approved by Lender (collectively, the "DEPOSIT BANK"), pursuant to one or more agreements
(collectively, the "DEPOSIT ACCOUNT AGREEMENT") substantially similar to
Lender's form or otherwise in form and substance reasonably acceptable to
Lender, executed and delivered by the Borrowers and the Deposit Bank. The
Deposit Account shall be under the sole dominion and control of Lender (which dominion and control may be exercised by Servicer). Among other things, the
Deposit Account Agreement shall provide that the Borrowers shall have no access to or control over the Deposit Account, that all available funds on deposit in the Deposit Account shall be transferred by wire transfer (or transfer via the
ACH System) on each Business Day by the Deposit Bank into the Lock Box Account, for application in accordance with the Cash Management Agreement. The Deposit
Bank and the Lock Box Account Bank shall be directed to deliver to the Borrowers copies of bank statements and other information made available by the Deposit
Bank and the Lock Box Account Bank concerning the Deposit Account and the Lock
Box Account, respectively.

            (ii) Each Tenant occupying space at the Properties shall be, or has been, instructed, by irrevocable written direction, in form and substance reasonably acceptable to Lender, to pay all Rents and other amounts owed to
Borrower directly to the Deposit Account, unless Lender shall otherwise direct in writing. The Borrowers shall, or shall cause Manager to, send direction letters to each Tenant until each such Tenant commences paying all required amounts to the Deposit Account, and, if any Tenant ceases to pay such amounts to the Deposit Account for three (3) consecutive months, shall send additional direction letters to the applicable Tenant, until such Tenant complies with such irrevocable written directions. The Borrowers shall cause any and all other
Receipts to be deposited promptly into the Deposit Account and in no event later than two (2) Business Days after receipt thereof by the Borrowers or Manager. To the extent that the Borrowers or any Person on their behalf holds any Receipts, whether in accordance with this Loan Agreement or otherwise, the Borrowers shall be deemed to hold the same in trust for Lender for the protection of the interests of Lender hereunder and under the Loan Documents.

            (iii) The Borrowers shall pay all reasonable out-of-pocket costs and expenses incurred by Lender in connection with the transactions and other matters contemplated by this Section 7.1, including but not limited to, Lender's reasonable attorneys' fees and expenses, and all reasonable fees and expenses of the Deposit Bank and the Lock Box Account Bank, including without limitation their reasonable attorneys' fees and expenses.

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        (B) LOCK BOX ACCOUNT. On or before the Closing Date, pursuant to the terms of the Cash Management Agreement, an Eligible Account shall be established in the name of Lender, as secured party hereunder, to serve as the "Lock Box
Account" (said account, and any account replacing the same in accordance with this Loan Agreement and the Cash Management Agreement, the "LOCK BOX ACCOUNT";
and the depositary institution in which the Lock Box Account is maintained, the
"LOCK BOX ACCOUNT BANK"). The Lock Box Account shall be under the sole dominion and control of Lender (which dominion and control may be exercised by Servicer);
and except as expressly provided hereunder and/or in the Cash Management
Agreement, the Borrowers shall not have the right to control or direct the investment or payment of funds therein during the continuance of an Event of
Default. Lender may elect to change any financial institution in which the Lock
Box Account shall be maintained if such institution is no longer an Eligible
Bank, upon not less than five (5) Business Days' notice to the Borrower. The
Lock Box Account shall be deemed to contain such sub-accounts as Lender may designate ("SUB-ACCOUNTS"), which may be maintained as separate ledger accounts and need not be separate Eligible Accounts. The Sub-Accounts shall include the following as more particularly described in the Cash Management Agreement:

            (i) "DEBT SERVICE SUB-ACCOUNT" shall mean the Sub-Account of the
Lock Box Account established for the purposes of reserving for payments of principal and interest and other amounts due under the Loan Documents (but without duplication of amounts covered under item (ii) below); and

            (ii) "RESERVE SUB-ACCOUNTS" shall mean the Sub-Accounts of the Lock
Box Account established for the purpose of holding funds in the Reserves including: (a) the "Imposition and Insurance Reserve Sub-Account", (b) the "Cash
Trap Reserve Sub-Account", (c) the "Advance Rents Reserve Sub-Account", and (d)
the "Loss Proceeds Reserve SubAccount".

SECTION 7.2 APPLICATION OF FUNDS IN LOCK BOX ACCOUNT. Funds in the Lock Box
Account shall be allocated to the Sub-Accounts or the other Accounts (or paid, as the case may be) in accordance with the Cash Management Agreement.

SECTION 7.3 APPLICATION OF FUNDS AFTER EVENT OF DEFAULT. If any Event of Default
shall occur and be continuing, then notwithstanding anything to the contrary in this Section or elsewhere, Lender shall have all rights and remedies available under applicable law and under the Loan Documents. Without limitation of the foregoing, for so long as an Event of Default exists, Lender may apply any and all Receipts in the Deposit Account, the Lock Box Account, the Cash Trap Reserve
Sub-Account and any other Accounts or Sub-Accounts against all or any portion of any of the Obligations, in any order.

                                  ARTICLE VIII
                          DEFAULT, RIGHTS AND REMEDIES

SECTION 8.1 EVENT OF DEFAULT.

        "EVENT OF DEFAULT" shall mean the occurrence or existence of any one or more of the following:

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        (A) SCHEDULED PAYMENTS. Failure of the Borrowers to pay any scheduled payment amount when the same is due under this Loan Agreement, the Note, or any other Loan Documents (whether such amount is interest, principal, Reserves, or otherwise), or to pay for any Insurance Policies required pursuant to Section
5.4 hereof; or

        (B) OTHER PAYMENTS. Failure of the Borrowers to pay any amount from time to time owing under this Loan Agreement, the Note, or any other Loan Documents
(other than amounts subject to the preceding paragraph) within ten (10) days after written notice to the Borrowers; or

        (C) BREACH OF REPORTING PROVISIONS. Failure of any Borrower Party to
perform or comply with any term or condition contained in Section 5.1 which continues for a period of ten (10) days after written notice to the Borrowers;
or

        (D) BREACH OF PROVISIONS REGARDING INSURANCE, TRANSFERS, LIENS, SINGLE
PURPOSE. Breach or default under any of Section 5.4, 5.10, 5.15, 5.16, 5.17,
5.18, Article IX (including with respect to Manager or Guarantor), or Section
11.1 (provided that in the case of an involuntary Lien under Section 5.16 or
11.1, the same shall not constitute an Event of Default if such liens, in the aggregate, are not reasonably likely to have a Material Adverse Effect or if within thirty (30) days after the Borrowers' receipt of notice thereof, the
Borrowers shall either (i) cause the same to be removed of record, or (ii)
provide to Lender security for the same in an amount and pursuant to terms both satisfactory to Lender in Lender's sole discretion); provided however that if
(x) the default under Sections 5.10, 5.16 or 11.1 is capable of cure but with diligence cannot be cured within such period of thirty (30) days, (y) the
Borrowers (or the applicable Borrower Party) has commenced the cure within such thirty (30) day period and has pursued such cure diligently, and (z) each
Borrower delivers to Lender promptly following written demand (which demand may be made from time to time by Lender) evidence reasonably satisfactory to Lender of the foregoing, then such period shall be extended for so long as is reasonably necessary for the Borrowers in the exercise of due diligence to cure such default, but in no event beyond ninety (90) days after the original notice of default); or

        (E) BREACH OF WARRANTY. Any representation, warranty, certification or other statement made by any Borrower, Guarantor or Manager in any Loan Document
or in any statement or certificate at any time given in writing pursuant to or in connection with any Loan Document is false as of the date made and such breach is reasonably likely to have a Material Adverse Effect, provided that such breach shall not constitute an Event of Default if within fortyfive (45)
days of the Borrowers' Knowledge thereof (or such longer period as may be consented to by Lender), the Borrowers' take such action as may be required to make such representation, warranty, certification or other statement to be true as made, which may include removing the affected Property by effectuating a
Release, Substitution or Other Property Substitution subject to the terms of
Section 11.4, Section 11.5 or Section 11.6, respectively; or

        (F) OTHER DEFAULTS UNDER LOAN DOCUMENTS. A default shall occur in the performance of or compliance with any term contained in this Loan Agreement
(other than a default already described in another subsection of this Section
8.1) or the other Loan Documents and such default is reasonably likely to have a
Material Adverse Effect and such default is not fully cured within thirty (30)
days after receipt by the Borrowers of written notice from Lender of such default; provided however that if (i) the default is capable of cure but with diligence

                                       64

cannot be cured within such period of thirty (30) days, (ii) the Borrowers (or the applicable Borrower Party) has commenced the cure within such thirty (30)
day period and has pursued such cure diligently, and (iii) each Borrower delivers to Lender promptly following written demand (which demand may be made from time to time by Lender) evidence reasonably satisfactory to Lender of the foregoing, then such period shall be extended for so long as is reasonably necessary for the Borrowers in the exercise of due diligence to cure such default, but in no event beyond one hundred and twenty (120) days after the original notice of default; or

        (G) INVOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC. (i) A court enters a decree or order for relief with respect to any Borrower Party in an
Involuntary Borrower Bankruptcy, or Manager in a proceeding under the Bankruptcy
Code or under applicable bankruptcy, insolvency or other similar law where
Manager is a debtor, which decree or order is not stayed or other similar relief is not granted under any applicable federal or state law unless dismissed within ninety (90) days; (ii) the occurrence and continuance of any of the following events for ninety (90) days unless dismissed or discharged within such time: (x)
an Involuntary Borrower Bankruptcy is commenced, (y) a decree or order of a court for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over any Borrower Party,
Manager or over all or a substantial part of its or their property, is entered, or (z) an interim receiver, trustee or other custodian is appointed without the consent of any Borrower Party or Manager, applicable, for all or a substantial part of the property of such Person; or

        (H) VOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC. (i) An order for relief is entered with respect to any Borrower Party or Manager, or any Borrower
Party or Manager commences a voluntary case under the Bankruptcy Code or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case or to the conversion of an involuntary case to a voluntary case under any such law or consents to the appointment of or taking possession by a receiver, trustee or other custodian for any Borrower Party or Manager, or for all or a substantial part of the property of any Borrower Party or Manager; (ii) any
Borrower Party or Manager makes any assignment for the benefit of creditors; or
(iii) the Board of Directors or other governing body of any Borrower Party or
Manager adopts any resolution or otherwise authorizes action to approve any of the actions referred to in this subsection 8.1(H); or

        (I) BANKRUPTCY INVOLVING OWNERSHIP INTERESTS OR PROPERTIES. Other than as described in either of Subsections 8.1(G) or 8.1(H), all or any portion of the Collateral (other than Ground Leased Properties for which the Ground Lessor is the subject of a bankruptcy proceeding) becomes property of the estate or subject to the automatic stay in any case or proceeding under the Bankruptcy
Code or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect (provided that if the same occurs in the context of an involuntary proceeding, it shall not constitute an Event of Default if it is dismissed or discharged within ninety (90) days following its occurrence); or

        (J) SOLVENCY. Any Borrower Party or Manager ceases to be solvent or admits in writing its present or prospective inability to pay its debts as they become due; or

                                       65

        (K) JUDGMENT AND ATTACHMENTS. Any lien, money judgment, writ or warrant of attachment, or similar process is entered or filed against any Borrower Party or any of its assets which claim is not fully covered by insurance (other than with respect to the amount of commercially reasonable deductibles permitted hereunder), would have a Material Adverse Effect and remains undischarged, unvacated, unbonded or unstayed for a period of forty-five (45) days; or

        (L) INJUNCTION. The Borrowers are enjoined, restrained or in any way prevented by the order of any court or any administrative or regulatory agency from conducting all or any material part of their business and such order continues for more than thirty (30) days; or

        (M) INVALIDITY OF LOAN DOCUMENTS. This Loan Agreement, any Deed of Trust
or any of the Loan Documents for any reason ceases to be in full force and effect or ceases to be a legally valid, binding and enforceable obligation of the Borrowers or any Lien securing the Obligations shall, in whole or in part, cease to be a perfected first priority Lien, subject to the Permitted
Encumbrances (except in any of the foregoing cases in accordance with the terms hereof or under any other Loan Document) which is reasonably likely to have a
Material Adverse Effect, and the Borrowers do not take all actions requested by
Lender to correct such defect within ten (10) days after the written request by
Lender to take such action, or any Person under the control of the Borrowers or
Guarantor who is a party thereto, other than Lender, denies that it has any further liability (as distinguished from denial of the existence of a Default or
Event of Default) under any Loan Documents to which it is party, or gives notice to such effect; or

        (N) INTENTIONALLY OMITTED; or

        (O) DEFAULT UNDER MANAGEMENT AGREEMENT. Any breach or default shall occur in the material obligations of the Borrowers under the Management
Agreement, and such breach or default either is of such a nature or continues for such a period of time beyond applicable notice and cure periods, if any, that Manager shall have the right to exercise material remedies as a consequence thereof; or

        (P) GROUND LEASE. Any default by any of the Borrowers beyond any applicable grace period shall occur under any Ground Lease and the Borrowers have not effectuated a Release or Substitution of such affected Property within forty-five (45) days of the expiration of such grace period or, subject to
Section 5.23 or Section 11.5 hereof, any actual or attempted surrender, termination, modification or amendment of any Ground Lease without Lender's prior written consent; or

        (Q) EASEMENTS. Any default by any of the Borrowers beyond any applicable grace period shall occur under any Easement and the Borrowers have not effectuated a Release or Substitution of such affected Property within forty-five (45) days of the expiration of such grace period or, subject to
Section 5.24 or Section 11.5 hereof, any actual or attempted surrender, termination, modification or amendment of any Easement without Lender's prior written consent.

        (R) INDEBTEDNESS OF GSI. Any breach of, or default under, Section 5.25.

                                       66

            If more than one of the foregoing paragraphs shall describe the same condition or event, then Lender shall have the right to select which paragraph or paragraphs shall apply. In any such case, Lender shall have the right (but not the obligation) to designate the paragraph or paragraphs which provide for non-written notice (or for no notice) or for a shorter time to cure (or for no time to cure).

SECTION 8.2 ACCELERATION AND REMEDIES.

        (A) Upon the occurrence and during the continuance of any Event of
Default described in any of Subsections 8.1(G), 8.1(H), or 8.1(I), the unpaid principal amount of and accrued interest and fees on the Loan and all other
Obligations shall automatically become immediately due and payable, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other requirements of any kind, all of which are hereby expressly waived by the Borrowers. Upon and at any time after the occurrence of any other Event of Default, at the option of Lender, which may be exercised without notice or demand to anyone, all or any portion of the Loan and other
Obligations shall immediately become due and payable.

        (B) Upon the occurrence and during the continuance of an Event of
Default, all or any one or more of the rights, powers, privileges and other remedies available to Lender against the Borrowers under this Loan Agreement
(including Article X hereof) or any of the other Loan Documents, or at law or in equity, may be exercised by Lender at any time and from time to time, whether or not all or any of the Obligations shall be declared due and payable, and whether or not Lender shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents with respect to the Properties. Any such actions taken by Lender shall be cumulative and concurrent and may be pursued independently, singly, successively, together or otherwise, at such time and in such order as Lender may determine in its sole discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by law, equity or contract or as set forth herein or in the other Loan
Documents. Without limiting the generality of the foregoing, if an Event of
Default is continuing (i) to the fullest extent permitted by law, Lender shall not be subject to any "one action" or "election of remedies" law or rule, and
(ii) all liens and other rights, remedies or privileges provided to Lender shall remain in full force and effect until Lender has exhausted all of its remedies against each Property and the Deeds of Trust have been foreclosed, sold and/or otherwise realized upon in satisfaction of the Obligations or the Obligations have been paid in full.

        (C) Lender shall have the right from time to time to partially foreclose the Deeds of Trust in any manner and for any amounts secured by the Deeds of
Trust then due and payable as determined by Lender in its sole discretion including, without limitation, the following circumstances: (i) in the event the
Borrowers default beyond any applicable grace period in the payment of one or more scheduled payments of principal and interest, Lender may foreclose the Deed of Trust to recover such delinquent payments, or (ii) in the event Lender elects to accelerate less than the entire outstanding principal balance of the Loan,
Lender may foreclose the Deed of Trust or any of them to recover so much of the principal balance of the Loan as Lender may accelerate and such other sums secured by the Deed of Trust as Lender may elect.

                                       67

Notwithstanding one or more partial foreclosures, the Property shall remain subject to the Deed of Trust to secure payment of sums secured by the Deed of
Trust and not previously recovered.

        (D) During the continuance of an Event of Default, Lender shall have the right from time to time to sever the Note and the other Loan Documents into one or more separate notes, mortgages and other security documents in such denominations as Lender shall determine in its sole discretion for purposes of evidencing and enforcing its rights and remedies provided hereunder. The
Borrowers shall execute and deliver to Lender from time to time, within ten (10)
days after the request of Lender, a severance agreement and such other documents as Lender shall reasonably request in order to effect the severance described in the preceding sentence, all in form and substance reasonably satisfactory to
Lender. The Borrowers hereby absolutely and irrevocably appoint Lender as their true and lawful attorney, coupled with an interest, in their name and stead to make and execute all documents reasonably necessary to effect the aforesaid severance if the Borrowers fail to do so within ten (10) days of Lender's written request, the Borrowers ratifying all that their said attorney shall do by virtue thereof.

        (E) Any amounts recovered from the Properties or any other collateral for the Loan after an Event of Default may be applied by Lender toward the payment of any interest and/or principal of the Loan and/or any other amounts due under the Loan Documents in such order, priority and proportions as Lender in its sole discretion shall determine.

        (F) The rights, powers and remedies of Lender under this Loan Agreement shall be cumulative and not exclusive of any other right, power or remedy which
Lender may have against the Borrowers pursuant to this Loan Agreement or the other Loan Documents, or existing at law or in equity or otherwise. Lender's rights, powers and remedies may be pursued singly, concurrently or otherwise, at such time and in such order as Lender may determine in Lender's sole discretion.
No delay or omission to exercise any remedy, right or power accruing upon an
Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of one Default or Event of Default with respect to the Borrowers shall not be construed to be a waiver of any subsequent Default or Event of Default by the
Borrowers or to impair any remedy, right or power consequent thereon.

SECTION 8.3 PERFORMANCE BY LENDER.

        (A) Upon the occurrence and during the continuance of an Event of
Default, if any of the Borrowers shall fail to perform, or cause to be performed, any material covenant, duty or agreement contained in any of the Loan
Documents (subject to applicable notice and cure periods), Lender may perform or attempt to perform such covenant, duty or agreement on behalf of the Borrowers including making protective advances on behalf of any Borrower, or, in its sole discretion, causing the obligations of any of the Borrowers to be satisfied with the proceeds of any Reserve. In such event, the Borrowers shall, at the request of Lender, promptly pay to Lender, or reimburse, as applicable, any of the
Reserves, any actual amount reasonably expended or disbursed by Lender in such performance or attempted performance, together with interest thereon at the
Default Rate (including reimbursement of any applicable Reserves), from the date of such expenditure or disbursement, until paid. Any amounts advanced or expended by Lender to perform or attempt to perform any such matter shall be added to and included within the

                                       68

indebtedness evidenced by the applicable Note and shall be secured by all of the
Collateral securing the applicable Loan. Notwithstanding the foregoing, it is expressly agreed that Lender shall not have any liability or responsibility for the performance of any obligation of the Borrowers under this Loan Agreement or any other Loan Document, and it is further expressly agreed that no such performance by Lender shall cure any Event of Default hereunder.

        (B) Lender may cease or suspend any and all performance required of
Lender under the Loan Documents upon and at any time after the occurrence and during the continuance of any Event of Default.

SECTION 8.4 EVIDENCE OF COMPLIANCE. Promptly following request by Lender, each
Borrower shall provide such documents and instruments as shall be reasonably satisfactory to Lender to evidence compliance with any material provision of the
Loan Documents applicable to the Borrowers.

                                   ARTICLE IX
               SINGLE-PURPOSE, BANKRUPTCY-REMOTE REPRESENTATIONS,
                            WARRANTIES AND COVENANTS

SECTION 9.1 APPLICABLE TO BORROWER PARTIES. The Borrowers hereby represent, warrant and covenant as of the Closing Date and until such time as all
Obligations are paid in full, that absent express advance written waiver from
Lender, which may be withheld in Lender's sole discretion, that each Borrower
Party:

        (A) Except for properties, or interests therein, which the Borrowers have sold and for which the Borrowers have no continuing obligations or liabilities, has not owned, and does not own and will not own any assets other than (i) with respect to the Borrowers, the Properties (including incidental personal property necessary for the operation thereof and proceeds therefrom), or (ii) with respect to the Member and the Borrowers, direct or indirect ownership interests in the Borrowers or such incidental assets as are necessary to enable it to discharge its obligations with respect to the Borrowers (the
"OWNERSHIP INTERESTS");

        (B) has not, and is not, engaged and will not engage in any business, directly or indirectly, other than the ownership, management and operation of the Properties or the Ownership Interests, as applicable;

        (C) has not entered into, and will not enter into, any contract or agreement with any partner, member, shareholder, trustee, beneficiary, principal or Affiliate of any Borrower Party except upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arm's-length basis with third parties other than such Affiliate (including the Management Agreement);

        (D) has not incurred any debt (other than among the Borrowers) that remains outstanding as of Closing and will not incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than (i) the Obligations, and (ii) Permitted Indebtedness;

                                       69

        (E) has not made any loans or advances to any Person that remains outstanding as of Closing and will not make any loan or advances to any Person
(including any of its Affiliates, other than among the Borrowers), and has not acquired and will not acquire obligations or securities of any of its Affiliates other than the other Borrower Parties;

        (F) is and reasonably expects to remain solvent and pay its own liabilities, indebtedness, and obligations of any kind from its own separate assets as the same shall become due;

        (G) has done or caused to be done and will do all things necessary to preserve its existence, and will not, nor will any partner, member, shareholder, trustee, beneficiary, or principal amend, modify or otherwise change its partnership certificate, partnership agreement, articles of incorporation, by-laws, articles of organization, operating agreement, or other organizational documents in any manner with respect to the matters set forth in this Article
IX;

        (H) has continuously maintained, and shall continuously maintain, its existence and be qualified to do business in all states necessary to carry on its business, specifically including in the case of each Borrower, the state where its Properties are located;

        (I) has conducted and operated, and will conduct and operate, its business as presently contemplated with respect to the ownership of the
Properties, or the Ownership Interests, as applicable;

        (J) has maintained, and will maintain, books and records and bank accounts (other than bank accounts established hereunder, or established by
Manager pursuant to the Management Agreement) separate from those of its partners, members, shareholders, trustees, beneficiaries, principals,
Affiliates, and any other Person (other than the other Borrowers) and will maintain separate financial statements except that it may also be included in consolidated financial statements of its Affiliates;

        (K) has at all times held, and will continue to hold, itself out to the public as, a legal entity separate and distinct from any other Person (including any of its partners, members, shareholders, trustees, beneficiaries, principals and Affiliates, and any Affiliates of any of the same), and not as a department or division of any Person (other than the other Borrowers) and will correct any known misunderstandings regarding its existence as a separate legal entity;

        (L) has paid, and will pay, the salaries of its own employees, if any;

        (M) has allocated, and will continue to allocate, fairly and reasonably any overhead for shared office space;

        (N) has used, and will continue to use, its own stationery, invoices and checks;

        (O) has filed, and will continue to file, its own tax returns with respect to itself (or consolidated tax returns, if applicable) as may be required under applicable law;

        (P) reasonably expects to maintain adequate capital for the its obligations in light of its contemplated business operations;

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        (Q) has not sought, acquiesced in, or suffered or permitted, and will not seek, acquiesce in, or suffer or permit, its liquidation, dissolution or winding up, in whole or in part;

        (R) will not enter into any transaction of merger or consolidation, sell all or substantially all of its assets, or acquire by purchase or otherwise all or substantially all of the business or assets of, or any stock or beneficial ownership of, any Person;

        (S) has not commingled or permitted to be commingled, and will not commingle or permit to be commingled, its funds or other assets with those of any other Person (other than, with respect to the Borrowers, each other
Borrower, or as may be held by Manager, as agent, for each Borrower pursuant to the terms of the Management Agreement);

        (T) has and will maintain its assets in such a manner that it is not costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person;

        (U) does not and will not hold itself out to be responsible for the debts or obligations (other than the Obligations) of any other Person;

        (V) has not guaranteed or otherwise become liable in connection with any obligation of any other Person that remains outstanding, and will not guarantee or otherwise become liable on or in connection with any obligation (other than the Obligations) of any other Person that remains outstanding;

        (W) has not held, and, except for funds deposited into the Accounts in accordance with the Loan Documents, shall not hold, title to its assets other than in its name;

        (X) shall comply in all material respects with all of the assumptions, statements, certifications, representations, warranties and covenants regarding or made by it contained in or appended to the nonconsolidation opinion delivered pursuant hereto;

        (Y) has conducted, and will continue to conduct, its business in its own name; and

        (Z) has observed, and will continue to observe, all corporate, limited liability company, or limited partnership, as applicable, formalities.

SECTION 9.2 APPLICABLE TO BORROWERS, GUARANTOR AND MANAGER . In addition to their respective obligations under Section 9.1, each Borrower hereby represents, warrants and covenants as of the Closing Date and until such time as all
Obligations are paid in full, that absent express advance written waiver from
Lender, which may be withheld in Lender's sole discretion:

        (A) The Borrowers, Guarantor and Manager shall not, without the prior unanimous written consent of its board of directors, including its two
Independent Directors (if required to have Independent Directors), institute proceedings for itself to be adjudicated bankrupt or insolvent; consent to the institution of bankruptcy or insolvency proceedings against it; file a petition seeking, or consent to, reorganization or relief under any applicable federal or state law relating to bankruptcy; consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) for itself or a substantial part of its property; make any

                                       71

assignment for the benefit of creditors; or admit in writing its inability to pay its debts generally as they become due;

        (B) Each Borrower, Guarantor and Manager has elected and at all times shall maintain at least two (2) Independent Directors on its board of directors, who shall be selected by such Borrower Guarantor, or Manager, as applicable.

        (C) Manager shall comply with the applicable provisions of Section 9.1 necessary and incidental to its performance under the Management Agreement, provided that Manager may enter into additional management agreements with
Affiliates of the Borrowers and employ such persons and own such assets as may be necessary or incidental thereto.

                                    ARTICLE X
                       PLEDGE OF OTHER COMPANY COLLATERAL

SECTION 10.1 GRANT OF SECURITY INTEREST/UCC COLLATERAL. The Borrowers hereby pledge, assign and grant to Lender a security interest in and to all of the
Borrowers' fixtures and personal property (including, but not limited to all,
(a) equipment in all of its forms, now or hereafter existing, all parts thereof and all accessions thereto, including but not limited to machinery, towers, satellite receivers, antennas, headend electronics, furniture, motor vehicles, aircraft and rolling stock (b) of the Borrowers' fixtures now existing or hereafter acquired, all substitutes and replacements therefor, all accessions and attachments thereto, and all tools, parts and equipment now or hereafter added to or used in connection with the fixtures on or above the Properties described herein and all real property now owned or hereafter acquired by the
Borrowers and all substitutes and replacements for, accessions, attachments and other additions to, tools, parts, and equipment used in connection with, and all proceeds, products, and increases of, any and all of the foregoing Collateral
(including, without limitation, proceeds which constitute property of the types described herein), (c) accounts now or hereafter existing, (d) inventory now or hereafter existing, (e) general intangibles (other than Site Management
Agreements) now or hereafter existing, (f) investment property now or hereafter existing, (g) deposit accounts now or hereafter existing, (h) chattel paper now or hereafter existing, and (i) instruments (j) Site Management Agreements now or hereafter existing (including all rights to payment thereunder, but excluding any other rights that cannot be assigned without third party consent under such
Site Management Agreements), and the proceeds of the foregoing (collectively, the "OTHER COMPANY COLLATERAL"), as security for payment and performance of all of the Obligations hereunder and under the Note and the other Loan Documents.
The Other Company Collateral is subject to the security interest in favor of
Lender created herein and all provisions of this Loan Agreement and the other
Loan Documents. The Borrowers hereby authorize Lender to file such financing statements as Lender shall deem reasonably necessary to perfect Lender's interest in the Other Company Collateral. Upon the occurrence and during the continuance of any Event of Default, Lender shall have all rights and remedies pertaining to the Other Company Collateral as are provided for in any of the
Loan Documents or under any applicable law. Without limitation of Lender's rights of enforcement with respect to the Other Company Collateral or any part thereof, Lender may exercise its rights of enforcement with respect to the Other
Company Collateral or any part thereof under the UCC as amended (or under the
UCC in force in any other state to the extent the same is applicable law) and in conjunction with, in addition to, or in substitution for, those rights and remedies:

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            (i) Lender may enter upon the Borrowers' premises to take possession of, assemble and collect the Other Company Collateral or to render it unusable.

            (ii) Lender may require the Borrowers to assemble the Other Company
Collateral and make it available at a place Lender designates which is mutually convenient to allow Lender to take possession or dispose of the Other Company
Collateral.

            (iii) Written notice mailed to the Borrowers as provided herein at least five (5) days prior to the date of public sale of the Other Company
Collateral or prior to the date after which private sale of the Other Company
Collateral will be made shall constitute reasonable notice.

            (iv) In the event of a foreclosure sale, the Other Company
Collateral and the other Properties may, at the option of Lender, be sold as a whole.

            (v) It shall not be necessary that Lender take possession of the
Other Company Collateral or any part thereof prior to the time that any sale pursuant to the provisions of this section is conducted and it shall not be necessary that the Other Company Collateral or any part thereof be present at the location of such sale.

            (vi) Prior to application of proceeds of disposition of the Other
Company Collateral to the secured indebtedness, such proceeds shall be applied to the reasonable expenses of retaking, holding, preparing for sale or lease, selling, leasing and the like and the reasonable attorneys' fees and legal expenses incurred by Lender.

            (vii) Any and all statements of fact or other recitals made in any bill of sale or assignment or other instrument evidencing any foreclosure sale hereunder as to nonpayment of the secured indebtedness or as to the occurrence of any default, or as to Lender having declared all of such indebtedness to be due and payable, or as to notice of time, place and terms of sale and of the properties to be sold having been duly given, or as to any other act or thing having been duly done by Lender, shall be taken as prima facie evidence of the truth of the facts so stated and recited.

            (viii) Lender may appoint or delegate any one or more persons as agent to perform any act or acts necessary or incident to any sale held by
Lender, including the sending of notices and the conduct of the sale, but in the name and on behalf of Lender.

                                   ARTICLE XI
                 RESTRICTIONS ON LIENS, TRANSFERS; ASSUMABILITY;
                              RELEASE OF PROPERTIES

SECTION 11.1 RESTRICTIONS ON TRANSFER AND ENCUMBRANCE. Except as expressly permitted under this Article XI and Leases entered into as permitted hereunder, the Borrowers shall not cause or suffer to occur or exist, directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, any sale, transfer, mortgage, pledge, Lien or encumbrance (other than the Permitted
Encumbrances) of (i) all or any part of the Properties or any interest therein, or (ii) any direct or indirect ownership or beneficial interest in any Borrower, the Guarantor or Manager,

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irrespective of the number of tiers of ownership without Lender's consent and receipt of a Rating Confirmation.

SECTION 11.2 TRANSFERS OF BENEFICIAL INTERESTS. The following voluntary or involuntary sales, encumbrances, conveyances, transfers and pledges (each, a
"TRANSFER") of a direct, indirect or beneficial interest shall be permitted without Lender's consent ("PERMITTED OWNERSHIP INTEREST TRANSFERS"):

        (A) A Transfer of no more than forty-nine percent (49%) of the direct or indirect ownership interests in Guarantor or Manager (in the aggregate).

        (B) A Transfer or a series of Transfers that result in the proposed transferee, together with Affiliates of such transferee, owning in the aggregate
(directly or indirectly) more than forty-nine percent (49%) of the economic and beneficial interests in Guarantor or Manager (where, prior to such Transfer, such proposed transferee and its Affiliates owned in the aggregate (directly or indirectly) forty-nine percent (49%) or less of such interests in Guarantor or
Manager, as applicable); and, provided that such Transfer shall not be a
Permitted Ownership Interest Transfer unless Lender receives, prior to such
Transfer, both (x) evidence reasonably satisfactory to Lender (which shall include a legal non-consolidation opinion reasonably acceptable to Lender and the Rating Agencies) that the single purpose nature and bankruptcy remoteness of the Borrowers, the Guarantor or Manager, as applicable (and their members and general partners, as applicable) following such Transfer or Transfers will be the same as prior to such Transfer or Transfers and (y) Rating Confirmation.

        (C) A Transfer in connection with an initial public offering ("IPO") of shares in any entity either directly or indirectly controlling Guarantor or
Manager will be permitted at any time, provided that following such IPO the shares of such entity are listed on any recognized stock exchange.

        (D) A Transfer of the direct or indirect ownership interests in the
Guarantor and/or the Manager as part of a formation of an UPREIT, DownREIT, or similar operating partnership structure, pursuant to which some or all of the direct and indirect subsidiaries of GSI, including the Guarantor and/or the
Manager, may be held through a subsidiary partnership or limited liability company that is treated for federal income tax purposes as a partnership or a disregarded entity controlled at least 51% as to profits and capital by GSI, and which may include the conversion of any of the Borrowers that are structured as corporations into limited liability companies or similar entities that may be treated as partnerships or disregarded entities for federal income tax purposes;
provided that such Transfer will not be permitted unless Lender receives, prior to such Transfer, both (x) evidence reasonably satisfactory to Lender (which will be required to include a legal non-consolidation opinion reasonably acceptable to Lender and the Rating Agencies) that the single purpose nature and bankruptcy remoteness of the Guarantor, the Manager and the Borrowers (and their members and general partners, as applicable) following such Transfer or
Transfers will be the same as prior to such Transfer or Transfers and (y) Rating
Confirmation.

        For purposes of this Section 11.2, "control" shall have the meaning given thereto in the definition of "Affiliate" in Section 1.1 and a "change of control" of any Person shall include the

                                       74

Transfer of legal or equitable ownership interests in such Person which after giving effect to such Transfer results in any transferee or pledgee of such interests holding more than a 49% legal or equitable ownership interest or security interest in such Person.

SECTION 11.3 DEFEASANCE. Prior to the Anticipated Repayment Date, the Borrowers
may defease the Loan at any time, in whole or, from time to time, in part, as of the last day of an Interest Accrual Period, in accordance with the following provisions:

        (A) Lender shall have received from the Borrowers not less than thirty
(30) days' prior written notice specifying the date proposed for such defeasance and the amount which is to be defeased, which proposed date shall be a Payment
Date.

        (B) The Borrowers shall also pay to Lender all interest due through and including the last day of the Interest Accrual Period applicable to the Payment
Date on which such defeasance is being made, together with any and all other amounts due and owing pursuant to the terms of the Loan Documents, including, without limitation, any costs incurred in connection with a defeasance.

        (C) No Event of Default shall have occurred and be continuing unless, in connection with such defeasance, the Release of one or more Properties which are the subject of a proposed defeasance will cure such Event of Default.

        (D) The Borrowers shall (i) deliver Federal Obligations sufficient to make the Scheduled Defeasance Payments to Lender (ii) deliver to Lender (1) a security agreement, in form and substance reasonably satisfactory to Lender, creating a first priority lien on the Federal Obligations purchased by Borrowers in accordance with the terms of this Section 11.3 (the "SECURITY AGREEMENT");
(2) deliver to Lender an Officer's Certificate certifying that the requirements set forth in this Section 11.3 have been satisfied; (3) deliver to Lender an opinion of counsel for the Borrowers in form and substance reasonably satisfactory to Lender stating, among other things, that Lender has a first priority perfected security interest in the Federal Obligations; (4) if only a portion of the Loan is being defeased, the Borrowers shall execute and deliver all necessary documents to split the Note into two substitute notes, one having a principal balance equal to the defeased portion of the Note (the "DEFEASED
NOTE") and one note having a principal balance equal to the undefeased portion of the Note (the "UNDEFEASED NOTE"), the amortization schedule for which notes shall be calculated to fully amortize the respective principal balances of each on a twenty-five (25) year schedule (commencing on the Closing Date) and with a balloon payment on the Defeased Note due on the Anticipated Repayment Date; (5)
deliver to Lender a certificate, in form and substance reasonably satisfactory to Lender from an independent certified public accountant confirming that the requirements of this Section 11.3 have been satisfied; and (6) deliver to Lender such other certificates, documents, opinions or instruments as Lender may reasonably request. The Borrowers, pursuant to the Security Agreement or other appropriate document, shall authorize and direct that the payments received from the Federal Obligations shall be made directly to Lender and applied to satisfy the obligations of the Borrowers under the Defeased Note. The Defeased Note and the Undefeased Note shall have identical terms as the Note, except for the principal balance, payment amounts and amortization schedules and with a balloon payment on the Defeased Note due on the

                                       75

Anticipated Repayment Date which shall be appropriately adjusted to reflect the defeasance. A Defeased Note cannot be the subject of a further defeasance.

        (E) Lender shall have received a Rating Confirmation.

        (F) If the Borrowers defease the Loan in whole and will continue to own any assets other than the Federal Obligations delivered to Lender, the Borrowers shall establish or designate a special-purpose bankruptcy-remote successor entity reasonably acceptable to Lender (the "SUCCESSOR BORROWERS"), with respect to which a substantive nonconsolidation opinion satisfactory to Lender has been delivered to Lender and the Borrowers shall transfer and assign to the Successor
Borrowers all obligations, rights and duties under the Note and the Security
Agreement, together with the pledged Federal Obligations. The Successor
Borrowers shall assume the obligations of the Borrowers under the Note and the
Security Agreement and the Borrowers shall be relieved of its obligations hereunder and thereunder. The Borrowers shall pay Ten and No/100 Dollars
($10.00) to the Successor Borrowers as consideration for assuming such Borrowers obligations.

SECTION 11.4 RELEASE OF PROPERTIES. If (x) the Borrowers defease all or a portion of the Loan pursuant to Section 11.3 hereof to facilitate the disposition of a Property or (y), prior to the Anticipated Repayment Date, a prepayment is made pursuant to Section 2.6(A) or Section 5.5(C) hereof, Lender shall, promptly upon satisfaction of all the following terms and conditions execute, acknowledge and deliver to the Borrowers a release of applicable Loan
Documents with respect to any such Property (a "RELEASE", and each such released
Property, a "RELEASED PROPERTY") in recordable form with respect to the applicable Released Property:

        (A) In the event of a prepayment of the Loan in part, but not in whole,
Lender shall have received the Release Price on the date proposed for such prepayment, which shall be applied in accordance with Section 2.4(A) hereof.

        (B) Except for prepayments or defeasances, as applicable, which are made contemporaneously with the application of Loss Proceeds towards the payment of the Loan where such Loss Proceeds constitute at least fifty percent (50%) of the
Release Price, Lender shall have received from the Borrowers evidence in form and substance satisfactory to Lender that the Debt Service Coverage Ratio immediately following the Release is equal to the greater of (x) 1.45:1 or (y)
the Debt Service Coverage Ratio immediately prior to effecting such Release
(unless the Borrowers have delivered a Rating Confirmation in connection with such Release), accompanied by an Officer's Certificate stating that the statements, calculations and information comprising such evidence are true, correct and complete in all respects.

        (C) The Borrowers shall, at their sole expense, prepare any and all documents and instruments necessary to effect the Release, all of which shall be subject to the reasonable approval of Lender, and the Borrowers shall pay all costs reasonably incurred by Lender (including, but not limited to, reasonable attorneys' fees and disbursements, title search costs or endorsement premiums)
in connection with the review, execution and delivery of the Release.

        (D) No Event of Default has occurred and is continuing, unless the proposed Release will cure such Event of Default.

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        (E) Immediately following such Release, the Released Property will be owned by a Person other than the Borrowers or any of their Affiliates (unless such Release is effectuated to cure a Default, in which event the Released
Property may be owned by an Affiliate of the Borrowers).

Notwithstanding the foregoing to the contrary, following the Anticipated
Repayment Date, the Borrowers may request a Release of one or more Properties subject to (i) Lender's prior approval, (ii) payment of a release price satisfactory to Lender, and (iii) delivery of a Rating Confirmation.

SECTION 11.5 SUBSTITUTION OF PROPERTY. Prior to the Anticipated Repayment Date,
subject to the terms and conditions set forth in this Section 11.5, the
Borrowers shall have the right to obtain a release of the lien of the applicable
Deed of Trust (and the related Loan Documents) encumbering a Mortgaged Property
(for purposes of this section only, hereinafter referred to as, the "SUBSTITUTED
PROPERTY") by (i) substituting therefor one or more properties of like kind and quality (which shall include, among other things, the geographic diversity of the Substituted Property and markets and submarkets with, among other similarities, similar demographics, populations, absorption trends, accessibility and visibility) acquired by the applicable Borrower or (ii), with respect to any of the Ground Leased Properties, subjecting the fee interest, or an easement interest, in such Ground Leased Property to the lien of a security instrument in favor of Lender as security for the Loan (individually, a
"REPLACEMENT PROPERTY" and collectively, the "REPLACEMENT PROPERTIES"). In addition, any such substitution (each a "SUBSTITUTION") shall be subject, in each case, to the satisfaction of the following conditions precedent:

        (A) No Event of Default shall have occurred and be continuing, unless the release of the Substituted Property will cure such Event of Default.

        (B) The Borrowers shall have given Lender at least forty-five (45) days prior written notice of its election to seek a Substitution.

        (C) The value of the Replacement Property, as established by the
Borrowers to the reasonable satisfaction of Lender, shall be at least equal to the value of the Substituted Property as of the date immediately preceding the
Substitution.

        (D) After giving effect to the Substitution, the Debt Service Coverage
Ratio of the Loan is at least equal to the Debt Service Coverage Ratio of the
Loan as of the date immediately preceding the Substitution.

        (E) Lender shall have received a copy of the instrument conveying to the applicable Borrower the transferred interests and, if such instrument creates a leasehold interest or an easement interest in favor of the Borrowers, such instrument shall be reasonably satisfactory to Lender, contain such Lender protections as are contained in similar instruments accepted by Lender at
Closing, and is accompanied by an estoppel or similar instrument reasonably satisfactory to Lender.

        (F) The Borrowers shall have executed, acknowledged and delivered to
Lender (i) a mortgage, a deed of trust, or a deed to secure debt, as applicable, with respect to the Replacement Property, so as to effectively create upon recording and filing valid and enforceable liens upon

                                       77

the Replacement Property, of first priority, in favor of Lender (or such other trustee as may be desired under local law), subject only to the Permitted
Encumbrances and such other liens as are permitted pursuant to the Loan
Documents, (ii) an environmental indemnity with respect to the Replacement
Property, (iii) written confirmation from each Guarantor regarding such
Substitution, (iv) modifications to the Loan Documents as Lender deems desirable to properly reflect the Substitution, and (vi) such other documents and agreements as reasonably requested to evidence the Substitution. The security instrument and environmental indemnity shall be in the same form and substance as the counterparts of such documents executed and delivered with respect to the
Substituted Property, subject to modifications reflecting the Replacement
Property as the property that is the subject of such documents and such modifications reflecting the laws of the State in which the Replacement Property is located.

        (G) Lender shall have received (i) a title insurance policy (or a marked, signed and redated commitment to issue such title insurance policy)
reasonably satisfactory to Lender insuring the lien of the security instrument encumbering the Replacement Property, issued by the Title Company and dated as of the date of the Substitution, and (ii) reasonably requested endorsements to the title policies delivered to Lender in connection with the Deeds of Trust to reflect the Substitution. Lender also shall have received copies of paid receipts showing that all premiums in respect of such endorsements and title insurance policies have been paid.

        (H) The Borrowers shall deliver or cause to be delivered to Lender (i)
updates certified by the Borrowers of all organizational documentation related to the Borrowers and/or the formation, structure, existence, good standing and/or qualification to do business delivered to Lender in connection with the
Closing; (ii) good standing certificates, certificates of qualification to do business in the State in which the Replacement Property is located (if required in such State) and (iii) resolutions, if any are required, authorizing the
Substitution and any actions taken in connection with such Substitution.

        (I) Lender shall have received such opinions as may be reasonably requested with respect to the Loan Documents delivered with respect to the
Replacement Property, the Borrower's qualification, and authorization substantially in the form delivered at Closing, together with an update of the insolvency opinion indicating that the Substitution does not affect the opinions set forth therein, and an opinion of counsel stating that the Substitution does not constitute a "significant modification" of the Loan or "deemed exchange" of the Note under Section 1001 of the Code.

        (J) Lender shall have received a Rating Confirmation.

        (K) The Borrowers shall have paid or reimbursed Lender for all third party out-ofpocket costs and expenses incurred by Lender (including, without limitation, reasonable attorneys fees and disbursements) in connection with the
Substitution and the Borrowers shall have paid all Rating Agency fees, recording charges, filing fees, taxes or other expenses (including, without limitation, mortgage and intangibles taxes and documentary stamp taxes) payable in connection with the Substitution.

        (L) Lender shall have received a phase 1 environmental report and, if recommended under the phase 1 environmental report, a phase 2 environmental report from a nationally

                                       78

recognized environmental consultant approved by Lender not less than forty-five
(45) days prior to such release and substitution, which conclude that the
Replacement Property does not contain any Hazardous Materials (except for cleaning and other products used in connection with the routine maintenance or repair of the Replacement Property or the operation thereof as a tower property in full compliance with Environmental Laws), is not subject to any risk of contamination from any off-site Hazardous Materials, and is not in violation of any Environmental Laws.

        (M) Lender shall have received a physical conditions report with respect to the Replacement Property from a nationally recognized structural consultant approved by Lender in a form recognized and approved by Lender not less than forty-five (45) days prior to such release and Substitution stating that the
Replacement Property and its use comply in all material respects with applicable legal requirements of the Governmental Authorities and that the Replacement
Property is in good condition and repair and free of damage or waste.

        (N) Except with respect to any Substitution converting Ground Leased
Properties to fee or easement owned properties, or in connection with a
Substitution to cure a Default, Substitution shall only be permitted if the aggregate Allocated Loan Amount of all Substituted Properties during any calendar year does not exceed five (5%) of the original Principal Amount of the
Loan, with any excess limit permitted to be carried over into subsequent years.

        (O) On or prior to the date of Substitution, the Borrowers shall deliver an Officer's Certificate dated as of the date of Substitution certifying that the requirements set forth in this Section 11.5 have been satisfied and remaking the applicable representations and warranties as of that date.

        (P) Immediately following such Substitution, the Substituted Property will be owned by a Person other than the Borrowers or any of their Affiliates
(unless such Substitution is effectuated to cure a Default, in which event the
Substituted Property may be owned by an Affiliate of the Borrowers).

        Upon the satisfaction of the foregoing conditions precedent, as reasonably determined by Lender, (i) Lender will release its lien from the
Substituted Property, (ii) the Replacement Property shall be deemed to be a
"MORTGAGED PROPERTY" hereunder, (iii) all references herein to the Deeds of
Trust shall include the applicable security instrument encumbering the
Replacement Property, and (iv) the applicable Allocated Loan Amount with respect to the Substituted Property shall be deemed to be the Allocated Loan Amount with respect to the Replacement Property for all purposes hereunder.

SECTION 11.6 SUBSTITUTION OF ADDITIONAL PLEDGED PROPERTIES. Prior to the
Anticipated Repayment Date, subject to the terms and conditions set forth in this Section 11.6, the Borrowers shall have the right to transfer Additional
Pledged Properties (for purposes of this section only, hereinafter referred to as, the "SUBSTITUTED ADDITIONAL PLEDGED PROPERTY") by (i) substituting therefor one or more properties of like kind and quality (which shall include, among other things, the geographic diversity of the Substituted Additional Pledged
Property and markets and submarkets with, among other similarities, similar demographics, populations, absorption trends, accessibility and visibility)
acquired by the applicable Borrower (individually, a "REPLACEMENT

                                       79

ADDITIONAL PLEDGED PROPERTY" and collectively, the "REPLACEMENT ADDITIONAL
PLEDGED PROPERTIES"). In addition, any such substitution (each an "ADDITIONAL
PLEDGED PROPERTY SUBSTITUTION") shall be subject, in each case, to the satisfaction of the following conditions precedent:

        (A) No Event of Default shall have occurred and be continuing, unless the release of the Substituted Additional Pledged Property will cure such Event of Default.

        (B) The Borrowers shall have given Lender at least forty-five (45) days prior written notice of its election to seek an Additional Pledged Property
Substitution.

        (C) The value of the Replacement Additional Pledged Property, as established by the Borrowers to the reasonable satisfaction of Lender, shall be at least equal to the value of the Substituted Additional Pledged Property as of the date immediately preceding the Additional Pledged Property Substitution.

        (D) After giving effect to the Additional Pledged Property Substitution, the Debt Service Coverage Ratio of the Loan is at least equal to the Debt
Service Coverage Ratio of the Loan as of the date immediately preceding the
Additional Pledged Property Substitution.

        (E) Lender shall have received a copy of the instrument conveying to the applicable Borrower the transferred interests.

        (F) The Borrowers shall deliver or cause to be delivered to Lender (i)
updates certified by the Borrowers of all organizational documentation related to the Borrowers and/or the formation, structure, existence, good standing and/or qualification to do business delivered to Lender in connection with the closing date; (ii) good standing certificates, certificates of qualification to do business in the State in which the Replacement Additional Pledged Property is located (if required in such State) and (iii) resolutions, if any are required, authorizing the Additional Pledged Property Substitution and any actions taken in connection with such Additional Pledged Property Substitution.

        (G) The Borrowers shall have paid or reimbursed Lender for all third party out-ofpocket costs and expenses incurred by Lender (including, without limitation, reasonable attorneys fees and disbursements) in connection with the
Additional Pledged Property Substitution.

        (H) Lender shall have received a phase 1 environmental report and, if recommended under the phase 1 environmental report, a phase 2 environmental report from a nationally recognized environmental consultant approved by Lender not less than forty-five (45) days prior to such release and substitution, which conclude that the Replacement Additional Pledged Property does not contain any
Hazardous Materials (except for cleaning and other products used in connection with the routine maintenance or repair of the Replacement Additional Pledged
Property or the operation thereof as a tower property in full compliance with
Environmental Laws), is not subject to any risk of contamination from any off-site Hazardous Materials, and is not in violation of any Environmental Laws.

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        (I) Lender shall have received a physical conditions report with respect to the Replacement Additional Pledged Property from a nationally recognized structural consultant approved by Lender in a form recognized and approved by
Lender not less than forty-five (45) days prior to such release and Additional
Pledged Property Substitution stating that the Replacement Additional Pledged
Property and its use comply in all material respects with applicable legal requirements of the Governmental Authorities and that the Replacement Additional
Pledged Property is in good condition and repair and free of damage or waste.

        (J) On or prior to the date of the Additional Pledged Property
Substitution, the Borrowers shall deliver an Officer's Certificate dated as of the date of Additional Pledged Property Substitution certifying that the requirements set forth in this Section 11.6 have been satisfied.

        (K) On or prior to the date of the Additional Pledged Property
Substitution, the Borrowers shall deliver an opinion of counsel stating that the
Additional Pledged Property Substitution does not constitute a "significant modification" of the Loan or "deemed exchange" of the Note under Section 1001 of the Code.

        (L) Lender shall have received a Rating Confirmation.

        (M) Immediately following such Additional Pledged Property Substitution, the Substituted Additional Pledged Property will be owned by a Person other than the Borrowers or any of their Affiliates (unless such Additional Pledged
Property Substitution is effectuated to cure a Default, in which event the
Substituted Additional Pledged Property may be owned by an Affiliate of the
Borrowers).

Upon the satisfaction of the foregoing conditions precedent, as reasonably determined by Lender, the Replacement Additional Pledged Property shall be deemed to be an "ADDITIONAL PLEDGED PROPERTY" hereunder.

                                   ARTICLE XII
                        RECOURSE; LIMITATIONS ON RECOURSE

SECTION 12.1 LIMITATIONS ON RECOURSE. Subject to the provisions of this Article, and notwithstanding any provision of the Loan Documents other than this Article, the personal liability of the Borrowers (but not that of Guarantor which shall remain fully liable under the Guaranty) to pay any and all Obligations including but not limited to the principal of and interest on the debt evidenced by the
Note and any other agreement evidencing the Borrowers' obligations under the
Note shall be limited to (i) the Properties, (ii) the rents, profits, issues, products and income of the Properties, received or collected by or on behalf of the Borrowers or any Borrower Party after an Event of Default, and (iii) any other Collateral.

Notwithstanding anything to the contrary in this Loan Agreement, the Deeds of
Trust or any of the Loan Documents, Lender shall not be deemed to have waived any right which Lender may have under Section 506(a), 506(b), 1111(b) or any other provisions of the Bankruptcy Code to file a claim for the full amount of the Obligations secured by the Deeds of Trust or to require that all collateral shall continue to secure all of the Obligations owing to Lender in accordance with the Loan Documents.

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SECTION 12.2 PARTIAL RECOURSE. Notwithstanding Section 12.1, the Borrowers (but
not their members, partners, employees, shareholders agents, directors or officers (the "EXCULPATED PARTIES")) shall be personally liable to the extent of any liability, loss, damage, cost or expense (including, without limitation, attorneys' fees and expenses) suffered or incurred by Lender resulting from any and all of the following: (i) fraud of any of the Borrowers; (ii) any material misrepresentation made by the Borrowers in this Loan Agreement or any other Loan
Document; (iii) insurance proceeds, condemnation awards, or other sums or payments attributable to the Properties that are not applied in accordance with the provisions of the Loan Documents; (iv) all Receipts of the Properties
received by or on behalf of the Borrowers or any Borrower Party or Manager and not deposited into the Deposit Account in accordance with Article VII and the
Cash Management Agreement; (v) failure to turn over to Lender, after an Event of
Default, or misappropriation of any tenant security deposits or rents collected in advance (other than by Lender or Servicer); (vi) failure to notify Lender of any change in the jurisdiction of organization of any of the Borrowers or of any change in the name of any of the Borrowers or if any of the Borrowers takes any other action which could make the information set forth in the Financing
Statements relating to the Loan materially misleading; (vii) failure by the
Borrowers to comply with the covenants, obligations, liabilities, warranties and representations contained in the Environmental Indemnity or otherwise pertaining to environmental matters; (viii) material waste; (ix) any uncured default under
Section 11.1; and (x) any material uncured default under Article IX.

SECTION 12.3 MISCELLANEOUS. No provision of this Article shall (i) affect the enforcement of the Environmental Indemnity, the Guaranty or any guaranty or similar agreement executed in connection with the Loan, (ii) release or reduce the debt evidenced by the Note, (iii) impair the lien of any of the Deeds of
Trust or any other security document, (iv) impair the rights of Lender to enforce any provisions of the Loan Documents, or (v) limit Lender's ability to obtain a deficiency judgment or judgment on the Note or otherwise against any
Borrower Party but not any Exculpated Party to the extent necessary to obtain any amount for which such Borrower Party may be liable in accordance with this
Article or any other Loan Document.

                                  ARTICLE XIII
                 WAIVERS OF DEFENSES OF GUARANTORS AND SURETIES

SECTION 13.1 WAIVERS. To the extent that any of the Borrowers (in this Article, a "WAIVING PARTY") is deemed for any reason to be a guarantor or surety of or for any other Borrower Party or Affiliate or to have rights or obligations in the nature of the rights or obligations of a guarantor or surety (whether by reason of execution of a guaranty, provision of security for the obligations of another, or otherwise) then this Article shall apply. This Article shall not affect the rights of the Waiving Party other than to waive or limit rights and defenses that Waiving Party would have (i) in its capacity as a guarantor or surety or (ii) in its capacity as one having rights or obligations in the nature of a guarantor or surety.

        Waiving Party hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of receivership or bankruptcy of any of the other Borrower Parties, protest or notice with respect to any of the obligations of any of the other Borrower Parties, setoffs and counterclaims and all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor and notices of acceptance, the

                                       82

benefits of all statutes of limitation, and all other demands whatsoever (and shall not require that the same be made on any of the other Borrower Parties as a condition precedent to the obligations of Waiving Party), and covenants that the Loan Documents will not be discharged, except by complete payment and performance of the obligations evidenced and secured thereby, except only as limited by the express contractual provisions of the Loan Documents. Waiving
Party further waives all notices that the principal amount, or any portion thereof, and/or any interest on any instrument or document evidencing all or any part of the obligations of any of the other Borrower Parties to Lender is due, notices of any and all proceedings to collect from any of the other Borrower
Parties or any endorser or any other guarantor of all or any part of their obligations, or from any other person or entity, and, to the extent permitted by law, notices of exchange, sale, surrender or other handling of any security or collateral given to Lender to secure payment of all or any part of the obligations of any of the other Borrower Parties.

        Except only to the extent provided otherwise in the express contractual provisions of the Loan Documents, Waiving Party hereby agrees that all of its obligations under the Loan Documents shall remain in full force and effect, without defense, offset or counterclaim of any kind, notwithstanding that any right of Waiving Party against any of the other Borrower Parties or defense of
Waiving Party against Lender may be impaired, destroyed, or otherwise affected by reason of any action or inaction on the part of Lender. Waiving Party waives all rights and defenses arising out of an election of remedies by the Lender, even though that election of remedies, may have destroyed the Waiving Party's rights of subrogation and reimbursement against the other Borrower Parties.

        Lender is hereby authorized, without notice or demand, from time to time, (a) to renew, extend, accelerate or otherwise change the time for payment of, or other terms relating to, all or any part of the obligations of any of the other Borrower Parties; (b) to accept partial payments on all or any part of the obligations of any of the other Borrower Parties; (c) to take and hold security or collateral for the payment of all or any part of the obligations of any of the other Borrower Parties; (d) to exchange, enforce, waive and release any such security or collateral for such obligations; (e) to apply such security or collateral and direct the order or manner of sale thereof as in its discretion it may determine; (f) to settle, release, exchange, enforce, waive, compromise or collect or otherwise liquidate all or any part of such obligations and any security or collateral for such obligations. Any of the foregoing may be done in any manner, and Waiving Party agrees that the same shall not affect or impair the obligations of Waiving Party under the Loan Documents.

        Waiving Party hereby assumes responsibility for keeping itself informed of the financial condition of all of the other Borrower Parties and any and all endorsers and/or other guarantors of all or any part of the obligations of the other Borrower Parties, and of all other circumstances bearing upon the risk of nonpayment of such obligations, and Waiving Party hereby agrees that Lender shall have no duty to advise Waiving Party of information known to it regarding such condition or any such circumstances.

        Waiving Party agrees that neither Lender nor any person or entity acting for or on behalf of Lender shall be under any obligation to marshal any assets in favor of Waiving Party or against or in payment of any or all of the obligations secured hereby. Waiving Party further agrees that, to the extent that any of the other Borrower Parties or any other guarantor of all or

                                       83

any part of the obligations of the other Borrower Parties makes a payment or payments to Lender, or Lender receives any proceeds of collateral for any of the obligations of the other Borrower Parties, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid or refunded, then, to the extent of such payment or repayment, the part of such obligations which has been paid, reduced or satisfied by such amount shall be reinstated and continued in full force and effect as of the time immediately preceding such initial payment, reduction or satisfaction.

        Waiving Party (i) shall have no right of subrogation with respect to the obligations of the other Borrower Parties; (ii) waives any right to enforce any remedy that Lender now has or may hereafter have against any of the other
Borrower Parties any endorser or any guarantor of all or any part of such obligations or any other person; and (iii) waives any benefit of, and any right to participate in, any security or collateral given to Lender to secure the payment or performance of all or any part of such obligations or any other liability of the other parties to Lender.

        Waiving Party agrees that any and all claims that it may have against any of the other Borrower Parties, any endorser or any other guarantor of all or any part of the obligations of the other Borrower Parties, or against any of their respective properties, shall be subordinate and subject in right of payment to the prior payment in full of all obligations secured hereby.
Notwithstanding any right of any of the Waiving Party to ask, demand, sue for, take or receive any payment from the other Borrower Parties, all rights, liens and security interests of Waiving Party, whether now or hereafter arising and howsoever existing, in any assets of any of the other Borrower Parties (whether constituting part of the security or collateral given to Lender to secure payment of all or any part of the obligations of the other Borrower Parties or otherwise) shall be and hereby are subordinated to the rights of Lender in those assets.

                                   ARTICLE XIV
                                  MISCELLANEOUS

SECTION 14.1 EXPENSES AND ATTORNEYS' FEES. Whether or not the transactions contemplated hereby shall be consummated, the Borrowers agree to promptly pay all reasonable fees, costs and expenses incurred by Lender in connection with any matters contemplated by or arising out of this Loan Agreement, including the following, and all such fees, costs and expenses shall be part of the
Obligations, payable on demand: (A) reasonable fees, costs and expenses
(including reasonable attorneys' fees, and other professionals retained by
Lender) incurred in connection with the examination, review, due diligence investigation, documentation and closing of the financing arrangements evidenced by the Loan Documents; (B) reasonable fees, costs and expenses (including reasonable attorneys' fees and other professionals retained by Lender) incurred in connection with the administration of the Loan Documents and the Loan and any amendments, modifications and waivers relating thereto; (C) reasonable fees, costs and expenses (including reasonable attorneys' fees) incurred in connection with the review, documentation, negotiation, closing and administration of any subordination or intercreditor agreements; and (D) reasonable fees, costs and expenses (including attorneys' fees and fees of other professionals retained by
Lender) incurred in any action to enforce or interpret this Loan Agreement or the other Loan Documents or to collect any payments due from the Borrowers under this Loan Agreement, the Note or any other Loan Document or incurred in connection with any refinancing or restructuring of the credit arrangements provided under this Loan Agreement,

                                       84

whether in the nature of a "workout" or in connection with any insolvency or bankruptcy proceedings or otherwise. Any costs and expenses due and payable to
Lender after the Closing Date may be paid to Lender pursuant to the Cash
Management Agreement.

SECTION 14.2 INDEMNITY. In addition to the payment of expenses as required elsewhere herein, whether or not the transactions contemplated hereby shall be consummated, the Borrowers agree to indemnify, defend, protect, pay and hold
Lender, Servicer and their successors and assigns (including, without limitation, the trustee and/or the trust under any trust agreement executed in connection with any Securitization backed in whole or in part by the Loan and any other Person which may hereafter be the holder of the Note or any interest therein), and the officers, directors, stockholders, partners, members, employees, agents, Affiliates and attorneys of Lender and such successors and assigns (collectively called the "INDEMNITEES") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, Tax Liabilities, broker's or finders fees, reasonable costs, expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of outside counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnitee shall be designated a party thereto) that are imposed on, incurred by, or asserted against that
Indemnitee, in any manner relating to or arising out of (A) the negotiation, execution, delivery, performance, administration, ownership, or enforcement of any of the Loan Documents; (B) any of the transactions contemplated by the Loan
Documents; (C) any breach by the Borrowers of any material representation, warranty, covenant, or other agreement contained in any of the Loan Documents;
(D) Lender's agreement to make the Loan hereunder; (E) any claim brought by any third party arising out of any condition or occurrence at or pertaining to the
Properties; (F) any design, construction, operation, repair, maintenance, use, non-use or condition of the Properties or Improvements, including claims or penalties arising from violation of any applicable laws or insurance requirements, as well as any claim based on any patent or latent defect, whether or not discoverable by Lender; (G) any performance of any labor or services or the furnishing of any materials or other property in respect of the Properties or any part thereof; (H) any contest referred to in Section 5.3(B) hereof; (I)
any obligation or undertaking relating to the performance or discharge of any of the terms, covenants and conditions of the landlord contained in the Leases; or
(J) the use or intended use of the proceeds of any of the Loan (the foregoing liabilities herein collectively referred to as the "INDEMNIFIED LIABILITIES");
provided that the Borrowers shall not have an obligation to an Indemnitee hereunder with respect to Indemnified Liabilities arising from the fraud, gross negligence or willful misconduct of such Indemnitee as determined by a court of competent jurisdiction. The obligations and liabilities of the Borrowers under this Section 14.2 shall survive the term of the Loan and the exercise by Lender of any of its rights or remedies under the Loan Documents, including the acquisition of the Properties by foreclosure or a conveyance in lieu of foreclosure.

SECTION 14.3 AMENDMENTS AND WAIVERS. Except as otherwise provided herein, no amendment, modification, termination or waiver of any provision of this Loan
Agreement, the Note or any other Loan Document, or consent to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by Lender and any other party to be charged. Each amendment, modification, termination or waiver shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on

                                       85

the Borrowers in any case shall entitle the Borrowers or other Person to any other or further notice or demand in similar or other circumstances.

SECTION 14.4 RETENTION OF THE BORROWERS' DOCUMENTS. Lender may, in accordance with Lender's customary practices, destroy or otherwise dispose of all documents, schedules, invoices or other papers, delivered by the Borrowers to
Lender (other than the Note) unless the Borrowers request in writing that same be returned. Upon such request and at the Borrowers' expense, Lender shall return such papers when Lender's actual or anticipated need for same has terminated.

SECTION 14.5 NOTICES. Unless otherwise specifically provided herein, any notice or other communication required or permitted to be given shall be in writing and addressed to the respective party as set forth below. Notices shall be effective
(i) three (3) days after the date such notice is sent by certified mail, return receipt requested, postage prepaid, (ii) on the next Business Day if sent by a nationally recognized overnight courier service, (iii) on the date of delivery by personal delivery and (iv) on the date of transmission if sent by telefax
(with confirmation sent by certified mail) during business hours on a Business
Day (otherwise on the next Business Day).

Notices shall be addressed as follows:

If to the Borrowers or any Borrower Party:

c/o Global Signal Inc.
301 North Cattlemen Road Suite
300
Sarasota, Florida 34232
Attention: General Counsel
Facsimile: (941) 308-4250

With a copy to:

Sidley Austin Brown & Wood LLP 787
Seventh Avenue New York, New York 10019
Attention: Robert Golub, Esq. Facsimile:
(212) 839-5599

If to Lender:

c/o Global Signal Inc.
301 North Cattlemen Road Suite
300
Sarasota, Florida 34232
Attention: General Counsel
Facsimile: (941) 308-4250

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With a copy to:

LaSalle Bank National Association
135 South LaSalle Street
Chicago, Illinois 60603
Attention: Asset-Backed Securities Trust Services Group -
           Global Signal Trust I, Series 2004-1

Midland Loan Services, Inc.
10851 Mastin, Suite 700
Overland Park, Kansas 66210
Atttention: Global Signal Trust I, Series 2004-1

Sidley Austin Brown & Wood LLP 787
Seventh Avenue New York, New York 10019
Attention: Robert Golub, Esq.
Facsimile: (212) 839-5599

Any party may change the address at which it is to receive notices to another address in the United States at which business is conducted (and not a post-office box or other similar receptacle), by giving notice of such change of address in accordance with the foregoing. This provision shall not invalidate or impose additional requirements for the delivery or effectiveness of any notice
(i) given in accordance with applicable statutes or rules of court, or (ii) by service of process in accordance with applicable law. If there is any assignment or transfer of Lender's interest in the Loan, then the new Lenders may give notice to the parties in accordance with this Section, specifying the addresses at which the new Lenders shall receive notice, and they shall be entitled to notice at such address in accordance with this Section.

SECTION 14.6 SURVIVAL OF WARRANTIES AND CERTAIN AGREEMENTS. All agreements, representations and warranties made herein shall survive the execution and delivery of this Loan Agreement, the making of the Loan hereunder and the execution and delivery of the Note. Notwithstanding anything in this Loan
Agreement or implied by law to the contrary, the agreements of the Borrowers to indemnify or release Lender or Persons related to Lender, or to pay Lender's costs, expenses, or taxes shall survive the payment of the Loan and the termination of this Loan Agreement.

SECTION 14.7 FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of Lender in the exercise of any power, right or privilege hereunder or under the Note or any other Loan Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing under this Loan Agreement, the Note and the other Loan Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available.

                                       87

SECTION 14.8 MARSHALING; PAYMENTS SET ASIDE. Lender shall not be under any obligation to marshal any assets in favor of any Person or against or in payment of any or all of the Obligations. To the extent that any Person makes a payment or payments to Lender, or Lender enforces its remedies or exercises its rights of set off, and such payment or payments or the proceeds of such enforcement or set off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such recovery, the
Obligations or part thereof originally intended to be satisfied, and all Liens, if any, and rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or set off had not occurred.

SECTION 14.9 SEVERABILITY. The invalidity, illegality or unenforceability in any jurisdiction of any provision in or obligation under this Loan Agreement, the
Note or other Loan Documents shall not affect or impair the validity, legality or enforceability of the remaining provisions or obligations under this Loan
Agreement, the Note or other Loan Documents or of such provision or obligation in any other jurisdiction.

SECTION 14.10 HEADINGS. Section and subsection headings in this Loan Agreement are included herein for convenience of reference only and shall not constitute a part of this Loan Agreement for any other purpose or be given any substantive effect.

SECTION 14.11 APPLICABLE LAW. THIS LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS
WERE NEGOTIATED IN THE STATE OF NEW YORK, AND EXECUTED AND DELIVERED IN THE
STATE OF NEW YORK, AND THE PROCEEDS OF THE LOAN WERE DISBURSED FROM NEW YORK,
WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND
TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING,
WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION,
VALIDITY AND PERFORMANCE. THIS LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS AND
THE OBLIGATIONS ARISING HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY AND
CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO
CONTRACTS MADE AND PERFORMED IN THE STATE OF NEW YORK AND ANY APPLICABLE LAWS OF
THE UNITED STATES OF AMERICA EXCEPT THAT AT ALL TIMES THE PROVISIONS FOR THE
CREATION, PERFECTION AND ENFORCEMENT OF THE LIENS AND SECURITY INTERESTS CREATED
PURSUANT TO THE DEED OF TRUST AND THE ASSIGNMENT OF LEASES SHALL BE GOVERNED BY
THE LAWS OF THE STATE WHERE THE PROPERTY IS LOCATED, EXCEPT THAT THE SECURITY
INTERESTS IN ACCOUNT COLLATERAL SHALL BE GOVERNED BY THE LAWS OF THE STATE OF
NEW YORK OR THE STATE WHERE THE SAME IS HELD, AT THE OPTION OF LENDER.

SECTION 14.12 SUCCESSORS AND ASSIGNS. This Loan Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns except that the Borrowers may not assign their rights or obligations hereunder or under any of the other Loan Documents except as expressly provided in Article XI.

                                       88

SECTION 14.13 SOPHISTICATED PARTIES, REASONABLE TERMS, NO FIDUCIARY
RELATIONSHIP. The Borrowers, on behalf of themselves and all Borrower Parties, represent, warrant and acknowledge that (i) they are sophisticated real estate investors, familiar with transactions of this kind, and (ii) they have entered into this Loan Agreement and the other Loan Documents after conducting their own assessment of the alternatives available to them in the market, and after lengthy negotiations in which they have been represented by legal counsel of their choice. The Borrowers, on behalf of themselves and all Borrower Parties, also acknowledge and agree that the rights of Lender under this Loan Agreement and the other Loan Documents are reasonable and appropriate, taking into consideration all of the facts and circumstances including without limitation the quantity of the Loan, the nature of the Properties, and the risks incurred by Lender in this transaction. No provision in this Loan Agreement or in any of the other Loan Documents and no course of dealing between the parties shall be deemed to create (i) any partnership or joint venture between Lender and the
Borrowers or any other Person, or (ii) any fiduciary or similar duty by Lender to the Borrowers or any other Person. The relationship between Lender and the
Borrowers is exclusively the relationship of a creditor and a debtor, and all relationships between Lender and any other Borrower are ancillary to such creditor/debtor relationship.

SECTION 14.14 REASONABLENESS OF DETERMINATIONS. In any instance where any consent, approval, determination or other action by Lender is, pursuant to the
Loan Documents or applicable law, required to be done reasonably or required not to be unreasonably withheld, then Lender's action shall be presumed to be reasonable, and the Borrowers shall bear the burden of proof of showing that the same was not reasonable. In the event that a claim or adjudication is made that
Lender or its agents have acted unreasonably or unreasonably delayed acting in any case where, by law or under this Loan Agreement or the other Loan Documents,
Lender or such agent, as the case may be, has an obligation to act reasonably or promptly, neither Lender nor its agents shall be liable for any monetary damages, and the Borrowers' sole remedy shall be limited to commencing an action seeking injunctive relief or declaratory judgment. Any action or proceeding to determine whether Lender has acted reasonably shall be determined by an action seeking declaratory judgment.

SECTION 14.15 LIMITATION OF LIABILITY. Neither Lender, nor any Affiliate,
officer, director, employee, attorney, or agent of Lender, shall have any liability with respect to, and each of the Borrowers hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, or consequential damages suffered or incurred by the Borrower
Parties in connection with, arising out of, or in any way related to, this Loan
Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Loan Agreement or any of the other Loan Documents, other than the gross negligence or willful misconduct of Lender. Each of the Borrowers hereby waives, releases, and agrees not to sue Lender or any of Lender's
Affiliates, officers, directors, employees, attorneys, or agents for punitive damages in respect of any claim in connection with, arising out of, or in any way related to, this Loan Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Loan Agreement or any of the transactions contemplated hereby, except to the extent the same is caused by the gross negligence or willful misconduct of Lender.

SECTION 14.16 NO DUTY. All attorneys, accountants, appraisers, and other professional Persons and consultants retained by Lender shall have the right to act exclusively in the interest of Lender

                                       89

and shall have no duty of disclosure, duty of loyalty, duty of care, or other duty or obligation of any type or nature whatsoever to any of the Borrowers or
Affiliates thereof, or any other Person.

SECTION 14.17 ENTIRE AGREEMENT. This Loan Agreement, the Note, and the other
Loan Documents referred to herein embody the final, entire agreement among the parties hereto and supersede any and all prior commitments, agreements, representations, and understandings, whether written or oral, relating to the subject matter hereof and may not be contradicted or varied by evidence of prior, contemporaneous, or subsequent oral agreements or discussions of the parties hereto. There are no oral agreements among the parties to the Loan
Documents.

SECTION 14.18 CONSTRUCTION; SUPREMACY OF LOAN AGREEMENT. The Borrowers and
Lender acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Loan Agreement and the other Loan Documents with its legal counsel and that this Loan Agreement and the other Loan Documents shall be construed as if jointly drafted by the
Borrowers and Lender. If any term, condition or provision of this Loan Agreement shall be inconsistent with any term, condition or provision of any other Loan
Document, then this Loan Agreement shall control.

SECTION 14.19 CONSENT TO JURISDICTION. EACH OF THE BORROWERS HEREBY CONSENTS TO
THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF NEW
YORK, STATE OF NEW YORK OR WITHIN THE COUNTY AND STATE IN WHICH THE PROPERTY IS
LOCATED AND IRREVOCABLY AGREES THAT, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF
OR RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS SHALL BE LITIGATED IN
SUCH COURTS. EACH OF THE BORROWERS ACCEPTS FOR ITSELF AND IN CONNECTION WITH THE
PROPERTY, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE
AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY
AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS
AGREEMENT, THE NOTE, SUCH OTHER LOAN DOCUMENTS OR SUCH OBLIGATION. NOTHING
HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY
LAW OR SHALL LIMIT THE RIGHT OF LENDER TO BRING PROCEEDINGS AGAINST ANY BORROWER
IN THE COURTS OF ANY OTHER JURISDICTION.

SECTION 14.20 WAIVER OF JURY TRIAL. EACH OF THE BORROWERS AND LENDER HEREBY
WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION
BASED UPON OR ARISING OUT OF THIS LOAN AGREEMENT, ANY OF THE LOAN DOCUMENTS, OR
ANY DEALINGS BETWEEN ANY BORROWER PARTY AND LENDER RELATING TO THE SUBJECT
MATTER OF THIS LOAN TRANSACTION AND THE LENDER/BORROWER RELATIONSHIP THAT IS
BEING ESTABLISHED. EACH OF THE BORROWER PARTIES AND LENDER ALSO WAIVES ANY BOND
OR SURETY OR SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE
REQUIRED OF IT. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF
ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE

                                       90

TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING WITHOUT LIMITATION,
CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW
AND STATUTORY CLAIMS. EACH OF THE BORROWERS AND LENDER ACKNOWLEDGES THAT THIS
WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO THIS LOAN AGREEMENT, THAT EACH HAS
ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS LOAN AGREEMENT AND THAT EACH
WILL CONTINUE TO RELY ON THE WAIVER IN THE FUTURE. EACH OF THE BORROWERS AND
LENDER FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS
LEGAL COUNSEL, AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL
RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE,
MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER
SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS
TO THIS LOAN AGREEMENT, THE LOAN DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR
AGREEMENT RELATING TO THE LOAN. IN THE EVENT OF LITIGATION, THIS LOAN AGREEMENT
MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

SECTION 14.21 COUNTERPARTS; EFFECTIVENESS. This Loan Agreement and other Loan
Documents and any amendments or supplements thereto may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute but one and the same instrument. This Loan Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto.

SECTION 14.22 SERVICER. Lender shall have the right from time to time to designate and appoint a Servicer and special servicer, and to change or replace any Servicer or special servicer. Provided that the Borrowers have been notified of such Servicer's role, all rights of the Lender hereunder may be exercised by
Servicer on behalf of Lender. Lender shall notify the Borrowers in writing as to the identity of the Servicer and any special servicer.

SECTION 14.23 OBLIGATIONS OF BORROWER PARTIES. The Borrower Parties other than the Borrowers are parties to this Loan Agreement only with regard to the representations, warranties, and covenants specifically applicable to them.

SECTION 14.24 ADDITIONAL INSPECTIONS; REPORTS. Notwithstanding anything contained in this Loan Agreement to the contrary, if for any reason whatsoever
Lender suspects that any conditions exist or may exist at any Property which might have a Material Adverse Effect, Lender shall have the right, at the
Borrowers' sole reasonable cost and expense, to cause such inspections and reports to be prepared and performed with respect to any Property as Lender shall reasonably determine.

SECTION 14.25 CROSS-DEFAULT; CROSS-COLLATERALIZATION; WAIVER OF MARSHALLING OF
ASSETS.

        (A) Each of the Borrowers acknowledges that Lender has made the Loan to each of the Borrowers upon the security of the Properties and the Other Company
Collateral and in

                                       91

reliance upon the aggregate value of the Properties and the Other Company
Collateral taken together being of greater value as collateral security than the sum of each such Property and each of the Borrowers' interests in the Company
Collateral taken separately. Each of the Borrowers agrees that the Deeds of
Trusts and other security agreements given hereunder are and will be cross-collateralized and cross-defaulted with each other so that (i) an Event of
Default shall constitute an Event of Default under each of the Deeds of Trusts and the other security agreements given hereunder which secure the Note; (ii)
each Deed of Trust and the other security agreements given hereunder shall constitute security for the Note as if a single blanket lien were placed on all of the Properties and the Other Company Collateral as security for the Note; and
(iv) such cross-collateralization shall in no event be deemed to constitute a fraudulent conveyance.

        (B) To the fullest extent permitted by law, each of the Borrowers, for itself and its successors and assigns, waives all rights to a marshalling of the assets of each of the Borrowers, each of the Borrower's members and others with interests in each of the Borrowers, and of the Properties and the Other Company
Collateral, or to a sale in inverse order of alienation in the event of foreclosure of all or any of the Deeds of Trusts or the Other Company
Collateral, and agrees not to assert any right under any laws pertaining to the marshalling of assets, the sale in inverse order of alienation, homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Lender under the Loan
Documents to a sale of the Properties and the Other Company Collateral for the
collection of the Loan without any prior or different resort for collection or of the right of Lender to the payment of the Loan out of the net proceeds of the
Properties and the Other Company Collateral in preference to every other claimant whatsoever. In addition, each of the Borrowers, for itself and its successors and assigns, waives in the event of foreclosure of any or all of the
Deeds of Trusts or Other Company Collateral, any equitable right otherwise available to each of the Borrowers which would require the separate sale of the
Properties and the Other Company Collateral or require Lender to exhaust its remedies against any such Properties and the Other Company Collateral or any combination of the Properties and the Other Company Collateral before proceeding against any other Properties and the Other Company Collateral or combination of
Properties and the Other Company Collateral; and further in the event of such foreclosure each of the Borrowers does hereby expressly consent to and authorize, at the option of Lender, the foreclosure and sale either separately or together of any combination of the Properties and the Other Company
Collateral.

                        [signatures follow on next page]

                                       92

            IN WITNESS WHEREOF, THE PARTYES HERETO HAVE DULY EXECUTED AND
DELIVERED THIS LOAN AGREEMENT AS OF THE DATE FYRST WRITTEN ABOVE.

                                    BORROWER:

                                    PINNACLE TOWERS INC.

                                    BY:  /s/ Keith M. Drucker
                                       ----------------------------------
                                       NAME:  Keith M. Drucker
                                            -----------------------------
                                       TITLE: Vice President
                                             ----------------------------

                                    LENDER:

                                    TOWERS FINCO LLC

                                    BY:  /s/ Keith M. Drucker
                                       ----------------------------------
                                       NAME:  Keith M. Drucker
                                            -----------------------------
                                       TITLE: Vice President
                                             ----------------------------

By execution below, Global Signal Inc. agrees to comply with the provisions of
Section 5.25 hereof, but such execution shall not amend or modify the terms of
Article XII hereof, or constitute Global Signal Inc. as a guarantor of the Loan.

                                    GLOBAL SIGNAL INC.

                                    BY:  /s/ Keith M. Drucker
                                       ----------------------------------
                                       NAME: Keith M. Drucker
                                            -----------------------------
                                       TITLE: Authorized Signatory
                                             ----------------------------

                         LIST OF EXHIBITS AND SCHEDULES

Exhibit A              -  Allocated Loan Amount

Exhibit B              -  Amortization Schedule

Exhibit C              -  Core Mortgaged Properties

Exhibit D              -  Additional Pledged Properties

Exhibit E              -  Other Mortgaged Properties

Exhibit F              -  Assumption and Joinder Agreement

Schedule 1             -  Borrowers

Schedule 4.1(C)        -  Organizational Chart for Borrower Parties

Schedule 4.5           -  Condemnation Proceedings

Schedule 4.6           -  Zoning Disputes

Schedule 4.8           -  Property Casualty

Schedule 4.9           -  Litigation

Schedule 4.14          -  ERISA Plans

Schedule 4.19          -  Insurance

Schedule 4.24          -  Collective Bargaining Agreements

Schedule 4.25          -  Ground Leases

Schedule 4.25(A)(vii)  -  Ground Leases With Encumbered Fee Interests

Schedule 4.25(A)(viii) -  Ground Leases Without Required Default Notices to
                          Lender

Schedule 4.25(A)(x)    -  Ground Leases With Terms of Less Than 10 Years Past
                          The Anticipated Repayment Date

Schedule 4.26          -  Easement Properties

Schedule 5.1(A)(iv)    -  Reporting Requirements

                         List of Exhibits and Schedules

                                    EXHIBIT A

                              ALLOCATED LOAN AMOUNT

                                    EXHIBIT B
                              AMORTIZATION SCHEDULE

A payment of principal such that the Principal Amount of the Loan as of each of the Payment Dates listed below shall be equal to the respective "Scheduled
Principal Balance" column:

                              Scheduled Principal                                        Scheduled Principal
Payment Date                  Balance                   Payment Date                     Balance
----------------              -------------------       ------------                     -------------------

                                                        AUGUST 2006                        $398,606,132.77
MARCH 2004                      $417,477,244.12         SEPTEMBER 2006                      397,905,464.66
APRIL 2004                       416,870,931.56         OCTOBER 2006                        397,201,293.20
MAY 2004                         416,261,587.44         NOVEMBER 2006                       396,493,600.89
JUNE 2004                        415,649,196.60         DECEMBER 2006                       395,782,370.11
JULY 2004                        415,033,743.80         JANUARY 2007                        395,067,583.18
AUGUST 2004                      414,415,213.74         FEBRUARY 2007                       394,349,222.32
SEPTEMBER 2004                   413,793,591.03         MARCH 2007                          393,627,269.65
OCTOBER 2004                     413,168,860.21         APRIL 2007                          392,901,707.22
NOVEMBER 2004                    412,541,005.73         MAY 2007                            392,172,516.98
DECEMBER 2004                    411,910,011.98         JUNE 2007                           391,439,680.78
JANUARY 2005                     411,275,863.26         JULY 2007                           390,703,180.40
FEBRUARY 2005                    410,638,543.79         AUGUST 2007                         389,962,997.53
MARCH 2005                       409,998,037.73         SEPTEMBER 2007                      389,219,113.73
APRIL 2005                       409,354,329.14         OCTOBER 2007                        388,471,510.52
MAY 2005                         408,707,402.01         NOVEMBER 2007                       387,720,169.30
JUNE 2005                        408,057,240.24         DECEMBER 2007                       386,965,071.36
JULY 2005                        407,403,827.66         JANUARY 2008                        386,206,197.94
AUGUST 2005                      406,747,148.02         FEBRUARY 2008                       385,443,530.15
SEPTEMBER 2005                   406,087,184.98         MARCH 2008                          384,677,049.02
OCTOBER 2005                     405,423,922.12         APRIL 2008                          383,906,735.49
NOVEMBER 2005                    404,757,342.95         MAY 2008                            383,132,570.38
DECEMBER 2005                    404,087,430.89         JUNE 2008                           382,354,534.46
JANUARY 2006                     403,414,169.26         JULY 2008                           381,572,608.35
FEBRUARY 2006                    402,737,541.33         AUGUST 2008                         380,786,772.61
MARCH 2006                       402,057,530.25         SEPTEMBER 2008                      379,997,007.69
APRIL 2006                       401,374,119.13         OCTOBER 2008                        379,203,293.95
MAY 2006                         400,687,290.94         NOVEMBER 2008                       378,405,611.64
JUNE 2006                        399,997,028.62         DECEMBER 2008                       377,603,940.92
JULY 2006                        399,303,314.98         JANUARY 2009                        376,798,261.84

                                    Exhibit B

                                    EXHIBIT C

                            CORE MORTGAGED PROPERTIES

                                    Exhibit C

                                    EXHIBIT D

                         ADDITIONAL PLEDGED PROPERTIES*

----------

* Include designation as Managed Properties.

                                   Exhibit D

                                    EXHIBIT E

                           OTHER MORTGAGED PROPERTIES

                                    Exhibit E

                                    EXHIBIT F

                        ASSUMPTION AND JOINDER AGREEMENT

        The entities signatory hereto (individually, an "ADDITIONAL BORROWER", and collectively, the "ADDITIONAL BORROWERS"), hereby agree with TOWERS FINCO
LLC, its successors and assigns ("LENDER") under the Amended and Restated Loan and Security Agreement dated as of the date hereof (the "LOAN AGREEMENT"), between PINNACLE TOWERS INC., a Delaware corporation ("EXISTING BORROWER") and
Lender as follows:

                 WHEREAS, the Existing Borrower entered into the Loan Agreement with Lender pursuant to the terms of which the Lender advanced, or will advance, the Loan to the Existing Borrower;

                 WHEREAS, Pursuant to Section 2.3 of the Loan Agreement, the
Existing Borrower may elect to include additional borrowers under the Loan
Agreement and to amend SCHEDULE 1 to reflect the addition of the Additional
Borrowers as Borrowers under the Loan Agreement and the other Loan Documents, the assumption of the Existing Borrower's obligations under the Loan Agreement by the Additional Borrowers, and the joint and several liability of the Existing
Borrower and the Additional Borrowers under the Note.

                 WHEREAS, the Additional Borrowers, the Existing Borrower and
Lender intend these recitals to be a material part of this Agreement;

                 WHEREAS, all things necessary to make this Agreement the valid and legally binding obligation of the Additional Borrowers and the Existing
Borrower in accordance with its terms, for the uses and purposes herein set forth, have been done and performed.

                 NOW THEREFORE, to evidence and secure the payment of the
principal of, and interest on the indebtedness under the Loan Agreement and all other obligations, liabilities or sums due or to become due pursuant to the Loan
Documents, the assumption of the Exiting Borrower's obligations under the Loan
Agreement by the Additional Borrowers, and the joint and several liability of the Existing Borrower and the Additional Borrowers, Lender, the Additional
Borrowers, and the Existing Borrower have executed and delivered this Agreement, and the Additional Borrowers, the Existing Borrower and Lender by these presents and by the execution and delivery hereof do hereby irrevocably agree as follows:

        The Existing Borrower and the Additional Borrowers hereby agree and confirm that they (a) have joined as party to the Loan Agreement and are jointly and severally liable under the Note delivered in connection with the Loan
Agreement and undertake to perform all the obligations expressed therein, respectively, of a "Borrower" thereunder; (b) agree to be bound by all of the provisions of the Loan Agreement and the other Loan Documents as if they had been an original party to such agreements; (c) confirm that the representations and warranties set forth in the Loan Agreement and the other Loan Documents are true and correct in all material respects as of the date of this Agreement; and
(d) have received and reviewed copies of each of the Loan Agreement and the other Loan Documents.

                                    Exhibit F

        For purposes of notices under the Loan Agreement and the other Loan
Documents the address for each of the Additional Borrowers is as follows:

                  c/o Global Signal Inc.
                 301 North Cattlemen Road
                 Suite 300
                 Sarasota, Florida 34232
                 Attention: General Counsel
                 Facsimile: (941) 308-4250

                 With a copy to:

                 Sidley Austin Brown & Wood LLP
                 787 Seventh Avenue
                 New York, New York 10019
                 Attention: Robert Golub, Esq.
                 Facsimile: (212) 839-5599

        This shall be governed by and construed in accordance with the laws of the State of New York. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Loan Agreement.

                                    Exhibit F

        IN WITNESS WHEREOF this Agreement was executed and delivered as of the
5th day of February, 2004.

                                    ADDITIONAL BORROWERS:

                                    PINNACLE TOWERS III INC.
                                    PINNACLE TOWERS V INC.
                                    COVERAGE PLUS ANTENNA SYSTEMS, INC.
                                    HIGH POINT MANAGEMENT CO., INC.
                                    INTERSTATE TOWER COMMUNICATIONS, INC.
                                    INTRACOASTAL CITY TOWERS, INC.
                                    RADIO STATION WGLD, INC.
                                    SHAFFER & ASSOCIATES, INC.
                                    SIERRA TOWERS, INC. TOWER SYSTEMS, INC.
                                    TOWER TECHNOLOGY CORPORATION OF JACKSONVILLE

                                    By:
                                        ------------------------------------
                                    Name:
                                          ----------------------------------
                                    Title:
                                           ---------------------------------

                                    AIRCOMM OF AVON, L.L.C. ICB TOWERS, LLC

                                    By:
                                        ------------------------------------
                                    Name:
                                          ----------------------------------
                                    Title:
                                           ---------------------------------

                                    EXISTING BORROWER: PINNACLE TOWERS INC.

                                    By:
                                        ------------------------------------
                                    Name:
                                          ----------------------------------
                                    Title:
                                           ---------------------------------

                                    Exhibit F

                                    LENDER:

                                    TOWERS FINCO LLC

                                    By:
                                        ------------------------------------
                                    Name:
                                          ----------------------------------
                                    Title:
                                           ---------------------------------

                                    Exhibit F

                                   SCHEDULE 1

                                   BORROWERS

                              PINNACLE TOWERS INC.

                                   Schedule 1

                                                       SCHEDULE 4.1(C)

                                            ORGANIZATIONAL CHART FOR BORROWER PARTIES

                                                      [GRAPHIC OMITTED]

   ------------------------
   |    Global Signal     |
   |   Holdings II LLC    |
   |                      |
   ------------------------

   ------------------------
   | Pinnacle Towers Inc. |
   |                      |
   |                      |
   ------------------------
               |
               |
   ---------------------------------------------------------------------------------------------------------------
   |           |                         |                       |                       |                       |
   |           |                         |                       |                       |                       |
   |  ---------------------     -------------------     -------------------     -------------------     ---------------------
   |  | Intracoastal City |     |  Radio Station  |     |   ICB Towers,   |     |  Tower Systems, |     |  Pinnacle Towers  |
   |  |   Towers, Inc.    |     |    WGLD, Inc.   |     |       LLC       |     |       Inc.      |     |      III Inc.     |
   |  |                   |     |                 |     |                 |     |                 |     |                   |
   |  ---------------------     -------------------     -------------------     -------------------     ---------------------
   |                                                                                                            |
   |                                                                                                            |
   -------------------------------------------------------------------------------                              |
   |               |                             |                               |                              |
   |               |                             |                               |                              |
   |      -------------------          --------------------         ---------------------------      ---------------------
   |      |   Aircomm of    |          |    High Point    |         |  Coverage Plus Antenna  |      |  Pinnacle Towers  |
   |      |  Avon, L.L.C.   |          |  Management Co., |         |      Systems, Inc.      |      |       V Inc.      |
   |      |                 |          |       Inc.       |         |                         |      |                   |
   |      -------------------          --------------------         ---------------------------      ---------------------
   |                                                                                                            |
   |                                                                                                            |
   -------------------------------------------------                              -------------------------------
                   |                               |                              |                             |
                   |                               |                              |                             |
        ------------------------   ---------------------------------    ---------------------         --------------------
        |   Interstate Tower   |   |       Tower Technology        |    |      Shaffer &    |         |  Sierra Towers,  |
        | Communications, Inc. |   |  Corporation of Jacksonville  |    |  Associates, Inc. |         |       Inc.       |
        |                      |   |                               |    |                   |         |                  |
        ------------------------   ---------------------------------    ---------------------         --------------------

                                                         Schedule 4.1(C)

                                  SCHEDULE 4.5

                            CONDEMNATION PROCEEDINGS

Tower No. 0324-006 / 007 Oldsmar, FL.  Condemnation has been indicated by
Hillsborough County. County is in planning phase to widen the public right-of-way leading to Pinnacle Towers' access road; proposed plan will not affect tower operation.

                                  Schedule 4.5

                                  SCHEDULE 4.6

                                 ZONING DISPUTES

Tower No. 0352-001 Eldorado Mountain, CO.  Jefferson County filed suit in state court claiming Pinnacle Towers is in violation of its Special Use Permit regarding three (3) of its antennas on the site. Pinnacle Towers has over one hundred (100) antennas on the site. Pinnacle Towers has removed the matter to
Federal court.

                                  Schedule 4.6

                                  SCHEDULE 4.8

                                PROPERTY CASUALTY

        The tower located on property No. 0400-107, located in Orlando, Florida, was knocked over in a construction incident by employees or agents of the Ground
Lessor of such Property. Replacement of the tower has been commenced.

                                  Schedule 4.8

                                  SCHEDULE 4.9

                                   LITIGATION

                                      None

                                  Schedule 4.9

                                 SCHEDULE 4.14

                                   ERISA PLANS

                                      None

                                  Schedule 4.14

                                  SCHEDULE 4.19

                                    INSURANCE

                                  Schedule 4.19

                                  SCHEDULE 4.24

                        COLLECTIVE BARGAINING AGREEMENTS

                                      None

                                  Schedule 4.24

                                  SCHEDULE 4.25

                                 GROUND LEASES

                                  Schedule 4.25

                              SCHEDULE 4.25(A)(VII)

                   GROUND LEASES WITH ENCUMBERED FEE INTERESTS

                              Schedule 4.25(A)(vii)

                             SCHEDULE 4.25(A)(VIII)

                         GROUND LEASES WITHOUT REQUIRED
                            DEFAULT NOTICES TO LENDER

                             Schedule 4.25(A)(viii)

                               SCHEDULE 4.25(A)(X)

                 GROUND LEASES WITH TERMS OF LESS THAN 10 YEARS
                       PAST THE ANTICIPATED REPAYMENT DATE

                               Schedule 4.25(A)(x)

                                  SCHEDULE 4.26

                               EASEMENT PROPERTIES

                                  Schedule 4.26

                               SCHEDULE 5.1(A)(IV)

                             REPORTING REQUIREMENTS

                               Schedule 5.1(A)(iv)